                                                                  EXECUTION COPY

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                RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                             BANKERS TRUST COMPANY,

                                     Trustee


                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 1996


                       Mortgage Pass-Through Certificates

                                 Series 1996-S19

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                                TABLE OF CONTENTS

                                                                                          Page

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.01.        Definitions...................................................  3
                       Accrued Certificate Interest........................................  3
                       Adjusted Mortgage Rate..............................................  4
                       Advance.............................................................  4
                       Affiliate...........................................................  4
                       Agreement...........................................................  4
                       Amount Held for Future Distribution.................................  4
                       Appraised Value.....................................................  4
                       Assignment..........................................................  4
                       Assignment Agreement................................................  5
                       Assignment of Proprietary Lease.....................................  5
                       Available Distribution Amount.......................................  5
                       Bankruptcy Amount...................................................  5
                       Bankruptcy Code.....................................................  5
                       Bankruptcy Loss.....................................................  6
                       Book-Entry Certificate..............................................  6
                       Business Day........................................................  6
                       Buydown Funds.......................................................  6
                       Buydown Mortgage Loan...............................................  6
                       Cash Liquidation....................................................  6
                       Certificate.........................................................  6
                       Certificate Account.................................................  6
                       Certificate Account Deposit Date....................................  7
                       Certificateholder or Holder.........................................  7
                       Certificate Owner...................................................  7
                       Certificate Principal Balance.......................................  7
                       Certificate Register and Certificate
                       Registrar...........................................................  8
                       Class...............................................................  8
                       Class A Certificate.................................................  8
                       Class A-4 Collection Shortfall......................................  9
                       Class A-4 Principal Distribution Amount.............................  9
                       Class B Certificate.................................................  9
                       Class B Percentage..................................................  9
                       Class B-1 Percentage................................................  9
                       Class B-1 Prepayment Distribution Trigger...........................  9
                       Class B-2 Percentage................................................  9
                       Class B-2 Prepayment Distribution Trigger...........................  9


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

                                                                                          Page

                       Class B-3 Percentage................................................ 10
                       Class B-3 Prepayment Distribution Trigger........................... 10
                       Class M Certificate................................................. 10
                       Class M Percentage.................................................. 10
                       Class M-1 Percentage................................................ 10
                       Class M-2 Percentage................................................ 10
                       Class M-2 Prepayment Distribution Trigger........................... 10
                       Class M-3 Percentage................................................ 11
                       Class M-3 Prepayment Distribution Trigger........................... 11
                       Class R Certificate................................................. 11
                       Closing Date........................................................ 11
                       Code................................................................ 11
                       Compensating Interest............................................... 11
                       Cooperative......................................................... 11
                       Cooperative Apartment............................................... 12
                       Cooperative Lease................................................... 12
                       Cooperative Loans................................................... 12
                       Cooperative Stock................................................... 12
                       Cooperative Stock Certificate....................................... 12
                       Corporate Trust Office.............................................. 12
                       Credit Support Depletion Date....................................... 12
                       Curtailment......................................................... 12
                       Custodial Account................................................... 12
                       Custodial Agreement................................................. 13
                       Custodian........................................................... 13
                       Cut-off Date........................................................ 13
                       Cut-off Date Principal Balance...................................... 13
                       Debt Service Reduction.............................................. 13
                       Deficient Valuation................................................. 13
                       Definitive Certificate.............................................. 13
                       Deleted Mortgage Loan............................................... 13
                       Depository.......................................................... 13
                       Depository Participant.............................................. 13
                       Destroyed Mortgage Note............................................. 14
                       Determination Date.................................................. 14
                       Discount Fraction................................................... 14
                       Discount Mortgage Loan.............................................. 14
                       Disqualified Organization........................................... 14
                       Distribution Date................................................... 14
                       Due Date............................................................ 15
                       Due Period.......................................................... 15
                       Eligible Account.................................................... 15
                       Eligible Funds...................................................... 15

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
                                                                                          Page

                       Event of Default.................................................... 16
                       Excess Bankruptcy Loss.............................................. 16
                       Excess Fraud Loss................................................... 16
                       Excess Special Hazard Loss.......................................... 16
                       Excess Spread....................................................... 16
                       Excess Subordinate Principal Amount................................. 16
                       Extraordinary Events................................................ 16
                       Extraordinary Losses................................................ 17
                       FDIC................................................................ 17
                       FHLMC............................................................... 17
                       Final Distribution Date............................................. 17
                       Fitch............................................................... 17
                       FNMA................................................................ 17
                       Foreclosure Profits................................................. 18
                       Fraud Loss Amount................................................... 18
                       Fraud Losses........................................................ 18
                       Independent......................................................... 18
                       Initial Certificate Principal Balance............................... 19
                       Initial Monthly Payment Fund........................................ 19
                       Insurance Proceeds.................................................. 19
                       Insurer............................................................. 19
                       Late Collections.................................................... 19
                       Liquidation Proceeds................................................ 19
                       Loan-to-Value Ratio................................................. 19
                       Lockout Distribution Percentage..................................... 19
                       Maturity Date....................................................... 20
                       Monthly Payment..................................................... 20
                       Moody's............................................................. 20
                       Mortgage............................................................ 20
                       Mortgage File....................................................... 20
                       Mortgage Loan Schedule.............................................. 20
                       Mortgage Loans...................................................... 21
                       Mortgage Note....................................................... 21
                       Mortgage Rate....................................................... 21
                       Mortgaged Property.................................................. 21
                       Mortgagor........................................................... 22
                       Net Mortgage Rate................................................... 22
                       Non-Discount Mortgage Loan.......................................... 22
                       Non-Primary Residence Loans......................................... 22
                       Non-United States Person............................................ 22
                       Nonrecoverable Advance.............................................. 22
                       Nonsubserviced Mortgage Loan........................................ 22
                       Notional Amount..................................................... 22

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

                                                                                          Page

                       Officers' Certificate............................................... 22
                       Opinion of Counsel.................................................. 22
                       Original Senior Percentage.......................................... 22
                       Outstanding Mortgage Loan........................................... 23
                       Owner or Holder..................................................... 23
                       Ownership Interest.................................................. 23
                       Pass-Through Rate................................................... 23
                       Paying Agent........................................................ 23
                       Percentage Interest................................................. 24
                       Permitted Investments............................................... 24
                       Permitted Transferee................................................ 25
                       Person.............................................................. 25
                       Pool Stated Principal Balance....................................... 25
                       Prepayment Assumption............................................... 25
                       Prepayment Distribution Percentage.................................. 26
                       Prepayment Distribution Trigger..................................... 27
                       Prepayment Interest Shortfall....................................... 27
                       Prepayment Period................................................... 27
                       Primary Insurance Policy............................................ 27
                       Principal Prepayment................................................ 28
                       Principal Prepayment in Full........................................ 28
                       Program Guide....................................................... 28
                       Purchase Price...................................................... 28
                       Qualified Substitute Mortgage Loan.................................. 28
                       Rating Agency....................................................... 29
                       Realized Loss....................................................... 29
                       Record Date......................................................... 29
                       Regular Certificate................................................. 30
                       REMIC............................................................... 30
                       REMIC Administrator................................................. 30
                       REMIC Provisions.................................................... 30
                       REO Acquisition..................................................... 30
                       REO Disposition..................................................... 30
                       REO Imputed Interest................................................ 30
                       REO Proceeds........................................................ 30
                       REO Property........................................................ 30
                       Request for Release................................................. 31
                       Required Insurance Policy........................................... 31
                       Residential Funding................................................. 31
                       Responsible Officer................................................. 31
                       Schedule of Discount Fractions...................................... 31
                       Security Agreement.................................................. 31
                       Seller.............................................................. 31

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

                                                                                          Page
                       Seller's Agreement.................................................. 31
                       Senior Accelerated Distribution Percentage.......................... 31
                       Senior Certificates................................................. 33
                       Senior Percentage................................................... 33
                       Senior Principal Distribution Amount................................ 33
                       Servicing Accounts.................................................. 33
                       Servicing Advances.................................................. 33
                       Servicing Fee....................................................... 33
                       Servicing Officer................................................... 33
                       Special Hazard Amount............................................... 34
                       Special Hazard Loss................................................. 34
                       Spread Rate......................................................... 35
                       Standard & Poor's................................................... 35
                       Stated Principal Balance............................................ 35
                       Subordinate Percentage.............................................. 35
                       Subordinate Principal Distribution Amount........................... 35
                       Subserviced Mortgage Loan........................................... 36
                       Subservicer......................................................... 36
                       Subservicer Advance................................................. 36
                       Subservicing Account................................................ 36
                       Subservicing Agreement.............................................. 36
                       Subservicing Fee.................................................... 36
                       Tax Returns......................................................... 36
                       Transfer............................................................ 37
                       Transferee.......................................................... 37
                       Transferor.......................................................... 37
                       Trust Fund.......................................................... 37
                       Uncertificated REMIC Regular Interests.............................. 37
                       Uniform Single Attestation Program for
                       Mortgage Bankers:................................................... 37
                       Uninsured Cause..................................................... 37
                       United States Person................................................ 38
                       Variable Strip Certificates......................................... 38
                       Voting Rights....................................................... 38

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
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


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

        Section 2.01.        Conveyance of Mortgage Loans.................................. 39
        Section 2.02.        Acceptance by Trustee......................................... 44
        Section 2.03.        Representations, Warranties and
                             Covenants of the Master Servicer and the
                             Company....................................................... 46
        Section 2.04.        Representations and Warranties of
                             Sellers....................................................... 50
        Section 2.05.        Execution and Authentication of
                             Certificates.................................................. 53

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

        Section 3.01.        Master Servicer to Act as Servicer............................ 54
        Section 3.02.        Subservicing Agreements Between Master
                             Servicer and Subservicers; Enforcement
                             of Subservicers' and Sellers'
                             Obligations................................................... 55
        Section 3.03.        Successor Subservicers........................................ 56
        Section 3.04.        Liability of the Master Servicer.............................. 57
        Section 3.05.        No Contractual Relationship Between
                             Subservicer and Trustee or
                             Certificateholders or the Owner of the
                             Excess Spread................................................. 57
        Section 3.06.        Assumption or Termination of
                             Subservicing Agreements by Trustee............................ 58
        Section 3.07.        Collection of Certain Mortgage Loan
                             Payments; Deposits to
                             Custodial Account............................................. 58
        Section 3.08.        Subservicing Accounts; Servicing
                             Accounts...................................................... 61
        Section 3.09.        Access to Certain Documentation and
                             Information Regarding the Mortgage
                             Loans......................................................... 62


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
        Section 3.10.        Permitted Withdrawals from the
                             Custodial Account............................................. 63
        Section 3.11.        Maintenance of the Primary Insurance
                             Policies; Collections Thereunder.............................. 65
        Section 3.12.        Maintenance of Fire Insurance and
                             Omissions and Fidelity Coverage............................... 66
        Section 3.13.        Enforcement of Due-on-Sale Clauses;
                             Assumption and Modification Agreements;
                             Certain Assignments........................................... 68
        Section 3.14.        Realization Upon Defaulted Mortgage
                             Loans......................................................... 70
        Section 3.15.        Trustee to Cooperate;
                             Release of Mortgage Files..................................... 73
        Section 3.16.        Servicing and Other Compensation;
                             Compensating Interest......................................... 74
        Section 3.17.        Reports to the Trustee and the Company........................ 76
        Section 3.18.        Annual Statement as to Compliance............................. 76
        Section 3.19.        Annual Independent Public Accountants'
                             Servicing Report.............................................. 76
        Section 3.20.        Rights of the Company in Respect
                             of the Master Servicer........................................ 77
        Section 3.21.        Administration of Buydown Funds............................... 78

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

        Section 4.01.        Certificate Account........................................... 79
        Section 4.02.        Distributions................................................. 79
        Section 4.03.        Statements to Certificateholders and the
                             Owner of the Excess Spread.................................... 89
        Section 4.04.        Distribution of Reports to the
                             Trustee and the Company; Advances
                             by the Master Servicer........................................ 92
        Section 4.05.        Allocation of Realized Losses................................. 94
        Section 4.06.        Reports of Foreclosures and Abandonment
                             of Mortgaged Property......................................... 95
        Section 4.07.        Optional Purchase of Defaulted Mortgage
                             Loans......................................................... 95

                                    ARTICLE V

                       THE CERTIFICATES AND EXCESS SPREAD



                                          vii


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

                                                                                          Page

        Section 5.01.        The Certificates.............................................. 97
        Section 5.02.        Registration of Transfer and Exchange of
                             Certificates and Restrictions on
                             Transfer of Excess Spread..................................... 99
        Section 5.03.        Mutilated, Destroyed, Lost or Stolen
                             Certificates..................................................105
        Section 5.04.        Persons Deemed Owners.........................................105
        Section 5.05.        Appointment of Paying Agent...................................106
        Section 5.06.        Optional Purchase of Certificates.............................106

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

        Section 6.01.        Respective Liabilities of the Company
                             and the Master Servicer.......................................109
        Section 6.02.        Merger or Consolidation of the
                             Company or the Master Servicer;
                             Assignment of Rights and Delegation
                             of Duties by Master Servicer..................................109
        Section 6.03.        Limitation on Liability of the Company,
                             the Master Servicer and Others................................110
        Section 6.04.        Company and Master
                             Servicer Not to Resign........................................111

                                   ARTICLE VII

                                     DEFAULT

        Section 7.01.        Events of Default.............................................112
        Section 7.02.        Trustee or Company to Act; Appointment
                             of Successor..................................................114
        Section 7.03.        Notification to Certificateholders............................115
        Section 7.04.        Waiver of Events of Default...................................115

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

        Section 8.01.        Duties of Trustee.............................................117
        Section 8.02.        Certain Matters Affecting the Trustee.........................119


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

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
        Section 8.03.        Trustee Not Liable for Certificates or
                             Mortgage Loans................................................121
        Section 8.04.        Trustee May Own Certificates..................................121
        Section 8.05.        Master Servicer to Pay Trustee's Fees
                             and Expenses; Indemnification.................................121
        Section 8.06.        Eligibility Requirements for Trustee..........................122
        Section 8.07.        Resignation and Removal of the Trustee........................123
        Section 8.08.        Successor Trustee.............................................124
        Section 8.09.        Merger or Consolidation of Trustee............................124
        Section 8.10.        Appointment of Co-Trustee or Separate
                             Trustee.......................................................125
        Section 8.11.        Appointment of Custodians.....................................126
        Section 8.12.        Appointment of Office or Agency...............................126

                                   ARTICLE IX

                                   TERMINATION

        Section 9.01.        Termination Upon Purchase by the Master
                             Servicer or the Company or
                             Liquidation of All Mortgage Loans.............................127
        Section 9.02.        Additional Termination Requirements...........................130

                                       ix

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

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

                                    ARTICLE X

                                REMIC PROVISIONS

        Section 10.01  REMIC Administration................................................131
        Section 10.02. Master Servicer, REMIC Administrator and
               Trustee Indemnification.....................................................135

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

        Section 11.01.       Amendment.....................................................136
        Section 11.02.       Recordation of Agreement; Counterparts........................139
        Section 11.03.       Limitation on Rights
                             of Certificateholders.........................................139
        Section 11.04.       Governing Law.................................................140
        Section 11.05.       Notices.......................................................140
        Section 11.06.       Notices to Rating Agency......................................141
        Section 11.07.       Severability of Provisions....................................142
        Section 11.08.       Supplemental Provisions for
               Resecuritization............................................................142


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                                           EXHIBITS

Exhibit A:             Form of Class A Certificate
Exhibit B:             Form of Class M Certificate
Exhibit C:             Form of Class B Certificate
Exhibit D:             Form of Class R Certificate
Exhibit E:             Form of Custodial Agreement
Exhibit F:             Mortgage Loan Schedule
Exhibit G:             Form of Seller/Servicer Contract
Exhibit H:             Forms of Request for Release
Exhibit I-1:           Form of Transfer Affidavit and Agreement
Exhibit I-2:           Form of Transferor Certificate
Exhibit J:             Form of Investor Representation Letter
Exhibit K:             Form of Transferor Representation Letter
Exhibit L:             Form of Rule 144A Investment Representation
                       Letter
Exhibit M:             Text of Amendment to Pooling and Servicing
                       Agreement Pursuant to Section 11.01(e) for a
                       Limited Guaranty
Exhibit N:             Form of Limited Guaranty
Exhibit O:             Form of Lender Certification for Assignment of
                       Mortgage Loan
Exhibit P:             Schedule of Discount Fractions



                                       xi


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        This is a Pooling and Servicing Agreement, dated as of September 1,
1996, among RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and BANKERS TRUST COMPANY, as Trustee (together with its permitted successors and assigns, the "Trustee"),

                             PRELIMINARY STATEMENT:

        The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Master Servicer will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund herein and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as a "REMIC." The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC Regular Interests (as defined herein), the rights in and to which will initially be represented by the Excess Spread (as defined herein), will be "regular interests" in the REMIC, and the Class R Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.

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        The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates issued on the Closing Date comprising the interests in the Trust Fund created hereunder.

                                               Aggregate Initial
                                                 Certificate                                                       Initial Ratings
                               Pass-Through        Principal                                     Maturity          ---------------
Designation        Type            Rate            Balance                Features                 Date             S&P      Fitch
-----------        ----        ------------    -----------------  ------------------------      ----------         -----    --------
Class A-1         Senior           7.50%         $69,926,000.00            Senior            September 25, 2011     AAA       AAA
Class A-2         Senior           7.50%         $19,855,000.00            Senior            September 25, 2011     AAA       AAA
Class A-3         Senior           7.50%         $10,475,000.00   Prepayment Lockout/Senior  September 25, 2011     AAA       AAA
Class A-4         Senior           0.00%          $1,157,046.74     Principal Only/Senior    September 25, 2011     AAA       AAA
Class R           Senior           7.50%                $100.00           Residual           September 25, 2011     AAA       AAA
Class M-1       Mezzanine          7.50%          $1,310,400.00           Mezzanine          September 25, 2011     N/A       AA
Class M-2       Mezzanine          7.50%            $786,200.00           Mezzanine          September 25, 2011     N/A        A
Class M-3       Mezzanine          7.50%            $524,200.00           Mezzanine          September 25, 2011     N/A       BBB
Class B-1      Subordinate         7.50%            $314,500.00          Subordinate         September 25, 2011     N/A       BB
Class B-2      Subordinate         7.50%            $209,800.00          Subordinate         September 25, 2011     N/A        B
Class B-3      Subordinate         7.50%            $262,361.78          Subordinate         September 25, 2011     N/A       N/A


        The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $104,820,608.52. The Mortgage Loans are fixed-rate mortgage loans having terms to maturity at origination or modification of not more than 15 years.

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        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.01.       Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accrued Certificate Interest: With respect to each Distribution Date, as to any Class A Certificate (other than the Class A-4 Certificates), any Class M Certificate, any Class B Certificate or any Class R Certificate, one month's interest accrued at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to any Variable Strip Certificates, one month's interest at the related Pass- Through Rate on the Notional Amount thereof. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01), (ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended,

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



or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates and to the Excess Spread in proportion to their respective amounts of Accrued Certificate Interest and the amount of Excess Spread payable on such Distribution Date which would have resulted absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

        Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

        Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03 or 2.04 and Mortgage Loan substitutions made pursuant to
Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding

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month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

        Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

        Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged

Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated as of September 27, 1996, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

        Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

        Available Distribution Amount: As to any Distribution Date, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Custodial Account pursuant to
Section 3.12(a) and (iv) any amount deposited in the Certificate Account pursuant to Section

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


4.07, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits, (x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a).

        Bankruptcy Amount: As of any date of determination, an amount equal to the excess, if any, of (A) $100,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05.

        The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

        Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

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

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Minnesota, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

        Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

        Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

        Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

        Certificate: Any Class A Certificate, Class M Certificate, Class B Certificate or Class R Certificate.

        Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "Bankers Trust Company, as trustee, in trust for the registered holders of Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates and the Owner of the Excess Spread, Series 1996-S19" and which must be an Eligible Account.

        Certificate Account Deposit Date:  As to any Distribution
Date, the Business Day prior thereto.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes

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

hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

        Certificate Principal Balance: With respect to each Class A Certificate (other than any Variable Strip Certificates) and Class R Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance or amount thereof pursuant to Section 4.02(a) and
(y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05. With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all

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


reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate of those Class M Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class B Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that the Certificate Principal Balance of each Class B Certificate of those Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. The Variable Strip Certificates will have no Certificate Principal Balance.

        Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

        Class: Collectively, all of the Certificates bearing the same designation.

        Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate

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

evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions and, on and after the date of issuance of any Variable Strip Certificates pursuant to Section 5.01(c), such Variable Strip Certificates evidencing the related specified Uncertificated REMIC Regular Interests, in each case executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A.


        Class A-4 Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

        Class A-4 Principal Distribution Amount: As defined in Section
4.02(b)(i).

        Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates or Class B-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

        Class B Percentage: The Class B-1 Percentage, Class B-2 Percentage and Class B-3 Percentage.

        Class B-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Class B-1 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.75%.

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

        Class B-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Class B-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.45%.

        Class B-3 Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Class B-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.25%.

        Class M Certificate: Any one of the Class M-1 Certificates, Class M-2 Certificates or Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

        Class M Percentage: The Class M-1 Percentage, Class M-2 Percentage and Class M-3 Percentage.

        Class M-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Class M-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Class M-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 2.00%.

        Class M-3 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Class M-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage

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

Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.25%.

        Class R Certificate: Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.

        Closing Date:  September 27, 1996.

        Code:  The Internal Revenue Code of 1986.

        Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to
Section 7.02 except as may be required pursuant to the last sentence of such Section.

        Cooperative: A private, cooperative housing corporation organized under the laws of, and headquartered in, the State of New York which owns or leases land and all or part of a building or buildings located in the State of New York, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

        Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

        Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers

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

an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

        Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

        Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

        Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

        Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at Four Albany Street, New York, New York 10006,
Attention: Residential Funding Corporation Series 1996-S19.

        Credit Support Depletion Date: The first Distribution Date on which the Senior Percentage equals 100%.

        Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

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

        Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

        Custodian: A custodian appointed pursuant to a Custodial Agreement.

        Cut-off Date:  September 1, 1996.

        Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

        Definitive Certificate: Any definitive, fully registered Certificate.

        Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

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

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

        Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

        Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

        Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 7.50% minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is 7.50%. The Discount Fraction with respect to each Discount Mortgage Loan is set forth on Exhibit P attached hereto.

        Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than 7.50% per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

        Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the

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

Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

        Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

        Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

        Due Period: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

        Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago, as long as its short term debt

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

obligations are rated P-1 (or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of Bankers Trust Company, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

        Eligible Funds: On any Distribution Date means the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Class A and Class R Certificates and the Excess Spread, (ii) the Senior Principal Distribution Amount (determined without regard to Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-4 Principal Distribution Amount (determined without regard to
Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

        Event of Default:  As defined in Section 7.01.

        Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

        Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

        Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

        Excess Spread: With respect to any Distribution Date, the aggregate of one month's interest on the Stated Principal Balance of each Mortgage Loan with respect to which the Company has not on or prior to such Distribution Date issued a class of Variable Strip Certificates representing ownership of the related Uncertificated REMIC Regular Interest, at the applicable Spread Rate with respect to such Mortgage Loan, calculated on the basis of a 360-day year consisting of twelve 30-day months. Excess

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

Spread on any Distribution Date will be reduced by the interest shortfalls described in clauses (i) through (iv) of the fourth sentence of the definition of Accrued Certificate Interest, to the extent allocated thereto pursuant to the provisions of such definition.

        Excess Subordinate Principal Amount: With respect to any Distribution Date on which the Certificate Principal Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date, as reduced by any such amount that is included in Section 4.02(b)(i)(E) hereof.

        Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

                (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

                (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                (c) hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack:

                       1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

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

                       2.   by military, naval or air forces; or

                       3. by an agent of any such government, power, authority or forces;

                (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

                (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

        Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

        FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

        FDIC: Federal Deposit Insurance Corporation or any successor thereto.

        FHLMC: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

        Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section
9.01 which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.03.

        Fitch: Fitch Investors Service, L.P. or its successor in interest.

        FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

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

        Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

        Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (Y) prior to the third anniversary of the Cut-off Date an amount equal to 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination and (Z) from the third to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

        The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

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

        Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

        Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

        Initial Monthly Payment Fund: As defined in Section 2.01(f).

        Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

        Insurer: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

        Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power

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

of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

        Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Lockout Distribution Percentage: As of any Distribution Date occurring prior to the Distribution Date in October 2001, 0%. As of any Distribution Date occurring after the first five years following the Closing Date as follows: for any Distribution Date during the sixth year after the Closing Date, 30%; for any Distribution Date during the seventh year after the Closing Date, 40%; for any Distribution Date during the eighth year after the Closing Date, 60%; for any Distribution Date during the ninth year after the Closing Date, 80%; and for any Distribution Date thereafter, 100%.

        Maturity Date: The latest possible maturity date, solely for purposes of
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Variable Strip Certificates which have no Certificate Principal Balance) representing a regular interest in the REMIC and the rights to the Excess Spread would be reduced to zero, which is September 25, 2011, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC Regular Interest is the Distribution Date immediately following the latest scheduled maturity date for the related Mortgage Loan.

        Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

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

        Moody's: Moody's Investors Service, Inc., or its successor in interest.

        Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

        Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list shall set forth at a minimum the following information as to each Mortgage Loan:

            (i)   the Mortgage Loan identifying number ("RFC LOAN #");

           (ii) the street address of the Mortgaged Property including state and zip code ("ADDRESS");

          (iii)   the maturity of the Mortgage Note ("MATURITY DATE");

           (iv)   the Mortgage Rate ("ORIG RATE");

            (v)   the Subservicer pass-through rate ("CURR NET");

           (vi)   the Net Mortgage Rate ("NET MTG RT");

          (vii)   the Spread Rate ("SPREAD");

         (viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

           (ix)   the Cut-off Date Principal Balance ("PRINCIPAL BAL");

            (x)   the Loan-to-Value Ratio at origination ("LTV");

           (xi) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

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

          (xii) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

         (xiii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

        Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

        Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto.

        Mortgaged Property: The underlying real property securing a Mortgage
Loan.

        Mortgagor:  The obligor on a Mortgage Note.

        Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

        Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

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

        Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person: Any Person other than a United States Person.

        Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof.

        Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

        Notional Amount: As of any Distribution Date, with respect to any class of Variable Strip Certificates, the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class of Variable Strip Certificates.

        Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Permitted Transferee" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Original Senior Percentage: The fraction, expressed as a percentage, the numerator of which is the aggregate Initial

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

Certificate Principal Balance of the Senior Certificates (excluding the Certificate Principal Balance of the Class A-4 Certificates) and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans (other than the Discount Fraction of the Discount Mortgage Loans), which is approximately 96.71% as of the Closing Date.

        Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03 or 2.04.

        Owner or Holder: With respect to the Excess Spread at any time at which the Excess Spread evidences ownership in any Uncertificated REMIC Regular Interest, Residential Funding, as the owner of all right, title and interest in and to the Excess Spread. Solely for the purpose of giving any consent or direction pursuant to this Agreement, as long as Residential Funding or any Affiliate thereof is Master Servicer and the Excess Spread remains uncertificated, the Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Voting Rights necessary to effect any such consent or direction has been obtained.

        Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Pass-Through Rate: With respect to the Class A Certificates (other than the Class A-4 Certificates and any Variable Strip Certificates), Class M Certificates, Class B Certificates and Class R Certificates and any Distribution Date, the per annum rate set forth in the Preliminary Statement hereto. With respect to any Class of Variable Strip Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Spread Rates of all Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class of Variable Strip Certificates as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such

Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates. The Class A-4 Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

        Paying Agent: Bankers Trust Company or any successor Paying Agent appointed by the Trustee.

        Percentage Interest: With respect to any Certificate (other than a Variable Strip or Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all of the Certificates of the same Class. With respect to a Variable Strip or Class R Certificate, the interest in distributions to be made with respect to the Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

        Permitted Investments:  One or more of the following:

                  (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                 (ii) repurchase agreements on obligations specified in clause
        (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided

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

        that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                 (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                  (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

                 (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

        Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

        Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

        Prepayment Assumption: A prepayment assumption of 200% of the standard prepayment assumption, used for determining the accrual of original issue discount and market discount and premium on the Certificates for federal income tax purposes. The standard prepayment assumption assumes a constant rate of prepayment of mortgage loans of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans, increasing by an additional 0.2% per annum in each succeeding month until the thirtieth month, and a constant 6% per annum rate of prepayment thereafter for the life of the mortgage loans.

        Prepayment Distribution Percentage: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

         (i) For any Distribution Date prior to the Distribution Date in October 2001 (unless the Certificate Principal Balances of the Class A Certificates, other than the

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

               Class A-4 Certificates, have been reduced to zero), in the case of each Class of Class M Certificates and each Class of Class B Certificates, 0%.

        (ii) For any Distribution Date on which any Class of Class M or Class B Certificates are outstanding not discussed in clause (i) above:

                      (a) in the case of the Class of Class M Certificates then
               outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and each other Class of Class M Certificates and Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of
               (1) the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and (2) all other Classes of Class M Certificates and Class B Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                      (b) in the case of each other Class of Class M
               Certificates and Class B Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

       (iii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Class M Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above,

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

would exactly reduce the Certificate Principal Balance of such Class to zero;
(b) the Prepayment Distribution Percentage of each other Class of Class M Certificates and Class B Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of
(1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

        Prepayment Distribution Trigger: The Class M-2 Prepayment Distribution Trigger, Class M-3 Prepayment Distribution Trigger, Class B-1 Prepayment Distribution Trigger, Class B-2 Prepayment Distribution Trigger or Class B-3 Prepayment Distribution Trigger.

        Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment.

        Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.

        Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

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

        Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

        Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

        Program Guide: Collectively, the Seller Guide and the Servicer Guide for Residential Funding's mortgage loan purchase and conduit servicing program and all supplements and amendments thereto published by Residential Funding from time to time.

        Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or at the Net Mortgage Rate in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

        Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted

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

Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and (vi) have a Spread Rate equal to or greater than that of the Deleted Mortgage Loan. Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Spread Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Spread Rate" is greater than the Spread Rate of the related Deleted Mortgage Loan (i) the Spread Rate of such Qualified Substitute Mortgage Loan shall be equal to the Spread Rate of the related Deleted Mortgage Loan for purposes of calculating the Excess Spread or Accrued Certificate Interest on any Class of Variable Strip Certificates and
(ii) the excess of the Spread Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Spread Rate" over the Spread Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

        Rating Agency: Fitch and Standard & Poor's with respect to the Senior Certificates and Fitch with respect to the Class M, Class B-1 and Class B-2 Certificates. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

        Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders and the Owner of the Excess Spread up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii)

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

the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

        Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

        Regular Certificate: Any of the Certificates other than a Class R Certificate.

        REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

        REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

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        REO Acquisition: The acquisition by the Master Servicer on behalf of the
Trustee for the benefit of the Certificateholders and the Owner of the Excess Spread of any REO Property pursuant to Section 3.14.

        REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

        REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

        REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

        REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Request for Release: A request for release, the forms of which are attached as Exhibit H hereto.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

        Residential Funding: Residential Funding Corporation, a Delaware corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust

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

Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

        Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached hereto as Exhibit P.

        Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

        Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

        Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans.

        Senior Accelerated Distribution Percentage: With respect to any Distribution Date, the percentage indicated below:


                                                         Senior Accelerated
         Distribution Date                             Distribution Percentage

October 1996 through
September 2001................................  100%

October 2001 through
September 2002................................  Senior Percentage, plus 70% of the Subordinate Percentage

October 2002 through
September 2003................................  Senior Percentage, plus 60% of the Subordinate Percentage

October 2003 through
September 2004................................  Senior Percentage, plus 40% of the Subordinate Percentage

October 2004 through
September 2005................................  Senior Percentage, plus 20% of the Subordinate Percentage

October 2005 and
thereafter....................................  Senior Percentage

provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and
(2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
(2) Realized Losses on the Mortgage Loans to date for such Distribution Date are less than 10% of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Senior Percentage is greater than the Original Senior Percentage, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the aggregate Certificate Principal Balance of the Senior Certificates (other than the Certificate Principal Balance of the Class A-4 Certificates) to zero, the Senior Accelerated Distribution Percentage shall thereafter be 0%.

        Senior Certificates: Any one of the Class A-1, Class A-2, Class A-3, Class A-4 and Class R Certificates.

        Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Certificate Principal Balance of the Class A-4 Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and (ii)(X) and (b) the sum of the amounts required to be distributed to the Class A Certificateholders and Class R Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y), (xvi) and (xvii).

        Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

        Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on

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

a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

        Special Hazard Amount: As of any Distribution Date, an amount equal to $602,148 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 35.0% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of the largest Mortgage Loan secured by a Mortgaged Property located in the State of California.

        The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

        Spread Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess, if any, of (a) the Net Mortgage Rate of such Mortgage Loan over
(b) 7.50% per annum.

        Standard & Poor's: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, or its successor in interest.

        Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

        Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage as of such Distribution Date.

        Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, (a) the sum of (i) the product of (x) the related Class M Percentage or Class B Percentage for such Class and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of
Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) to the extent such collections are not otherwise distributed to the Class A Certificates and Class R Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Payments in Full and Curtailments with respect to a Discount Mortgage Loans) to the extent not payable to the Class A Certificates and Class R Certificates; (iv) if such Class is the most senior Class of Certificates then outstanding (as established in Section 4.05 hereof), any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B Certificates minus (b) any Excess Subordinate Principal Amount not payable to such Class on such Distribution Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

        Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

        Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

        Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

        Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

        Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company.

        Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

        Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

        Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

        Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

        Trust Fund: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

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

     (i)    the Mortgage Loans and the related Mortgage Files,

    (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund,

   (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders and the Owner of the Excess Spread by foreclosure or deed in lieu of foreclosure,

    (iv)    the hazard insurance policies and Primary Insurance
            Policies, if any, and certain proceeds thereof, and

     (v)    all proceeds of clauses (i) through (iv) above.

        Uncertificated REMIC Regular Interests: The 389 uncertificated partial undivided beneficial ownership interests in the Trust Fund numbered sequentially from 1 through 389, each relating to the particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Spread Rate on the aggregate Stated Principal Balance of the related Mortgage Loan.

        Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

        Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

        United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

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

        Variable Strip Certificates: Any one of any Class of Class A Certificates issued in accordance with Section 5.01(c).

        Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 98.0% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Variable Strip or Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; the Holders of the Class R Certificates shall be entitled to 1.0% of all of the Voting Rights allocated among the Certificates of each such class in accordance with their respective Percentage Interests; and the Owner of the Excess Spread and Holders of the Variable Strip Certificates collectively shall be entitled to 1.0% of all the Voting Rights, allocated to the Owner of Excess Spread and each Class of Variable Strip Certificates in proportion to the amount of Accrued Certificate Interest or amount of Excess Spread as of the immediately preceding Distribution Date, and allocated among the Certificates of each Class of Variable Strip Certificates in accordance with their respective Percentage Interests.

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                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

        Section 2.01.        Conveyance of Mortgage Loans.

        (a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

        (b) In connection with such assignment, except as set forth in Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

            (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

           (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

          (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

           (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee

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

        or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

           (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded.

        and (II) with respect to each Cooperative Loan so assigned:

                (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

               (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

              (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

               (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                (v) The Security Agreement;

               (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

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

              (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

             (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

               (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

                (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

        (c) The Company may, in lieu of delivering the documents set forth in
Section 2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv), (vii), (ix) and
(x) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders and the Owner of Excess Spread until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in Section 2.01(b)(I)(iv) and (v) and Section
(b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

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

        On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in
Section 2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv), (vii), (ix) and
(x) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this Section 2.01(c), the Master Servicer shall deliver to (i) Moody's if it is one of the Rating Agencies, (ii) the Trustee and (iii) each Custodian a report setting forth the status of the documents which it is holding.

        (d) In the event that in connection with any Mortgage Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

        The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public recording

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

office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

        Any of the items set forth in Sections 2.01(b)(I)(iv) and (v) and
(II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered in microfiche form.

        (e) It is intended that the conveyances by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be construed as a sale by the Company to the Trustee of the Mortgage Loans for the benefit of the Certificateholders and the Owner of the Excess Spread. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Sections 2.01 and 2.06 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease, any insurance policies and all other documents in the related Mortgage File and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and
(C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property,



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including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B) and (C) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

        The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name

                                       51
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of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, or (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan.

               (f) The Master Servicer hereby acknowledges the receipt by it of cash in an amount equal to $82,951.14 (the "Initial Monthly Payment Fund"), representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in October 1996, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the Distribution Date in October 1996. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of the REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by the REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of
Section 1.860G-2(h) of the Treasury Regulations.

        Section 2.02.        Acceptance by Trustee.

        The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future Certificateholders and the Owner of the Excess Spread. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of



                                       52
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Certificateholders and the Owner of the Excess Spread, to review each Mortgage
File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it.

        If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. The Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be



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deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders and the Owner of the Excess Spread or the Trustee on behalf of the Certificateholders or such Owner.

        Section 2.03.        Representations, Warranties and Covenants
                             of the Master Servicer and the Company   .

        (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders and the Owner of the Excess Spread that:

            (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

           (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;



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

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

           (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

           (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

          (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

         (viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any



                                       55
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

        new Subservicing Agreements will comply with the provisions of
        Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders and the Owner of the Excess Spread in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders and the Owner of the Excess Spread or the Trustee on behalf of the Certificateholders and such Owner.

        (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders and the Owner of the Excess Spread that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

            (i) No Mortgage Loan is one month or more delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Cut-off Date;

           (ii) The information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the



                                       56
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

        case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

          (iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 15 years;

           (iv) To the best of the Company's knowledge, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80% (except for one Mortgage Loan with a Loan-to-Value Ratio at origination of 81%), such Mortgage Loan is the subject of a Primary Insurance Policy that insures (a) at least 25% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95% and 90.0%, and (b) at least 12% of such balance if the Loan-to-Value Ratio is between 90% and 80.0%. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

            (v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

           (vi) No more than 1.7% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California, no more than 1.9% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California, and no more than 0.8% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are Cooperative Loans;

          (vii) If the improvements securing a Mortgage Loan are in a federally designated special flood hazard area, flood insurance in the amount required under the Program Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

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            (viii) Immediately prior to the assignment of the Mortgage
        Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

            (ix) Approximately 18.1% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program;

            (x) Each Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied and therefore would not be an investor property as of the date of origination of such Mortgage Loan. No Mortgagor is a corporation or a partnership;

            (xi) None of the Mortgage Loans were Buydown Mortgage
        Loans;

            (xii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury
        Regulations Section 1.860G-2(a)(1);

            (xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;

            (xiv) With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

            (xv) With respect to each Mortgage Loan originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan



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        was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or
        (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

          (xvi) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months; and

         (xvii) None of the Mortgage Loans contain in the related Mortgage File a Destroyed Mortgage Note.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders and the Owner of the Excess Spread in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for


                                       59
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any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders and the Owner of the Excess Spread or the Trustee on behalf of the Certificateholders and such Owner. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

        Section 2.04.        Representations and Warranties of Sellers.

        The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders and the Owner of the Excess Spread all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders and the Owner of the Excess Spread. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders and the Owner of the Excess Spread in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage



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Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders and the Owner of the Excess Spread with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders and the Owner of the Excess Spread will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders and the Owner of the Excess Spread to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this


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Section 2.04, in Section 2.03 hereof and in Section 4 of the Assignment
Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

        In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

        It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders and the Owner of the Excess Spread or the Trustee on behalf of Certificateholders and such Owner. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by


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Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

        Section 2.05.        Execution and Authentication of Certificates.

        The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations which, together with the ownership interest in the Excess Spread, if any, evidence ownership of the entire Trust Fund.

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                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

        Section 3.01.        Master Servicer to Act as Servicer.

        (a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders, the Owner of the Excess Spread and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to an Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause the REMIC to fail


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to qualify as such under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer
(i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

        (b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders and the Owner of the Excess Spread, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

        (c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

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        Section 3.02.    Subservicing Agreements Between Master
                         Servicer and Subservicers; Enforcement of
                         Subservicers' and Sellers' Obligations.

        (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders or the Owner of the Excess Spread.

        (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Certificateholders and the Owner of the Excess Spread, shall use


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its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

        Section 3.03.        Successor Subservicers.

        The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment,

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release the terminated Subservicer from liability for such representations and warranties.

        Section 3.04.        Liability of the Master Servicer.

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee, the Certificateholders and the Owner of the Excess Spread for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

        Section 3.05.        No Contractual Relationship Between
                             Subservicer and Trustee or Certificateholders or the Owner of the Excess Spread.

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee, the Certificateholders and the Owner of the Excess Spread shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section 2.02 hereof.

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        Section 3.06.        Assumption or Termination of Subservicing
                             Agreements by Trustee.

        (a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

        (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

        Section 3.07.        Collection of Certain Mortgage Loan Payments;
                             Deposits to Custodial Account.

        (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related

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Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders or the Owner of the Excess Spread (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

        (b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

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            (i) All payments on account of principal, including Principal
        Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

           (ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

          (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

           (iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section
        2.03 or 2.04;

            (v)    Any amounts required to be deposited pursuant to
        Section 3.07(c) or 3.21; and

           (vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a).

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of

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others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

        With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

        (c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

        (d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

        Section 3.08.        Subservicing Accounts; Servicing Accounts.

        (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy


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the requirements of the Program Guide and be otherwise acceptable to the Master
Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

        (b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).



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        (c) In addition to the Custodial Account and the Certificate Account,
the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

        (d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

        Section 3.09.        Access to Certain Documentation and
                             Information Regarding the Mortgage Loans.

        In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall


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provide, or cause the Subservicers to provide, to the Trustee, the Office of
Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

        Section 3.10.        Permitted Withdrawals from the
                             Custodial Account.

        (a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

               (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

              (ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

             (iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously



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        retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

              (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

               (v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

              (vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to
        Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders or the Owner of the Excess Spread as of the date on which the related Stated Principal Balance or Purchase Price is determined;

             (vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a)(iii);

            (viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

              (ix) to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with



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        the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause
        (ii) or (viii) above; and

               (x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

        (b) Since, in connection with withdrawals pursuant to clauses (ii),
(iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

        (c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders and the Owner of the Excess Spread (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

        Section 3.11.        Maintenance of the Primary Insurance
                             Policies; Collections Thereunder.

        (a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided


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that such Primary Insurance Policy was in place as of the Cut-off Date and the
Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan- to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

        (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee, Certificateholders and the Owner of the Excess Spread, claims to the Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited


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in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

        Section 3.12.        Maintenance of Fire Insurance and
                             Omissions and Fidelity Coverage.

        (a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders and the Owner of the Excess Spread, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the



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time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

        In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee, the Certificateholders and the Owner of the Excess Spread, claims under any such blanket policy.

        (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable

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replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this
Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

        Section 3.13.        Enforcement of Due-on-Sale Clauses;
                             Assumption and Modification Agreements;
                             Certain Assignments.

        (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

               (i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

              (ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

        (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and


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such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both (i) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury Regulations promulgated thereunder) and (ii) cause the Trust Fund to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or constitute "contributions" after the startup date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage
Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability



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agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

        (c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that the Trust Fund would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on the REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

        (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit O, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;
(iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with


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respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

        Section 3.14.        Realization Upon Defaulted Mortgage Loans.

        (a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar



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remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

        (b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders and the Owner of the Excess Spread. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan



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it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

        (c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property within two years after its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request, more than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such two-year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

        (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the


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terms of this Agreement, as well as any recovery resulting from a collection of
Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders and the Owner of the Excess Spread to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property) (provided that if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

        Section 3.15.        Trustee to Cooperate;
                             Release of Mortgage Files.

        (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of

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reconveyance shall be chargeable to the Custodial Account or the Certificate
Account.

        (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit H hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

        (c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together

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with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

        Section 3.16.        Servicing and Other Compensation;
                             Compensating Interest.

        (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at the related Net Mortgage Rate, the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

        (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

        (c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.10 and 3.14.



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        (d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

        (e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to
Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi).

        Section 3.17.        Reports to the Trustee and the Company.

        Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.



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        Section 3.18.        Annual Statement as to Compliance.

        The Master Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

        Section 3.19.        Annual Independent Public Accountants'
                             Servicing Report.

        On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the


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American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

        Section 3.20.        Rights of the Company in Respect
                             of the Master Servicer.

        The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.



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        Section 3.21.        Administration of Buydown Funds.

        (a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

        (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.





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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

        Section 4.01.        Certificate Account.

        (a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

        (b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders and the Owner of the Excess Spread, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

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        Section 4.02.        Distributions.

        (a) On each Distribution Date (i) the Master Servicer on behalf of the Trustee or (ii) the Paying Agent appointed by the Trustee, shall distribute to the Owner of the Excess Spread, a distribution thereof pursuant to Section 4.02(a)(i), to the Master Servicer, in the case of a distribution pursuant to
Section 4.02(a)(iii), the amount required to be distributed to the Master Servicer or a Subservicer pursuant to Section 4.02(a)(iii), and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b)), in each case to the extent of the Available Distribution Amount:

               (i) to the Class A Certificateholders (other than the Class A-4 Certificateholders), Class R Certificateholders and the Owner of the Excess Spread, on a pro rata basis based on Accrued Certificate Interest payable on such Certificates and the amount of Excess Spread with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates and such Excess Spread, as applicable, for such Distribution Date, plus any Accrued Certificate Interest thereon or Excess Spread remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a);

              (ii)    (X)    to the Class A-4 Certificateholders, the
        Class A-4 Principal Distribution Amount; and

                      (Y) to the Class A Certificateholders (other than Class A-4 Certificateholders) and Class R Certificateholders, in the priorities and amounts set forth in Section 4.02(b)(ii) through (iv) and
        Section 4.02(c), the



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        sum of the following (applied to reduce the Certificate Principal
        Balances of such Class A Certificates or Class R Certificates, as applicable):

                      (A) the Senior Percentage for such Distribution Date times the sum of the following:

                             (1) the principal portion of each Monthly Payment
                      due during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                             (2) the Stated Principal Balance of any Mortgage
                      Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with
                      Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or
                      4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or 2.04 during the related Prepayment Period (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to a Discount Mortgage Loan); and

                             (3) the principal portion of all other unscheduled
                      collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B), including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the Master Servicer as



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                      recoveries of principal of the related Mortgage Loan
                      pursuant to Section 3.14 (other than the related Discount Fraction of the principal portion of such unscheduled, collections, with respect to a Discount Mortgage Loan);

                      (B) with respect to each Mortgage Loan for which a Cash
                  Liquidation or a REO Disposition occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to a Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section
                  3.14 (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan included in Section 4.02(b)(i)(C));

                      (C) the Senior Accelerated Distribution Percentage for
                  such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to a Discount Mortgage Loan);

                      (D) any Excess Subordinate Principal Amount for
                  such Distribution Date;

                      (E) any amounts described in subsection (ii)(Y), clauses
                  (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent



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                  that such amounts are not attributable to Realized Losses
                  which have been allocated to the Class M Certificates or Class B Certificates;

             (iii) if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have not been reduced to zero, to the Master Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

              (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (v) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-4 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

              (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

             (vii) to the Holders of the Class M-2 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-4 Collection


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        Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(ix), (xi), (xiii), (xiv) and
        (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

            (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

              (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-4 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

               (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

              (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-4 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii), (xiv) and
        (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

             (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon


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        remaining unpaid from any previous Distribution Date, except as provided below;

            (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-4 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

             (xiv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below minus (y) the amount of any Class A-4 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates to the extent the amounts available pursuant to clause (x) of Section 4.02(a)(xv) are insufficient therefor;

              (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-4 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

             (xvi) to the Class A Certificateholders and Class R Certificateholders in the priority set forth in Section 4.02(b), the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Class A and Class R Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Class A and Class R Certificates, and thereafter, to each Class of Class M Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available



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        Distribution Amount remaining after the Class A Certificates and Class R
        Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class M Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class M Certificates; and thereafter to each such Class of Class B Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class M Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class B
        Certificates; and

            (xvii) to the Class R Certificateholders, the balance, if any, of the Available Distribution Amount.

        Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Class B Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B Certificates are no longer outstanding, the Class of Class M Certificates then outstanding with the highest numerical designation, or in the event the Class B Certificates and Class M Certificates are no longer outstanding, the Class A and Class R Certificates, Accrued Certificate Interest thereon remaining unpaid and Excess Spread remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest or Excess Spread was attributable to interest shortfalls relating to Nonrecoverable Advances as determined by the Master Servicer with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition.

        (b) Distributions of principal on the Class A Certificates and Class R Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows:

             (i) first, to the Class A-4 Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-4 Principal Distribution Amount") equal to the aggregate of:

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                     (A) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                     (B) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments and repurchases (including deemed repurchases under Section 3.07(b)) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

                     (C) in connection with the Cash Liquidation or REO
                Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

                     (D) any amounts allocable to principal for any previous
                Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

                     (E) the amount of any Class A-4 Collection Shortfalls for
                such Distribution Date and the amount of any Class A-4 Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only



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        to the extent of the Eligible Funds for such Distribution Date;

            (ii) the Senior Principal Distribution Amount shall be distributed to the Class R Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

           (iii) from the balance of the Senior Principal Distribution Amount remaining after the distribution, if any, described in clause 4.02(b)(ii) above, an amount equal to the sum of the following shall be distributed to the Class A-3 Certificates, in reduction of the Certificate Principal Balance thereof:

                     (A) the Class A-3 Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of Certificates, other than the Class A-4 Certificates) of the aggregate of the collections described in Sections 4.02(a)(ii)(Y)(A), (B) and (E) without any application of the Senior Percentage or Senior Accelerated Distribution Percentage described therein; and

                     (B) the Lockout Distribution Percentage of the Class A-3 Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all Classes of Certificates, other than the Class A-4 Certificates) of the collections described in Section 4.02(a)(ii)(Y)(C) without any application of the Senior Accelerated Distribution Percentage described therein;

                         provided that, if the aggregate of the amounts set forth in Section 4.02(a)(ii)(Y)(A) through (E) is more than the balance of the Available Distribution Amount remaining after the amounts set forth in Sections 4.02(a)(i) and 4.02(b)(i) have been distributed, the amount paid to the Class A-3 Certificates pursuant to this clause


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                         (iii) shall be reduced by an amount equal to the Class
                         A-3 Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of Senior Certificates, other than the Class A-4 Certificates) of such difference; and

            (iv) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses (ii) and
        (iii) above shall be distributed as follows:

                     (A) first, to the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

                     (B) second, to the Class A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

        provided that, if on any Distribution Date the Certificate Principal Balances of the Senior Certificates (other than the Class A-3 Certificates and Class A-4 Certificates) have been reduced to zero, clause (iii) above shall no longer apply and 100% of the Senior Principal Distribution Amount remaining after the retirement of such Certificates for such Distribution Date shall be distributed to the Class A-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero.

        (c) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described above in respect of principal among the various classes of Senior Certificates (other than the Class A-4 Certificates) will be disregarded and an amount equal to the Discount Fraction of the principal portion of scheduled or unscheduled payments received or advanced in respect of Discount Mortgage Loans will be distributed to the Class A-4 Certificates and the Senior Principal Distribution Amount will be distributed among all classes of Senior Certificates (other than the Class A-4 Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances.

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        (d) In addition to the foregoing distributions, with respect to any
Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated or to the Owner of the Excess Spread, if applicable, (with the amounts to be distributed allocated among such Classes and the Excess Spread in the same proportions as such Realized Loss was allocated), and within each such Class to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. Notwithstanding the foregoing, no such distribution shall be made with respect to the Excess Spread or the Certificates of any Class to the extent that either (i) such Excess Spread or Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 11.01(e) or (ii) such Excess Spread or Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution,


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on a pro rata basis based on the Percentage Interest represented by each
Certificate of such Class as of such Record Date. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

        (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

        (f) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

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        Section 4.03.        Statements to Certificateholders and the
                             Owner of the Excess Spread.

        (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder, the Owner of the Excess Spread and the Company a statement setting forth the following information as to the Excess Spread and each Class of Certificates to the extent applicable:

               (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

              (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest and to the Owner of the Excess Spread;

             (iii) if the distribution to the Holders of such Class of Certificates or such Owner is less than the full amount that would be distributable to such Holders or Owner if there were sufficient funds available therefor, the amount of the shortfall;

              (iv) the amount of any Advance by the Master Servicer pursuant to Section 4.04;

               (v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

              (vi) the aggregate Certificate Principal Balance of each Class of Certificates, and each of the Senior, Class M and Class B Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

             (vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

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            (viii) on the basis of the most recent reports furnished to it by
        Subservicers, the number and aggregate principal balances of Mortgage Loans that are delinquent (A) one month, (B) two months and (C) three months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

              (ix) the number, aggregate principal balance and book value of any REO Properties;

               (x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

              (xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

             (xii) the weighted average Spread Rate for such Distribution Date and the Pass-Through Rate on any Class of Variable Strip Certificates;

            (xiii)    the occurrence of the Credit Support Depletion  Date;

             (xiv) the Senior Accelerated Distribution Percentage applicable to such distribution;

              (xv)    the Senior Percentage for such Distribution Date;

             (xvi) the aggregate amount of Realized Losses for such Distribution Date;

            (xvii) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of representation or warranty;

           (xviii) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

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             (xix) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution
        Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

        (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Owner of the Excess Spread or the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

        (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

        (d) Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole


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discretion, for purposes of satisfying applicable reporting requirements under
Rule 144A.

        Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

        (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders and the Owner of the Excess Spread by the Master Servicer on request) setting forth (i) the Available Distribution Amount and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

        (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate



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Account on or before 11:00 A.M. New York time on any future Certificate Account
Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders and the Excess Spread required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a)(iii) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

        The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

        In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the


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rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

        The Trustee shall deposit all funds it receives pursuant to this Section
4.04 into the Certificate Account.


        Section 4.05.        Allocation of Realized Losses.

        Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if such Realized Losses are on a Discount Mortgage Loan, to the Class A-4 Certificates, in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Non-Discount Mortgage Loans among all the Senior Certificates (other than the Class A-4 Certificates) and, in respect of the interest portion of such Realized Losses, the Excess Spread, on a pro rata basis, as described below. Any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Non-Discount Mortgage Loans will be allocated among the Class A (other than the Class A-4 Certificates), Class M, Class B and Class R Certificates, and, in respect of the interest portion of such Realized Losses, the Excess Spread, on a pro rata basis, as described below. The principal portion of such losses on Discount Mortgage Loans will be allocated to the Class A-4 Certificates in an amount equal to


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the related Discount Fraction thereof, and the remainder of such losses on
Discount Mortgage Loans will be allocated among the Class A Certificates (other than the Class A-4 Certificates), Class M, Class B and Class R Certificates on a pro rata basis, as described below.

        As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates and the Excess Spread means an allocation on a pro rata basis, among the various Classes so specified and the Excess Spread, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon or amount of Excess Spread payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class B Certificates or, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

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        Section 4.06.        Reports of Foreclosures and Abandonment
                             of Mortgaged Property.

        The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

        Section 4.07.        Optional Purchase of Defaulted Mortgage
                             Loans.

        As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, the Master Servicer shall continue to service any such Mortgage Loan after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such Mortgage Loan occurs, allocate such Realized Loss to the Class or Classes of Certificates that would have borne such Realized Loss in accordance with the terms hereof as if such Mortgage Loan had not been so purchased. For purposes

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of this Agreement, a payment of the Purchase Price by the Master Servicer pursuant to this Section 4.07 will be viewed as an advance, and the amount of any Realized Loss shall be recoverable pursuant to the provisions for the recovery of unreimbursed Advances under Section 4.02(a) or, to the extent not recoverable under such provisions, as a Nonrecoverable Advance as set forth herein.


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                                    ARTICLE V

                       THE CERTIFICATES AND EXCESS SPREAD

        Section 5.01.        The Certificates.

        (a) The Class A, Class M, Class B and Class R Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company and in the case of any Certificates issued on the Closing Date, upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates, other than the Class R and Variable Strip Certificates, shall be issuable in minimum dollar denominations of $25,000 (or $250,000 in the case of the Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates) and integral multiples of $1 (in the case of the Class A-1, Class A-2 and Class A-3 Certificates) and $1,000 (in the case of all other Classes of Certificates) in excess thereof, except that one Certificate of each of the Class A-4, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $1,000:

                      Class A-4                               $25,046.74
                      Class M-1                               $25,400.00
                      Class M-2                              $250,200.00
                      Class M-3                              $250,200.00
                      Class B-1                              $250,500.00
                      Class B-2                              $250,800.00
                      Class B-3                              $250,361.78

        The Class R and Variable Strip Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

        The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee.

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Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

        (b) The Class A Certificates, other than the Class A-4 Certificates and Variable Strip Certificates, shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of the Class A Certificates, other than the Class A-4 Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the

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respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

        (c) From time to time the Company, with the written consent of the Owner of the Excess Spread, may cause an additional Class of Class A Certificates which are Variable Strip Certificates to be issued under this Agreement, which shall bear a numerical designation immediately sequentially following the highest numerical designation of Class A Certificates previously issued and which on and after the date of issuance of such Class of Variable Strip Certificates will evidence ownership of the

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Uncertificated REMIC Regular Interest or Interests specified by the Company. The
Variable Strip Certificates shall be substantially in the forms set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company in accordance with Section 5.01(a).

        Section 5.02. Registration of Transfer and Exchange of Certificates and Restrictions on Transfer of Excess Spread.

        (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

        (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.

        (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the

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Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

        (d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. Except as provided in Section 5.02(e), in the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

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        (e) In the case of any Class M, Class B or Class R Certificate presented for registration in the name of any Person, either (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class M, Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit J (with respect to any Class M Certificate or any Class B Certificate) or with a certification to the effect set forth in paragraph five of Exhibit I-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition.

        (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

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               (A) Each Person holding or acquiring any Ownership Interest in a
        Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit I-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

               (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

               (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit I-2.

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               (E) Each Person holding or acquiring an Ownership Interest in a
        Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

        (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

        (iii) (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this


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Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

        (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

        (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

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               (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class M, Class B or Class R Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

               (B) subject to Section 10.01(f), a certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

        (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

        (i) So long as any Excess Spread remains uncertificated, no transfer, sale, pledge or other disposition thereof shall be made by Residential Funding.

        Section 5.03.        Mutilated, Destroyed, Lost or Stolen
                             Certificates.

        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or


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the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

        Section 5.04.        Persons Deemed Owners.

        Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in
Section 5.02(g).

        Section 5.05.        Appointment of Paying Agent.

        The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders and the Owner of the Excess Spread pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders and the Owner of the Excess Spread in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders and the Owner of the Excess Spread.

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        The Trustee shall cause each Paying Agent to execute and deliver to the
Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders and the Owner of the Excess Spread in trust for the benefit of the Certificateholders and such Owner entitled thereto until such sums shall be paid to such Certificateholders and such Owner. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders and such Owner on the date of receipt by such Paying Agent.

        Section 5.06.        Optional Purchase of Certificates.

        (a) On any Distribution Date on which the Pool Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest.

        (b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

                (i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

               (ii)   the purchase price therefor, if known, and

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              (iii) that the Record Date otherwise applicable to such
        Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

        (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest with respect thereto.

        (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold


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such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.

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                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

           Section 6.01. Respective Liabilities of the Company and the Master Servicer.

        The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

        Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

        (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

        (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A, Class M, Class B or Class R


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Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

        (c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

        Section 6.03. Limitation on Liability of the Company, the Master Servicer and Others.

        Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders or the Owner of the Excess Spread for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of



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duties or by reason of reckless disregard of obligations and duties hereunder.
The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

        Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

        Section 6.04.        Company and Master Servicer Not to Resign.

        Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon


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determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.


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




                                   ARTICLE VII

                                     DEFAULT

        Section 7.01.        Events of Default.

        Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) the Master Servicer shall fail to distribute or cause to be distributed to the Owner of the Excess Spread or the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Owner of the Excess Spread or the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

           (ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Owner of the Excess Spread or the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in


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        an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

           (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

           (vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

        If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates or the Owner of the Excess Spread entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder




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as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to
Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

        Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

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        Section 7.02.        Trustee or Company to Act; Appointment of
                             Successor.

        On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by
Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as
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appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this
Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

        Section 7.03.        Notification to Certificateholders.

        (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders and the Owner of the Excess Spread at their respective addresses appearing in the Certificate Register.

        (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

        Section 7.04.        Waiver of Events of Default.

        The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder, and the Owner of the Excess Spread if affected thereby, may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and the Owner of the Excess Spread if so affected and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates or the Owner of the Excess Spread in the manner set forth in Section 11.01(b)(i),
(ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of

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Voting Rights affected by such default or Event of Default, such default or
Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.


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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

        Section 8.01.        Duties of Trustee.

        (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

        (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders and the Owner of the Excess Spread of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

        The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

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        (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

           (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

           (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses
        (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii),
        (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at

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        its Corporate Trust Office from the Master Servicer, the Company or any
        Certificateholder or the Owner of the Excess Spread; and

            (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

        Section 8.02.        Certain Matters Affecting the Trustee.

        (a)    Except as otherwise provided in Section 8.01:

                (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

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              (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the Owner of the Excess Spread, pursuant to the provisions of this Agreement, unless such Certificateholders or such Owner shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

               (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;



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               (vi) The Trustee may execute any of the trusts or powers
        hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

              (vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

        (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).


        Section 8.03.        Trustee Not Liable for Certificates or
                             Mortgage Loans.

        The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the


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use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

        Section 8.04.        Trustee May Own Certificates.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

        Section 8.05. Master Servicer to Pay Trustee's Fees and Expenses; Indemnification.

        (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

        (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:



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               (i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

              (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

             (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement shall affect the obligations created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders or the Owner of the Excess Spread pursuant to the terms of this Agreement.

        Section 8.06.        Eligibility Requirements for Trustee.

        The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in


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accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.


        Section 8.07.        Resignation and Removal of the Trustee.

        (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

        (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders or the Owner of the Excess Spread any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor


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trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

        (c) The Holders of Certificates or Excess Spread entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

        (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.08.

        Section 8.08.        Successor Trustee.

        (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.



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        (b) No successor trustee shall accept appointment as provided in this
Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

        (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

        Section 8.09.        Merger or Consolidation of Trustee.

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders and the Owner of the Excess Spread at their address as shown in the Certificate Register.

        Section 8.10.        Appointment of Co-Trustee or Separate
                             Trustee.

        (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other



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provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates or the Owner of the Excess Spread of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

        (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

        (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.



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        (d) Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

        Section 8.11.        Appointment of Custodians.

        The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders and the Owner of the Excess Spread. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders and the Owner of the Excess Spread of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this Section 8.11.

        Section 8.12.        Appointment of Office or Agency.

        The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at Four Albany Street, New York, New York 10006 for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.


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                                   ARTICLE IX

                                   TERMINATION

        Section 9.01. Termination Upon Purchase by the Master Servicer or the Company or Liquidation of All Mortgage Loans.

        (a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates and the Excess Spread (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the Owner of the Excess Spread and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

               (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

              (ii) the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master


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        Servicer, to avoid disqualification of the Trust Fund as a REMIC.

        The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans. If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.

        (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders and the Owner of the Excess Spread (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to the Certificateholders and the Owner of the Excess Spread mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

               (i) the anticipated Final Distribution Date upon which final payment of the Certificates and the Excess Spread is anticipated to be made upon presentation and surrender of


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        Certificates at the office or agency of the Trustee therein designated,

              (ii) the amount of any such final payment, if known, and

             (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Class A Certificates, Class M Certificates and Class R Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders and the Owner of the Excess Spread as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders and the Owner of the Excess Spread. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

        (c) In the case of the Class A, Class M, Class B and Class R Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus one month's Accrued Certificate Interest and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and
(B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause
(ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A) and the Excess Spread. The Trustee shall also distribute to the Owner the Excess Spread.

        (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation


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on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

        Section 9.02.        Additional Termination Requirements.

        (a) The Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not
(i) result in the imposition on the Trust Fund of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding:



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                (i) The Master Servicer shall establish a 90-day liquidation period for the Trust Fund and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund under Section 860F of the Code and regulations thereunder;

               (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

              (iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, the Master Servicer or the Company shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

        (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for the Trust Fund at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.



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                                    ARTICLE X

                                REMIC PROVISIONS

        Section 10.01        REMIC Administration.

        (a) The REMIC Administrator shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, the Class A, Class M and Class B Certificates and the Excess Spread shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates and the Uncertificated REMIC Regular Interests.

        (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

        (c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest of the Class R Certificates and shall be designated as "the tax matters person" with respect to the REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. Residential Funding, as tax matters person, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross



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negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

        (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

        (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMIC.

        (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause the REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). In performing their duties more specifically set forth



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herein, the Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC or its assets, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could



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cause an Adverse REMIC Event to occur with respect to the REMIC and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in
Section 860G(a)(5) of the Code.

        (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this
Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

        (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

        (i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to the



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REMIC unless (subject to Section 10.01(f)) the Master Servicer and the Trustee
shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

        (j) Neither the Master Servicer nor the Trustee shall (subject to
Section 10.01(f)) enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

        (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Excess Spread and the Certificate Principal Balance of each Class of Certificates (other than the Variable Strip Certificates) representing a regular interest in the REMIC would be reduced to zero is September 25, 2011, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC Regular Interest is the Distribution Date immediately following the latest scheduled maturity date for the related Mortgage Loan.

        (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the REMIC.

        (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC, (iii) the termination of the REMIC pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for the REMIC, nor sell or dispose of any investments in the Custodial Account or



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the Certificate Account for gain nor accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the REMIC as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

        Section 10.02. Master Servicer, REMIC Administrator and Trustee Indemnification.

        (a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

        (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

        (c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

        Section 11.01.       Amendment.

        (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

               (i)    to cure any ambiguity,

              (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

             (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

              (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,



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               (v) to modify, eliminate or add to the provisions of Section
        5.02(f) or any other provision hereof restricting transfer of the Class R Certificates by virtue of their being the "residual interests" in the REMIC provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee,

               (vi) to provide for all or a portion of the Excess Spread to be certificated and designated as a Variable Strip Certificate, or

             (vii) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

        (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby and the Owner of the Excess Spread, if affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class or of the Excess Spread; provided, however, that no such amendment shall:

                (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate or the Excess Spread without the consent of



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        the Holder of such Certificate or the Owner of the Excess Spread,

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

        (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

        (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and the Owner of the Excess Spread. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

        (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and
(iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A Certificateholders, the Class R Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit N, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

        Section 11.02.       Recordation of Agreement; Counterparts.

        (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

        (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

        Section 11.03.       Limitation on Rights of Certificateholders.

        (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

        (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders or the Owner of the Excess Spread from time to time as partners or members of an association; nor shall any Certificateholder or the Owner of the Excess Spread be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

        (c) Neither the Owner of the Excess Spread nor any Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder and the Owner of the Excess Spread with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

        Section 11.04.       Governing Law.

        This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        Section 11.05.       Notices.

        All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention: President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City Plaza, Suite 2100, Universal City, California

91608, Attention: Bond Administration Team Leader or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, Four Albany Street, New York, New York 10006, Attention: Residential Funding Corporation Series 1996-S19 or such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of Fitch, One State Street Plaza, New York, New York 10004, or such other address as may hereafter be furnished to the Company, the Trustee and the Master Servicer in writing by Fitch and (e) in the case of Standard & Poor's, 25 Broadway, New York, New York 10004 or such other address as may be hereafter furnished to the Company, Trustee, and Master Servicer by Standard & Poor's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

        Section 11.06.       Notices to Rating Agency.

        The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

              (a)    a material change or amendment to this Agreement,

              (b)    the occurrence of an Event of Default,

              (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

              (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by
       Section 3.12 or the cancellation or modification of coverage under any such instrument,

               (e) the statement required to be delivered to the Holders of each Class of Certificates and the Owner of the Excess Spread pursuant to Section 4.03,

               (f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

               (g) a change in the location of the Custodial Account or the Certificate Account,

               (h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates or the Owner of the Excess Spread resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

               (i)    the occurrence of the Final Distribution Date, and

               (j)    the repurchase of or substitution for any Mortgage
        Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

        Section 11.07.       Severability of Provisions.

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

        Section 11.08.       Supplemental Provisions for Resecuritization.

        This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its

Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

        Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

        IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                            RESIDENTIAL FUNDING MORTGAGE
                                            SECURITIES I, INC.

[Seal]

                                            By:     /s/Diane S. Wold
                                               ---------------------------------
                                                 Name:   Diane S. Wold
                                                 Title:  Vice President

Attest:   /s/Robert S. Conway
       --------------------------------
           Name:  Robert S. Conway
           Title: Director

                                            RESIDENTIAL FUNDING CORPORATION

[Seal]

                                            By:    /s/Robert S. Conway
                                               ---------------------------------
                                                 Name:   Robert S. Conway
                                                 Title:  Director

Attest:        /s/Diane S. Wold
       --------------------------------
           Name:  Diane S. Wold
           Title: Director

                                            BANKERS TRUST COMPANY,
                                            as Trustee

[Seal]

                                            By:      /s/Katherine M. Keller
                                               ---------------------------------
                                              Name:   Katherine M. Keller
                                              Title:  Assistant Secretary

Attest:       /s/Erin Deegan
       --------------------------------
         Name:  Erin Deegan
         Title: Assistant Vice President

STATE OF MINNESOTA              )
                                ) ss.:
COUNTY OF HENNEPIN              )

               On the 27th day of September, 1996 before me, a notary public in and for said State, personally appeared Diane S. Wold, known to me to be a Vice President of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             -----------------------------------
                                                       Notary Public

[Notarial Seal]

STATE OF MINNESOTA              )
                                ) ss.:
COUNTY OF HENNEPIN              )

               On the 27th day of September, 1996 before me, a notary public in and for said State, personally appeared Robert S. Conway, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             -----------------------------------
                                                       Notary Public

[Notarial Seal]

STATE OF                     )
                             ) ss.:
COUNTY OF                    )

               On the 27th day of September, 1996 before me, a notary public in and for said State, personally appeared ________________, known to me to be a ______________ of Bankers Trust Company, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             -----------------------------------
                                                       Notary Public

[Notarial Seal]

                                    EXHIBIT A

                           FORM OF CLASS A CERTIFICATE

               SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

               [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.]

               [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS SEPTEMBER 27, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ___% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE], THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE [OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

Certificate No. ____                           7.50% Pass-Through Rate
Class A-__ Senior                              [Variable Pass-Through Rate
Date of Pooling and Servicing                   based on a Notional Amount]

Agreement and Cut-off Date:                    [Percentage Interest: ___%]
September 1, 1996

                                               Aggregate [Initial Certificate
                                               Principal Balance] of the Class
                                               A-__ Certificates:


First Distribution Date:
October 25, 1996                               [Aggregate Notional Amount
                                               of the Class A-_ Certificates}

Master Servicer:                               [Initial] [Certificate Principal
Residential Funding                            Balance] [Notional Amount] of
Corporation                                    this Certificate: $___________]


Assumed Final
Distribution Date:                             CUSIP 760947-_____
September 25, 2011

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                 SERIES 1996-S19

       evidencing a percentage interest in the distributions allocable to the Class A-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the

Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that _____________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class A-___ Certificates, both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-__ Certificates on such Distribution Date. The Notional Amount of the Class A-_ Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the related Uncertificated REMIC Regular Interests represented by the Class A-_ Certificates immediately prior to such date. The Class A-_ Certificates have no Certificate Principal Balance.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. [The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                         BANKERS TRUST COMPANY,
                                               as Trustee

                                               By:
                                                  ------------------------------
                                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.

                                               BANKERS TRUST COMPANY,
                                                as Certificate Registrar

                                               By:
                                                  ------------------------------
                                                          Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
_____________________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________
________________________________________________________________________________

Dated:
                                      __________________________________________
                                      Signature by or on behalf of assignor

                                                        ________________________
                                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or
otherwise, in immediately available funds to ___________________________________ ________________________________________________________________________ for the
account of _____________________________________________ account number _______________ , or, if mailed by check, to ____________________________
_________________________________________________ Applicable
statements should be mailed to _________________________________________________
________________________________________________.

               This information is provided by _________________________________
____, the assignee named above, or _____________________________________________

__, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND CLASS R CERTIFICATES [AND CLASS M-1 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS SEPTEMBER 27, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ___% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH
NO MORE THAN $           OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL
BALANCE, THE YIELD TO MATURITY IS   % AND THE AMOUNT OF OID ATTRIBUTABLE TO THE
INITIAL ACCRUAL PERIOD IS NO MORE THAN $           PER $1,000 OF INITIAL
CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A

RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION [OR AT ANY OTHER RATE.]

Certificate No. ___                                7.50% Pass-Through Rate

Class M ___ Subordinate                            Aggregate Certificate
                                                   Principal Balance
                                                   of the Class M Certificates:

Date of Pooling and Servicing                      $_______________
Agreement and Cut-off Date:
September 1, 1996                                  Initial Certificate Principal
                                                   Balance of this Certificate:
First Distribution Date:                           $_______________
October 25, 1996

                                                   CUSIP: 760947-_____

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
September 25, 2011

                       MORTGAGE PASS-THROUGH CERTIFICATE,

                                 SERIES 1996-S19

       evidencing a percentage interest in any distributions allocable to the Class M-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-__ Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               No transfer of this Class M Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class M Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this

Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                         BANKERS TRUST COMPANY,

                                                 as Trustee

                                               By:
                                                  ------------------------------
                                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                                               BANKERS TRUST COMPANY,

                                                as Certificate Registrar

                                               By:
                                                  ------------------------------
                                                          Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
_____________________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________
________________________________________________________________________________

Dated:
                                      ------------------------------------------
                                      Signature by or on behalf of assignor

                                                        ------------------------
                                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or
otherwise, in immediately available funds to ___________________________________ ________________________________________________________________________ for the
account of _____________________________________________________________ account number ________________, or, if mailed by check, to ____________________________
_____________________________________________________________________ Applicable
statements should be mailed to _________________________________________________
________________________________________________.

               This information is provided by _________________________________
____, the assignee named above, or _____________________________________________
__, as its agent.

                                    EXHIBIT C

                           FORM OF CLASS B CERTIFICATE

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, CLASS R CERTIFICATES AND CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS SEPTEMBER 27, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ___% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $___ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

Certificate No. __                                 7.50 % Pass-Through Rate

Class B-__ Subordinate                             Aggregate Certificate
                                                   Principal Balance
                                                   of the Class B-__
                                                   Certificates as of
Date of Pooling and Servicing                      the Cut-off Date:
Agreement and Cut-off Date:                        $_______________
September 1, 1996

                                                   Initial Certificate Principal
                                                   Balance of this Certificate:

First Distribution Date:                           $_______________
October 25, 1996

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
September 25, 2011

                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-S19

        evidencing a percentage interest in any distributions allocable to the Class B-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that Residential Funding Mortgage Securities I, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain additional circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other
liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                         BANKERS TRUST COMPANY,
                                                 as Trustee

                                               By:
                                                  ------------------------------
                                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                                               BANKERS TRUST COMPANY,
                                                 as Certificate Registrar

                                               By:
                                                  ------------------------------
                                                          Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
_____________________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________
________________________________________________________________________________

Dated:
                                      ------------------------------------------
                                      Signature by or on behalf of assignor

                                                        ------------------------
                                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
_______________________________________________________ for the

account of _____________________________________________ account number ________________, or, if mailed by check, to ____________________________
_________________________________________________ Applicable

statements should be mailed to _________________________________________________
________________________________________________.

               This information is provided by _________________________________
____, the assignee named above, or _____________________________________________
__, as its agent.

                                    EXHIBIT D

                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND
(3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A

CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No. ___                                7.50% Pass-Through Rate

Class R Senior                                     Aggregate Initial
                                                   Certificate Principal
                                                   Balance of the Class R
                                                   Certificates:

Date of Pooling and Servicing                      $100.00
Agreement and Cut-off Date:
September 1, 1996                                  Initial Certificate Principal
                                                   Balance of this Certificate:

First Distribution Date:                           $_______________
October 25, 1996

                                                   Percentage Interest:

Master Servicer:                                   _______%
Residential Funding Corporation

                                                   CUSIP 760947-_____

Assumed Final Distribution Date:
September 25, 2011

                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-S19

        evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to a Trust Fund, consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

               Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

               No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                         BANKERS TRUST COMPANY

                                                as Trustee

                                               By:
                                                  ------------------------------
                                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                               BANKERS TRUST COMPANY,
                                                 as Certificate Registrar

                                               By:
                                                  ------------------------------
                                                          Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
_____________________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________
________________________________________________________________________________

Dated:
                                      ------------------------------------------
                                      Signature by or on behalf of assignor

                                                        ------------------------
                                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
_______________________________________________________ for the
account of _____________________________________________ account number ________________, or, if mailed by check, to ____________________________
_________________________________________________ Applicable
statements should be mailed to _________________________________________________
________________________________________________.

               This information is provided by _________________________________
____, the assignee named above, or _____________________________________________
__, as its agent.

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

               THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of September 1, 1996, by and among BANKERS TRUST COMPANY, as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                         W I T N E S S E T H  T H A T :

               WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement dated as of September 1, 1996, relating to the issuance of Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 1996-S19 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

               WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

               Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.


                                   ARTICLE II

                          Custody of Mortgage Documents

               Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

               Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

               Section 2.3.  Review of Mortgage Files.

               (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

               (b) Within 45 days of the initial  issuance of the  Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Within 45 days of receipt of the documents required to be delivered pursuant to
Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section
2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

               (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

               Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

               Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's Agreement or by Residential Funding or the Company in the

Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

               Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

               From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part, of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement.

               Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

               Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

               Section 3.2. Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

               Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

               Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

               Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

               The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

               Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

               Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                                   ARTICLE IV

                            Miscellaneous Provisions

               Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

               Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

               Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

               Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

               For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

               Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

               IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                        BANKERS TRUST COMPANY,

                                                   as Trustee

Four Albany Street
New York, New York  10006
Attention:  Residential Funding Corporation
              Series 1996-S19

                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:  Vice President

Address:                                       RESIDENTIAL FUNDING MORTGAGE
                                               SECURITIES I, INC.

8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

                                               By:
                                                  ------------------------------
                                               Name:   Diane S. Wold
                                               Title:  Vice President

Address:                                       RESIDENTIAL FUNDING
                                               CORPORATION, as Master Servicer

8400 Normandale Lake Boulevard
Suite 700
Minneapolis, Minnesota 55437

                                               By:
                                                  ------------------------------
                                               Name:   Robert S. Conway
                                               Title:  Director

Address:                                       NORWEST BANK MINNESOTA,
                                               NATIONAL ASSOCIATION

401 Second Avenue South
Minneapolis, Minnesota  55479

                                               By:
                                                  ------------------------------
                                               Name:   Kathleen Marshall
                                               Title:  Trust Officer

STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )

               On the 27th day of September, 1996, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a Vice President of Bankers Trust Company, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    ----------------------------
                                                            Notary Public

[SEAL]

STATE OF MINNESOTA           )
                             ) ss.:
COUNTY OF HENNEPIN           )

               On the 27th day of September, 1996, before me, a notary public in and for said State, personally appeared Kathleen Marshall, known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 -------------------------------
                                                       Notary Public

[SEAL]

STATE OF MINNESOTA           )
                             ) ss.:
COUNTY OF HENNEPIN           )

               On the 27th day of September, 1996, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice President of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                --------------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF MINNESOTA                  )
                                    ) ss:
COUNTY OF HENNEPIN                  )

               On the 27th day of September, 1996, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                --------------------------------
                                                        Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                                FORM OF CUSTODIAN
                              INITIAL CERTIFICATION

                                                   September 27, 1996

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series 1996-S19

               Re: Custodial Agreement dated as of September 1, 1996, by and among Bankers Trust Company, Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 1996-S19

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

               Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                   NORWEST BANK MINNESOTA,
                                                   NATIONAL ASSOCIATION

                                                   By:
                                                      --------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION

                                    ________________ ____, 1996

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series 1996-S19

               Re: Custodial Agreement dated as of September 1, 1996, by and among Bankers Trust Company, Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 1996-S19

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

               Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                   NORWEST BANK MINNESOTA,
                                                   NATIONAL  ASSOCIATION

                                                   By:
                                                      --------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                            _____________ ___, 1996

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series 1996-S19

               Re: Custodial Agreement dated as of September 1, 1996, by and among Bankers Trust Company, Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 1996-S19

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing (I) with respect to each such Mortgage Loan (other than a Cooperative Loan):

               (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

              (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

             (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

               (iv) With respect to each Mortgage Loan other than a Cooperative Loan, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

               (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded;

and (II) with respect to each Cooperative Loan so assigned:

               (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

              (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

             (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

               (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

               (v)    The Security Agreement;

             (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

             (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

             (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

             (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

             (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

               Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                            NORWEST BANK MINNESOTA, NATIONAL
                                            ASSOCIATION

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                                                       EXHIBIT F

                              MORTGAGE LOAN SCHEDULE

  RUN ON     : 09/27/96           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 14.08.15          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RFMSI I 1996-S19                               CUTOFF : 09/01/96
  POOL       : 0004219
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________

    1448125          A35/728             F          100,000.00         ZZ
                                         180         99,741.64          1
    2360 VOLANTE PLACE                 9.250          1,029.19         65
                                       9.000          1,029.19      155,000.00
    WESTBURY         NY   11590          1            07/17/96         00
    0380495755                           05           09/01/96          0
    000                                  O            08/01/11
    0


    1474497          163/163             F          525,000.00         ZZ
                                         180        507,755.46          2
    4901 15TH AVENUE                   7.375          4,829.60         73
                                       7.125          4,829.60      720,000.00
    BROOKLYN         NY   11219          2            12/13/95         00
    55189673                             05           02/01/96          0
    55189673                             O            01/01/11
    0


    1475327          747/G01             F          454,100.00         ZZ
                                         174        454,100.00          1
    26270 MIRA WAY                     8.000          4,417.50         80
                                       7.750          4,417.50      567,671.00
    BONITA SPRINGS   FL   33923          1            08/05/96         00
    0430021246                           03           10/01/96          0
    173219                               O            03/01/11
    0


    1477970          747/728             F          136,000.00         ZZ
                                         180        133,897.98          1
    15821 COUNTRY COURT                7.375          1,251.10         60
                                       7.125          1,251.10      230,000.00
    FORT MYERS       FL   33913          2            03/25/96         00
    0380489527                           05           05/01/96          0
1


    173324                               O            04/01/11
    0


    1491532          F45/F45             F           60,412.96         ZZ
                                         143         58,785.80          1
    28 CENTER DRIVE                    7.250            632.12         24
                                       7.000            632.12      262,000.00
    NEW HYDE PARK    NY   11040          2            02/28/96         00
    147538                               05           04/01/96          0
    147538                               O            02/01/08
    0


    1495518          429/429             F          112,000.00         ZZ
                                         180        110,989.92          1
    411 MUSKET DRIVE                   7.625          1,046.23         72
                                       7.375          1,046.23      157,000.00
    FALLS TOWNSHIP   PA   19067          2            05/06/96         00
    21465177                             05           07/01/96          0
    21465177                             O            06/01/11
    0


    1496832          936/728             F          226,500.00         ZZ
                                         180        225,311.80          1
    4479 BRIGHTON AVENUE               9.125          2,314.19         71
                                       8.875          2,314.19      320,000.00
    SAN DIEGO        CA   92107          5            06/26/96         00
    0380490046                           05           08/01/96          0
    6052476                              O            07/01/11
    0


    1498571          882/728             F          260,000.00         ZZ
                                         180        259,240.28          1
    92 CALLE ENSUENO                   7.875          2,465.97         80
                                       7.625          2,465.97      325,000.00
    MARATHON         FL   33050          1            07/08/96         00
    0380488552                           05           09/01/96          0
    UNKNOWN                              O            08/01/11
    0


    1499882          559/728             F           60,000.00         ZZ
                                         180         59,836.00          1
    2430 BEVERLY DRIVE                 8.625            595.25         75
                                       8.375            595.25       81,000.00
    REDDING          CA   96002          1            06/27/96         00
    0380489386                           05           09/01/96          0
    5323282                              O            08/01/11
    0

1


    1499889          147/728             F          269,500.00         ZZ
                                         180        267,173.62          1
    103 WEST CALDWOOD DRIVE            8.125          2,594.97         70
                                       7.875          2,594.97      385,000.00
    BEAUMONT         TX   77707          1            05/30/96         00
    0380505892                           05           07/01/96          0
    483722                               O            06/01/11
    0


    1500256          429/429             F          164,500.00         ZZ
                                         180        164,029.85          1
    82-08 211TH STREET                 8.125          1,583.95         70
                                       7.875          1,583.95      235,000.00
    HOLLIS HILLS     NY   11423          1            07/02/96         00
    21510466                             05           09/01/96          0
    21510466                             O            08/01/11
    0


    1500640          933/728             F          297,000.00         ZZ
                                         180        293,040.72          1
    323 CAZADOR LANE                   8.000          2,838.29         68
                                       7.750          2,838.29      440,000.00
    SAN CLEMENTE     CA   92672          2            04/26/96         00
    0380491911                           05           06/01/96          0
    0031328                              O            05/01/11
    0


    1501584          A26/728             F          268,000.00         ZZ
                                         120        266,575.51          1
    1532 FOREST HILL ROAD              8.500          3,322.82         60
                                       8.250          3,322.82      450,000.00
    STATEN ISLAND    NY   10314          2            07/24/96         00
    0380503533                           05           09/01/96          0
    UNKNOWN                              O            08/01/06
    0


    1501668          076/076             F           95,000.00         ZZ
                                         180         94,449.09          1
    102 KENTUCKY                       8.000            907.87         70
                                       7.750            907.87      137,000.00
    LAREDO           TX   78401          2            06/12/96         00
    10832992                             05           08/01/96          0
    10832992                             O            07/01/11
    0


    1501924          686/728             F          380,000.00         ZZ
                                         180        376,639.66          1
    1090 NEIGHBORLY LANE               7.850          3,598.65         80
                                       7.600          3,598.65      475,000.00
1


    RAMONA           CA   92065          2            05/01/96         00
    0380450560                           05           07/01/96          0
    30817561681                          O            06/01/11
    0


    1502419          E66/E66             F          290,000.00         ZZ
                                         180        287,413.01          1
    7600 STONE HORSE CIRCLE            7.750          2,729.70         78
                                       7.500          2,729.70      376,100.00
    RALEIGH          NC   27612          2            05/02/96         00
    600285173                            05           07/01/96          0
    600285173                            O            06/01/11
    0


    1502426          E66/E66             F          266,750.00         ZZ
                                         180        262,714.97          1
    109 CHARLEMAGNE COURT              7.625          2,491.79         75
                                       7.375          2,491.79      355,700.00
    CARY             NC   27511          5            03/25/96         00
    600278870                            05           05/01/96          0
    600278870                            O            04/01/11
    0


    1503278          A82/728             F           57,500.00         ZZ
                                         180         57,335.66          1
    UNIT#: 708                         8.125            553.66         50
    1581 BRICKELL AVENUE               7.875            553.66      115,000.00
    MIAMI            FL   33129          1            07/23/96         00
    0380498544                           06           09/01/96          0
    DB50003412                           O            08/01/11
    0


    1503573          536/536             F          415,000.00         ZZ
                                         180        412,671.97          2
    751 D PULEHUIKI ROAD               8.375          4,056.32         49
                                       8.125          4,056.32      850,000.00
    KULA             HI   96790          2            06/19/96         00
    1142769                              05           08/01/96          0
    1142769                              O            07/01/11
    0


    1503920          559/G01             F           90,000.00         ZZ
                                         180         89,742.77          1
    3508 REGENCY PARK DRIVE            8.125            866.60         66
                                       7.875            866.60      137,000.00
    MODESTO          CA   95356          2            07/17/96         00
    0430010207                           03           09/01/96          0
    5306840                              O            08/01/11
    0

1




    1504184          966/728             F          261,000.00         ZZ
                                         180        259,583.97          1
    1542 STEMMONS AVENUE               8.750          2,608.57         91
                                       8.500          2,608.57      289,065.00
    DALLAS           TX   75208          1            06/27/96         12
    0380502667                           05           08/01/96         25
    UNKNOWN                              O            07/01/11
    0


    1505870          896/728             F          273,600.00         T
                                         180        272,132.13          1
    1030 DOGWOOD DRIVE                 8.875          2,754.73         80
                                       8.625          2,754.73      342,000.00
    GREENSBORO       GA   30642          2            07/03/96         00
    0380488958                           03           08/01/96          0
    UNKNOWN                              O            07/01/11
    0


    1506567          776/728             F          432,000.00         ZZ
                                         180        429,629.93          1
    15319 STONEWOOD TERRACE            8.625          4,285.79         76
    SHERMAN OAKS AREA                  8.375          4,285.79      575,000.00
    LOS ANGELES      CA   91403          2            06/05/96         00
    0380504416                           05           08/01/96          0
    2132815                              O            07/01/11
    0


    1506775          635/635             F          170,000.00         ZZ
                                         180        169,530.11          1
    12 LENNECKE LANE                   8.500          1,674.06         73
                                       8.250          1,674.06      235,000.00
    EAST BRUNSWICK   NJ   08816          2            07/22/96         00
    652899600                            05           09/01/96          0
    652899600                            O            08/01/11
    0


    1506778          742/728             F          265,000.00         ZZ
                                         180        263,609.84          1
    11 POND RIDGE LANE                 9.125          2,707.55         73
                                       8.875          2,707.55      365,000.00
    ROWAYTON         CT   06853          1            06/28/96         00
    0380495326                           05           08/01/96          0
    4098117                              O            07/01/11
    0


    1506893          B57/G01             F        1,000,000.00         ZZ
                                         180      1,000,000.00          1
1


    7 LAUREL GROVE AVENUE              7.875          9,484.50         48
                                       7.625          9,484.50    2,100,000.00
    ROSS             CA   94597          1            08/16/96         00
    0430021923                           05           10/01/96          0
    9611057                              O            09/01/11
    0


    1506936          975/728             F          375,900.00         ZZ
                                         180        374,837.55          1
    2676 BELINDA COURT                 8.250          3,646.76         80
                                       8.000          3,646.76      469,900.00
    FULLERTON        CA   92635          1            07/03/96         00
    0380489923                           05           09/01/96          0
    961807                               O            08/01/11
    0


    1507247          976/728             F          275,500.00         ZZ
                                         180        274,738.50          1
    1708 WOODMILLS DRIVE               8.500          2,712.96         95
                                       8.250          2,712.96      290,000.00
    CORDOVA          TN   38018          1            07/01/96         04
    0380494279                           05           09/01/96         30
    041396                               O            08/01/11
    0


    1508244          601/728             F          391,950.00         ZZ
                                         180        389,799.66          1
    9202 MARKHAM RD                    8.625          3,888.46         80
                                       8.375          3,888.46      490,000.00
    MANVEL           TX   77578          2            06/12/96         00
    0380500315                           05           08/01/96          0
    881816                               O            07/01/11
    0


    1508355          608/728             F          100,000.00         ZZ
                                         180         99,407.20          1
    411 BARKER DRIVE                   7.750            941.28         46
                                       7.500            941.28      219,000.00
    WEST CHESTER     PA   19380          1            06/17/96         00
    0380481474                           05           08/01/96          0
    0050012547                           O            07/01/11
    0


    1508529          637/728             F          326,000.00         ZZ
                                         180        323,247.28          1
    6476 SW BURLINGAME PLACE           8.375          3,186.41         74
                                       8.125          3,186.41      441,000.00
    PORTLAND         OR   97201          1            05/08/96         00
    0380488636                           05           07/01/96          0

1


    4427118                              O            06/01/11
    0


    1508635          491/491             F          258,750.00         ZZ
                                         180        248,941.95          1
    104 CANTERBURY COURT               7.375          2,380.31         81
                                       7.125          2,380.31      320,000.00
    LAGRAMGE         GA   30240          2            08/02/95         96
    21157623                             03           10/01/95          0
    21157623                             O            09/01/10
    0


    1509202          661/661             F           65,450.00         ZZ
                                         180         64,885.04          1
    94 WILLSHIRE DRIVE                 8.125            630.20         29
                                       7.875            630.20      228,000.00
    TINTON FALLS BO  NJ   07724          2            05/10/96         00
    2515583                              05           07/01/96          0
    2515583                              O            06/01/11
    0


    1509203          661/661             F          185,000.00         ZZ
                                         180        182,840.05          1
    10131 CAPRILLI DR                  8.000          1,767.95         56
                                       7.750          1,767.95      332,500.00
    SACRAMENTO       CA   95829          1            04/22/96         00
    2463123                              05           06/01/96          0
    2463123                              O            05/01/11
    0


    1509654          185/728             F          397,500.00         ZZ
                                         180        395,117.68          1
    33951 PAUBA ROAD                   7.625          3,713.17         75
                                       7.375          3,713.17      530,000.00
    TEMECULA         CA   92592          1            06/05/96         00
    0380488917                           05           08/01/96          0
    235344                               O            07/01/11
    0


    1511387          822/728             F          250,000.00         ZZ
                                         180        248,451.85          1
    RR4 BOX 239 LUTZ ROAD              7.250          2,282.16         65
                                       7.000          2,282.16      385,000.00
    BOYERTOWN        PA   19512          2            06/18/96         00
    0380496167                           05           08/01/96          0
    0126051615                           O            07/01/11
    0


1


    1511513          550/550             F        1,100,000.00         ZZ
                                         180      1,096,821.16          1
    3340 WASHINGTON STREET             8.000         10,512.17         40
                                       7.750         10,512.17    2,800,000.00
    SAN FRANCISCO    CA   94118          1            06/10/96         00
    120196246                            05           09/01/96          0
    120196246                            O            08/01/11
    0


    1511598          575/728             F          303,000.00         ZZ
                                         180        301,242.90          1
    7 BULL BRANCH COURT                8.000          2,895.63         80
                                       7.750          2,895.63      379,044.00
    CATONSVILLE      MD   21228          1            06/04/96         00
    0380488834                           03           08/01/96          0
    432012338                            O            07/01/11
    0


    1511599          575/728             F          525,000.00         ZZ
                                         180        520,265.31          1
    901 TAUGHANNOCK BLVD.              7.625          4,904.18         77
                                       7.375          4,904.18      690,000.00
    ITHACA           NY   14850          2            05/02/96         00
    0380490228                           05           07/01/96          0
    467005927                            O            06/01/11
    0


    1511649          686/G01             F           93,000.00         ZZ
                                         180         92,467.79          1
    258 UNION BOULEVARD                8.150            896.83         66
                                       7.900            896.83      143,000.00
    TOTOWA           NJ   07512          1            06/04/96         00
    0430000083                           05           08/01/96          0
    30817370257                          O            07/01/11
    0


    1511650          686/G01             F          200,000.00         ZZ
                                         180        198,885.49          1
    10425 OAK POND CIRCLE              8.450          1,963.63         67
                                       8.200          1,963.63      300,000.00
    CHARLOTTE        NC   28277          1            06/04/96         00
    0430000679                           05           08/01/96          0
    30817499023                          O            07/01/11
    0


    1511652          686/G01             F           35,000.00         ZZ
                                         180         34,802.60          1
    6260 SPINDRIFT COURT               8.315            340.88         50
                                       8.065            340.88       70,000.00

1


    LAKE WORTH       FL   33463          1            06/06/96         00
    0430000109                           03           08/01/96          0
    30817539760                          O            07/01/11
    0


    1511662          686/G01             F          150,500.00         ZZ
                                         180        149,692.55          1
    37436 ALMONT DRIVE E               8.875          1,515.31         74
                                       8.625          1,515.31      205,500.00
    STERLING HEIGHT  MI   48310          1            06/11/96         00
    0430000406                           05           08/01/96          0
    30817097868                          O            07/01/11
    0


    1511663          686/G01             F           80,000.00         ZZ
                                         180         79,565.97          1
    22325 SHORESIDE DRIVE              8.750            799.56         62
                                       8.500            799.56      130,000.00
    LAND O LAKES     FL   34639          5            06/06/96         00
    0430000448                           05           08/01/96          0
    30817462328                          O            07/01/11
    0


    1511667          686/G01             F          288,000.00         ZZ
                                         180        286,351.86          1
    72311 DESERT DRIVE                 8.150          2,777.28         90
                                       7.900          2,777.28      320,000.00
    RANCHO MIRAGE    CA   92270          1            06/12/96         01
    0430000430                           05           08/01/96         25
    30817526544                          O            07/01/11
    0


    1511668          686/G01             F           75,000.00         ZZ
                                         180         74,602.09          1
    2940 STATE RD 42                   9.000            760.71         63
                                       8.750            760.71      120,000.00
    MOORESVILLE      IN   46159          5            06/10/96         00
    0430000513                           05           08/01/96          0
    30817698541                          O            07/01/11
    0


    1511669          686/G01             F          352,800.00         ZZ
                                         180        350,708.61          1
    9852 BIG VIEW DRIVE                7.750          3,320.83         80
                                       7.500          3,320.83      441,000.00
    AUSTIN           TX   78730          1            06/14/96         00
    0430000521                           03           08/01/96          0
    30817314461                          O            07/01/11
    0
1




    1511671          686/G01             F           82,500.00         ZZ
                                         180         82,052.40          1
    23475 SE BORGES ROAD               8.750            824.55         54
                                       8.500            824.55      155,000.00
    GRESHAM          OR   97080          5            06/04/96         00
    0430000547                           05           08/01/96          0
    30817693963                          O            07/01/11
    0


    1511677          686/G01             F           80,000.00         ZZ
                                         180         79,561.09          1
    1701 NE 60 STREET                  8.625            793.67         64
                                       8.375            793.67      125,000.00
    FT LAUDERDALE    FL   33308          5            06/14/96         00
    0430000620                           05           08/01/96          0
    30817463540                          O            07/01/11
    0


    1511678          686/G01             F          102,500.00         ZZ
                                         180        101,950.08          1
    5281 SHRUBOAK                      8.875          1,032.02         70
                                       8.625          1,032.02      146,500.00
    STERLING HEIGHT  MI   48310          1            06/14/96         00
    0430000661                           05           08/01/96          0
    30817699002                          O            07/01/11
    0


    1511687          686/G01             F           28,125.00         ZZ
                                         180         27,969.29          1
    7137 GOLF COLONY COURT             8.525            277.38         75
                                       8.275            277.38       37,500.00
    LAKE WORTH       FL   33467          1            06/21/96         00
    0430000232                           01           08/01/96          0
    30817470495                          O            07/01/11
    0


    1511693          686/G01             F           25,000.00         ZZ
                                         180         24,861.29          1
    876 LAS PAVADAS AVENUE             8.500            246.19         10
                                       8.250            246.19      275,000.00
    SAN RAFAEL       CA   94903          5            06/14/96         00
    0430000349                           05           08/01/96          0
    30817720360                          O            07/01/11
    0


    1511694          686/G01             F           51,000.00         ZZ
                                         180         50,729.43          1

1


    12528 DANNHAUS ROAD                9.000            517.28         75
                                       8.750            517.28       68,000.00
    NEEDVILLE        TX   77461          1            06/24/96         00
    0430000356                           05           08/01/96          0
    30817669500                          O            07/01/11
    0


    1511695          686/G01             F          210,000.00         ZZ
                                         180        208,860.66          1
    1105 NE 147TH STREET               8.750          2,098.85         70
                                       8.500          2,098.85      300,000.00
    SHORELINE        WA   98155          5            06/18/96         00
    0430000372                           05           08/01/96          0
    30817693716                          O            07/01/11
    0


    1511913          429/429             F          165,000.00         ZZ
                                         180        165,000.00          1
    475 MINEOLA BOULEVARD              8.250          1,600.74         50
                                       8.000          1,600.74      330,000.00
    WILLISTON PARK   NY   11596          1            08/02/96         00
    21539235                             05           10/01/96          0
    21539235                             O            09/01/11
    0


    1512090          369/G01             F          248,200.00         ZZ
                                         180        247,450.40          1
    412 DRIFTWOOD COURT                7.500          2,300.85         63
                                       7.250          2,300.85      398,000.00
    AZLE             TX   76020          2            07/16/96         00
    0430002519                           05           09/01/96          0
    49942121                             O            08/01/11
    0


    1512434          375/728             F          378,000.00         ZZ
                                         180        374,737.04          1
    1931 WYNDALE ST                    8.125          3,639.70         90
                                       7.875          3,639.70      420,000.00
    HOUSTON          TX   77030          2            05/17/96         04
    0380493339                           05           07/01/96         12
    414083                               O            06/01/11
    0


    1512506          638/G01             F          160,000.00         ZZ
                                         180        159,516.78          1
    1 POWDERFARM COURT                 7.500          1,483.22         73
                                       7.250          1,483.22      220,050.00
    PERRY HILL       MD   21128          1            07/16/96         00
    0430003152                           05           09/01/96          0
1


    8584226                              O            08/01/11
    0


    1512727          946/728             F          574,000.00         ZZ
                                         180        572,448.58          1
    HWY 1 AT RAT CREEK                 8.750          5,736.84         70
                                       8.500          5,736.84      820,000.00
    BIG SUR          CA   93920          1            07/03/96         00
    0380488727                           05           09/01/96          0
    371569                               O            08/01/11
    0


    1512790          575/728             F          268,000.00         ZZ
                                         180        266,376.16          1
    6501 DALROY LANE                   7.500          2,484.39         55
                                       7.250          2,484.39      494,500.00
    BETHESDA         MD   20817          1            06/26/96         00
    0380490244                           05           08/01/96          0
    421014584                            O            07/01/11
    0


    1512900          686/G01             F           47,000.00         ZZ
                                         180         46,870.09          1
    329 WINGED FOOT ROAD               8.500            462.83         49
                                       8.250            462.83       97,000.00
    PALM SPRINGS     FL   33461          1            07/02/96         00
    0430000463                           05           09/01/96          0
    17540461                             O            08/01/11
    0


    1512904          686/G01             F          154,900.00         ZZ
                                         180        154,021.37          1
    2624 MILLSTREAM DRIVE              8.250          1,502.75         75
                                       8.000          1,502.75      206,580.00
    PLANO            TX   75075          1            06/27/96         00
    0430000422                           05           08/01/96          0
    17767585                             O            07/01/11
    0


    1512909          686/G01             F           60,000.00         ZZ
                                         180         59,667.13          1
    235 JARO STREET N.E.               8.500            590.85         42
                                       8.250            590.85      144,000.00
    PALM BAY         FL   32907          1            06/25/96         00
    0430000471                           05           08/01/96          0
    17103237                             O            07/01/11
    0

1


    1512963          975/728             F          199,500.00         ZZ
                                         180        198,393.22          1
    730 CLOVERDALE AVENUE              8.500          1,964.56         70
                                       8.250          1,964.56      285,000.00
    LOS ANGELES      CA   90036          1            06/27/96         00
    0380492232                           05           08/01/96          0
    961853                               O            07/01/11
    0


    1513079          688/728             F          140,000.00         ZZ
                                         180        139,101.10          1
    5839 VAN WINKLE LANE               8.500          1,378.64         53
                                       8.250          1,378.64      265,000.00
    AUSTIN           TX   78739          1            06/28/96         00
    0380490160                           03           08/01/96          0
    0040295                              O            07/01/11
    0


    1513136          E91/728             F          218,000.00         ZZ
                                         180        217,390.67          1
    6953 WILDROSE TERRACE              8.375          2,130.79         71
                                       8.125          2,130.79      310,303.00
    CARLSBAD         CA   92009          1            07/01/96         00
    0380491630                           03           09/01/96          0
    19037                                O            08/01/11
    0


    1513182          F45/F45             F          345,000.00         ZZ
                                         180        342,118.89          1
    9 DRUMM COURT                      8.500          3,397.35         73
                                       8.250          3,397.35      475,000.00
    RAMSEY           NJ   07446          1            05/29/96         00
    0780361                              05           07/01/96          0
    0780361                              O            06/01/11
    0


    1513184          F45/F45             F          200,000.00         ZZ
                                         180        198,254.51          1
    SMITH LANE                         8.000          1,911.30         49
                                       7.750          1,911.30      409,000.00
    SOMERS           NY   10589          1            05/15/96         00
    UNKNOWN                              05           07/01/96          0
    UNKNOWN                              O            06/01/11
    0


    1513187          195/728             F          560,000.00         ZZ
                                         180        558,363.68          1
    3193 PACIFIC AVENUE                7.875          5,311.32         74
                                       7.625          5,311.32      760,000.00
1


    SAN FRANCISCO    CA   94115          1            07/01/96         00
    0380491424                           01           09/01/96          0
    50396                                O            08/01/11
    0


    1513467          998/G01             F          225,000.00         ZZ
                                         180        222,661.20          1
    3234 MARILYN COURT                 7.875          2,134.02         74
                                       7.625          2,134.02      305,000.00
    PLEASANTON       CA   94588          5            05/03/96         00
    0430008326                           05           07/01/96          0
    99295487                             O            06/01/11
    0


    1513471          998/G01             F          650,000.00         ZZ
                                         180        643,254.75          1
    2506 SOUTH 2ND AVENUE              7.875          6,164.93         60
                                       7.625          6,164.93    1,100,000.00
    ARCADIA          CA   91006          2            05/17/96         00
    0430008359                           05           07/01/96          0
    99500480                             O            06/01/11
    0


    1513696          601/728             F          284,500.00         ZZ
                                         180        282,776.18          1
    2425 SHADY SPRING DRIVE            7.500          2,637.35         72
                                       7.250          2,637.35      396,000.00
    CHARLOTTESVILLE  VA   22901          2            06/24/96         00
    0380491937                           05           08/01/96          0
    1077757                              O            07/01/11
    0


    1513699          601/728             F          324,000.00         ZZ
                                         180        321,109.70          1
    4881 SEASONS DRIVE                 7.750          3,049.74         80
                                       7.500          3,049.74      405,000.00
    TROY             MI   48098          1            05/23/96         00
    0380492588                           05           07/01/96          0
    96030804                             O            06/01/11
    0


    1513778          163/728             F          236,000.00         ZZ
                                         180        234,007.21          1
    5427 F.M. 660                      8.375          2,306.73         80
                                       8.125          2,306.73      295,000.00
    ENNIS            TX   75119          2            05/31/96         00
    0380492471                           03           07/01/96          0
    55661732                             O            06/01/11
    0

1




    1513781          163/728             F          243,750.00         ZZ
                                         180        242,352.00          1
    3814 GRENNOCH ST                   8.125          2,347.03         60
                                       7.875          2,347.03      407,000.00
    HOUSTON          TX   77025          2            06/19/96         00
    0380500935                           05           08/01/96          0
    12067                                O            07/01/11
    0


    1513783          163/728             F          284,000.00         ZZ
                                         180        282,316.48          1
    5725 WESTWOOD DRIVE                7.750          2,673.22         58
                                       7.500          2,673.22      492,000.00
    MUSKEGON         MI   49441          2            06/13/96         00
    0380493917                           05           08/01/96          0
    372436096                            O            07/01/11
    0


    1513788          163/728             F          283,500.00         T
                                         180        281,891.91          1
    450 TARPON BLVD.                   8.250          2,750.35         90
                                       8.000          2,750.35      315,000.00
    FRIPP ISLAND     SC   29920          1            06/10/96         14
    0380493958                           03           08/01/96         25
    2240079396                           O            07/01/11
    0


    1513830          375/728             F          270,000.00         ZZ
                                         180        268,468.49          1
    2 RIVER RIDGE ROAD                 8.250          2,619.38         75
                                       8.000          2,619.38      360,000.00
    LITTLE ROCK      AR   72207          2            06/21/96         00
    0380491184                           05           08/01/96          0
    620605                               O            07/01/11
    0


    1513874          776/728             F          307,500.00         ZZ
                                         180        306,601.49          1
    26361 VIA CANON                    7.875          2,916.48         75
                                       7.625          2,916.48      410,000.00
    DANA POINT       CA   92624          5            07/02/96         00
    0380493446                           05           09/01/96          0
    2133991                              O            08/01/11
    0


    1513875          776/728             F          244,000.00         ZZ
                                         180        243,325.57          1
1


    16063 OAK TREE CROSSING            8.500          2,402.76         61
                                       8.250          2,402.76      400,000.00
    CHINO HILLS      CA   91709          2            07/02/96         00
    0380493453                           05           09/01/96          0
    2134895                              O            08/01/11
    0


    1513878          201/728             F          250,000.00         ZZ
                                         180        247,818.10          1
    11505 SW 93 COURT                  8.000          2,389.14         68
    MIAMI                              7.750          2,389.14      372,000.00
    COUNTY OF DADE   FL   33173          1            05/23/96         00
    0380494345                           05           07/01/96          0
    4100894858                           O            06/01/11
    0


    1513901          385/385             F          650,000.00         ZZ
                                         180        638,290.08          1
    RANCH ROAD                         7.750          6,118.29         61
                                       7.500          6,118.29    1,070,000.00
    GEORGE WEST      TX   78022          2            02/01/96         00
    1523570                              05           04/01/96          0
    1523570                              O            03/01/11
    0


    1513979          964/728             F          236,250.00         ZZ
                                         180        235,625.67          1
    343 CHERRY DRIVE                   9.000          2,396.21         75
                                       8.750          2,396.21      315,000.00
    PASADENA         CA   91105          1            07/01/96         00
    0380489592                           05           09/01/96          0
    18975                                O            08/01/11
    0


    1514018          163/728             F          284,400.00         ZZ
                                         180        282,804.61          1
    2304 ELLINGHAM DRIVE               8.375          2,779.80         90
                                       8.125          2,779.80      316,000.00
    WICHITA FALLS    TX   76308          1            06/11/96         14
    0380500927                           05           08/01/96         25
    UNKNOWN                              O            07/01/11
    0


    1514020          163/728             F          230,000.00         ZZ
                                         180        228,666.23          1
    2281 HIGHWAY 108                   8.000          2,198.00         61
                                       7.750          2,198.00      380,000.00
    JASPER           GA   30143          2            05/31/96         00
    0380494378                           05           08/01/96          0

1


    UNKNOWN                              O            07/01/11
    0


    1514110          893/728             F          255,000.00         ZZ
                                         180        254,295.16          1
    397 SAILFISH ISLE                  8.500          2,511.09         53
                                       8.250          2,511.09      485,000.00
    FOSTER CITY      CA   94404          5            07/08/96         00
    0380493552                           05           09/01/96          0
    7896                                 O            08/01/11
    0


    1514294          025/025             F          380,000.00         ZZ
                                         180        377,796.38          1
    2477 RIVER ROAD                    8.000          3,631.48         60
                                       7.750          3,631.48      640,000.00
    MURFREESBORO     TN   37129          5            06/18/96         00
    257567                               05           08/01/96          0
    257567                               O            07/01/11
    0


    1514297          025/025             F          270,000.00         ZZ
                                         180        268,518.71          1
    233 S. ATLANTIC AVENUE             8.625          2,678.62         74
                                       8.375          2,678.62      365,000.00
    COCOA BEACH      FL   32931          5            06/14/96         00
    461668                               05           08/01/96          0
    461668                               O            07/01/11
    0


    1514374          B77/728             F           61,950.00         ZZ
                                         180         61,786.29          1
    101 BARLEY SHEAF DRIVE             9.000            628.34         52
                                       8.750            628.34      120,000.00
    EAST NORRITON R  PA   19401          1            08/02/96         00
    0380501404                           09           09/01/96          0
    95301890                             O            08/01/11
    0


    1514400          270/728             F           81,600.00         ZZ
                                         180         81,142.25          1
    351 LAKESIDE LANE                  8.375            797.58         75
                                       8.125            797.58      110,000.00
    HOUSTON          TX   77058          2            06/24/96         00
    0380493271                           01           08/01/96          0
    4923900                              O            07/01/11
    0


1


    1514709          136/728             F          187,500.00         ZZ
                                         180        186,436.44          1
    924 ROUTE 9W                       8.250          1,819.02         75
                                       8.000          1,819.02      250,000.00
    GRANDVIEW        NY   10960          1            07/01/96         00
    0380494774                           05           08/01/96          0
    1107929                              O            07/01/11
    0


    1514804          439/G01             F          400,000.00         ZZ
                                         180        397,700.79          1
    13585 STRUZENBERG COURT            8.100          3,845.74         73
                                       7.850          3,845.74      550,000.00
    MORGAN HILL      CA   95037          1            06/04/96         00
    0430008789                           05           08/01/96          0
    1853508                              O            07/01/11
    0


    1514805          439/G01             F           80,000.00         ZZ
                                         180         79,546.21          1
    2400 SOUTHEAST LINDENBROOK DR      8.250            776.12         39
                                       8.000            776.12      208,000.00
    MILWAUKIE        OR   97222          1            05/30/96         00
    0430008797                           05           08/01/96          0
    1855778                              O            07/01/11
    0


    1514806          439/G01             F           63,700.00         ZZ
                                         180         63,170.38          1
    7802 GENEVA LANE                   8.550            629.15         75
                                       8.300            629.15       85,000.00
    SARASOTA         FL   34243          1            05/31/96         00
    0430008805                           01           07/01/96          0
    1855844                              O            06/01/11
    0


    1514807          439/G01             F           30,000.00         ZZ
                                         180         29,752.77          1
    10257 NW 53RD COURT                8.650            298.07         14
                                       8.400            298.07      215,000.00
    CORAL SPRINGS    FL   33076          5            05/24/96         00
    0430008821                           05           07/01/96          0
    1856502                              O            06/01/11
    0


    1514808          439/G01             F           59,800.00         ZZ
                                         180         59,457.76          1
    2735 EEAST GLENOAKS BOULEVARD      8.150            576.68         24
                                       7.900            576.68      259,800.00

1


    GLENDALE         CA   91206          1            06/18/96         00
    0430008896                           05           08/01/96          0
    1858801                              O            07/01/11
    0


    1514809          439/G01             F          295,000.00         ZZ
                                         180        292,547.32          1
    2625 CLARENDON AVENUE              8.550          2,913.64         80
                                       8.300          2,913.64      370,000.00
    STOCKTON         CA   95204          2            05/23/96         00
    0430008904                           05           07/01/96          0
    1859002                              O            06/01/11
    0


    1514811          439/G01             F          293,100.00         ZZ
                                         180        291,422.68          1
    1364 LAKEVIEW DR                   8.150          2,826.46         80
                                       7.900          2,826.46      366,400.00
    SOUTHLAKE        TX   76092          1            06/13/96         00
    0430008920                           05           08/01/96          0
    1859783                              O            07/01/11
    0


    1514813          439/G01             F           25,000.00         ZZ
                                         180         24,862.27          1
    2929 E JOAQUIN PL                  8.900            252.09         28
                                       8.650            252.09       90,100.00
    FRESNO           CA   93726          1            06/12/96         00
    0430008938                           05           08/01/96          0
    1861017                              O            07/01/11
    0


    1514814          439/G01             F           35,000.00         T
                                         180         34,808.39          1
    2101 SUNSET POINT ROAD #1104       8.650            347.75         59
                                       8.400            347.75       59,500.00
    CLEARWATER       FL   34625          5            06/11/96         00
    0430008946                           01           08/01/96          0
    1861300                              O            07/01/11
    0


    1514815          439/G01             F           25,000.00         ZZ
                                         180         24,867.95          1
    7229 BAYBERRY LANE                 9.050            254.32         12
                                       8.800            254.32      220,000.00
    DARIEN           IL   60561          5            06/17/96         00
    0430008953                           05           08/01/96          0
    1861337                              O            07/01/11
    0
1




    1514816          439/G01             F           27,500.00         ZZ
                                         180         27,347.42          1
    850 THREADNEEDLE STREET #81        8.500            270.81         58
                                       8.250            270.81       47,500.00
    HOUSTON          TX   77079          1            06/28/96         00
    0430011593                           01           08/01/96          0
    1861890                              O            07/01/11
    0


    1514817          439/G01             F          300,000.00         ZZ
                                         180        298,386.89          1
    1033 MONTE CRISTO LANE             8.850          3,016.09         53
                                       8.600          3,016.09      575,000.00
    SANTA BARBARA    CA   93108          1            06/13/96         00
    0430009001                           05           08/01/96          0
    1862738                              O            07/01/11
    0


    1514821          439/G01             F           52,500.00         ZZ
                                         180         52,212.61          1
    8352 LULLABY LANE                  8.650            521.62         39
                                       8.400            521.62      135,000.00
    PANORAMA CITY    CA   91402          5            05/31/96         00
    0430009027                           05           08/01/96          0
    1859196                              O            07/01/11
    0


    1514822          439/G01             F          335,900.00         ZZ
                                         180        335,016.33          1
    4000 GRANITE CREEK ROAD            9.050          3,416.92         70
                                       8.800          3,416.92      480,000.00
    SCOTTS VALLEY    CA   95066          2            06/24/96         00
    0430009035                           05           09/01/96          0
    1857806                              O            08/01/11
    0


    1514836          686/G01             F           67,000.00         ZZ
                                         180         66,813.97          1
    1619 6TH STREET                    8.450            657.82         58
                                       8.200            657.82      117,500.00
    LOS OSOS         CA   93402          2            07/01/96         00
    0430002766                           05           09/01/96          0
    817560840                            O            08/01/11
    0


    1514840          686/G01             F          222,000.00         ZZ
                                         180        221,393.21          1

1


    4520 MIDDLETON LANE                8.625          2,202.42         75
                                       8.375          2,202.42      296,000.00
    BETHESDA         MD   20814          2            06/28/96         00
    0430002824                           05           09/01/96          0
    817689102                            O            08/01/11
    0


    1514858          686/G01             F           59,350.00         ZZ
                                         180         59,187.78          1
    1 PINE CIRCLE                      8.625            588.80         63
                                       8.375            588.80       95,000.00
    PORTER           TX   77365          2            07/03/96         00
    0430002873                           03           09/01/96          0
    817767528                            O            08/01/11
    0


    1514862          686/G01             F           81,700.00         ZZ
                                         180         81,481.64          1
    11303 LAKEVIEW DR                  8.875            822.60         75
    UNIT #8 BLDG M                     8.625            822.60      109,000.00
    CORAL SPRINGS    FL   33071          1            07/05/96         00
    0430002980                           01           09/01/96          0
    817566946                            O            08/01/11
    0


    1514863          686/G01             F          143,600.00         ZZ
                                         180        143,216.21          1
    3728 LAKERIDGE PASS                8.875          1,445.83         75
                                       8.625          1,445.83      191,500.00
    NASHVILLE        TN   37214          1            07/08/96         00
    0430003038                           03           09/01/96          0
    817765605                            O            08/01/11
    0


    1514869          686/G01             F           50,000.00         ZZ
                                         180         49,864.85          1
    8521 E BRIDGEPORT AVENUE           8.750            499.73         50
                                       8.500            499.73      101,000.00
    SPOKANE          WA   99212          5            07/01/96         00
    0430002956                           05           09/01/96          0
    817753585                            O            08/01/11
    0


    1514870          686/G01             F          280,000.00         ZZ
                                         180        278,390.55          1
    2140 CARMELITA DRIVE               8.100          2,692.02         80
                                       7.850          2,692.02      350,000.00
    SAN CARLOS       CA   94070          2            06/19/96         00
    0430002840                           05           08/01/96          0
1


    817489180                            O            07/01/11
    0


    1514873          686/G01             F           32,000.00         ZZ
                                         180         31,911.55          1
    1200 N ATLANTIC BLVD               8.500            315.12         52
    UNIT 504                           8.250            315.12       62,500.00
    FT LAUDERDALE    FL   33304          1            07/12/96         00
    0430002816                           08           09/01/96          0
    817567332                            O            08/01/11
    0


    1514874          686/G01             F          452,000.00         ZZ
                                         180        450,679.25          1
    10 NICOSIA                         7.875          4,287.00         80
                                       7.625          4,287.00      565,000.00
    LAGUNA NIGUEL    CA   92677          1            07/09/96         00
    0430002790                           03           09/01/96          0
    817658024                            O            08/01/11
    0


    1514875          686/G01             F           72,750.00         ZZ
                                         180         72,548.91          1
    2499 VAN FLEET CIRCLE              8.500            716.40         75
                                       8.250            716.40       97,000.00
    DORAVILLE        GA   30360          1            07/12/96         00
    0430002832                           05           09/01/96          0
    817691447                            O            08/01/11
    0


    1514897          E22/728             F          300,000.00         ZZ
                                         180        298,317.09          1
    4646 CHEROKEE TRAIL                8.375          2,932.28         32
                                       8.125          2,932.28      950,000.00
    DALLAS           TX   75209          1            06/28/96         00
    0410155485                           05           08/01/96          0
    410155485                            O            07/01/11
    0


    1515061          976/728             F          214,850.00         ZZ
                                         180        213,658.06          1
    2009 OAK RIVER STREET              8.500          2,115.72         75
                                       8.250          2,115.72      286,500.00
    LAS VEGAS        NV   89134          1            06/19/96         00
    0380494733                           03           08/01/96          0
    138076                               O            07/01/11
    0

1


    1515082          526/G01             F          316,000.00         ZZ
                                         180        314,246.92          1
    2140 DEL MONTE DRIVE               8.500          3,111.78         80
                                       8.250          3,111.78      395,000.00
    HOUSTON          TX   77024          1            06/19/96         00
    0430004952                           05           08/01/96          0
    133631                               O            07/01/11
    0


    1515129          286/286             F          288,700.00         ZZ
                                         180        285,402.23          1
    ROUTE 2 BOX 180                    8.250          2,800.80         75
                                       8.000          2,800.80      385,000.00
    NEW ALEXANDRIA   PA   15670          5            04/18/96         00
    931465                               05           06/01/96          0
    931465                               O            05/01/11
    0


    1515130          286/286             F          300,000.00         ZZ
                                         180        298,279.39          1
    4122 N MERIDIAN ST                 8.125          2,888.65         68
                                       7.875          2,888.65      442,500.00
    INDIANAPOLIS     IN   46208          1            06/17/96         00
    8434862                              05           08/01/96          0
    8434862                              O            07/01/11
    0


    1515131          286/286             F          336,000.00         ZZ
                                         180        334,156.60          1
    605 BRIER ST                       8.625          3,333.40         68
                                       8.375          3,333.40      495,000.00
    KENILWORTH       IL   60043          5            06/24/96         00
    914536                               05           08/01/96          0
    914536                               O            07/01/11
    0


    1515136          286/286             F          224,000.00         ZZ
                                         180        222,087.55          1
    8541 HELMSMAN CIR                  8.250          2,173.12         79
                                       8.000          2,173.12      284,000.00
    INDIANAPOLIS     IN   45256          1            05/29/96         00
    8434620                              03           07/01/96          0
    8434620                              O            06/01/11
    0


    1515138          286/286             F          343,000.00         ZZ
                                         180        341,097.13          1
    2616 EDGEHILL RD                   8.500          3,377.66         72
                                       8.250          3,377.66      480,000.00
1


    TOLEDO           OH   43615          2            06/06/96         00
    8357914                              05           08/01/96          0
    8357914                              O            07/01/11
    0


    1515141          286/286             F          271,200.00         ZZ
                                         180        269,678.65          1
    7117 BRIAR COVE DR                 8.375          2,650.78         80
                                       8.125          2,650.78      339,000.00
    DALLAS           TX   75240          1            06/17/96         00
    8428674                              05           08/01/96          0
    8428674                              O            07/01/11
    0


    1515237          640/G01             F          428,100.00         ZZ
                                         180        421,554.11          1
    8995 FOREST HILL                   7.500          3,968.54         75
    IRENE COVE                         7.250          3,968.54      575,000.00
    GERMANTOWN       TN   38139          2            03/12/96         00
    0430005116                           05           05/01/96          0
    5677737                              O            04/01/11
    0


    1515250          936/728             F          230,000.00         ZZ
                                         180        229,342.66          1
    29326 NORTHEAST 16TH PLACE         8.125          2,214.63         62
                                       7.875          2,214.63      375,000.00
    CARNATION        WA   98014          5            07/10/96         00
    0380496803                           05           09/01/96          0
    6089064                              O            08/01/11
    0


    1515251          936/728             F          235,000.00         ZZ
                                         180        234,364.83          1
    123 OCEAN DRIVE EAST               8.750          2,348.71         60
                                       8.500          2,348.71      395,000.00
    STAMFORD         CT   06902          5            07/11/96         00
    0380496845                           05           09/01/96          0
    6078422                              O            08/01/11
    0


    1515269          559/G01             F          280,000.00         ZZ
                                         180        279,208.60          1
    2535 DE KOVEN AVENUE               8.250          2,716.40         57
                                       8.000          2,716.40      495,000.00
    BELMONT          CA   94002          1            07/01/96         00
    0430001834                           05           09/01/96          0
    5337886                              O            08/01/11
    0

1




    1515578          562/728             F          238,000.00         ZZ
                                         180        237,356.73          1
    224-46 76TH AVENUE                 8.750          2,378.69         70
                                       8.500          2,378.69      340,000.00
    BAYSIDE          NY   11364          1            07/18/96         00
    0380496514                           05           09/01/96          0
    517854                               O            08/01/11
    0


    1515693          964/G01             F          579,600.00         ZZ
                                         180        577,961.82          1
    15950 BLACKBERRY HILL ROAD         8.250          5,622.93         70
                                       8.000          5,622.93      828,000.00
    LOS GATOS        CA   95032          1            07/12/96         00
    0430001941                           05           09/01/96          0
    19058                                O            08/01/11
    0


    1515781          936/728             F          221,000.00         ZZ
                                         180        220,395.94          1
    4797 ST. ANDREWS DRIVE             8.625          2,192.50         90
                                       8.375          2,192.50      246,000.00
    WESTERVILLE      OH   43082          1            07/12/96         10
    0380497470                           05           09/01/96         25
    6036453                              O            08/01/11
    0


    1515788          375/G01             F           31,400.00         ZZ
                                         180         31,313.21          1
    7576 JERSEY MILL RD                8.500            309.21         22
                                       8.250            309.21      145,000.00
    ALEXANDRIA       OH   43001          2            07/11/96         00
    0430002329                           05           09/01/96          0
    327599                               O            08/01/11
    0


    1515791          830/830             F          314,400.00         ZZ
                                         180        313,540.65          1
    1907 EAST VINTAGE WOODS COURT      8.625          3,119.10         80
                                       8.375          3,119.10      393,000.00
    SALT LAKE CITY   UT   84117          1            07/19/96         00
    1821404                              05           09/01/96          0
    1821404                              O            08/01/11
    0


    1515830          E22/G01             F          105,000.00         ZZ
                                         180        104,716.21          1
1


    3829 GLOBE AVENUE                  8.750          1,049.42         62
                                       8.500          1,049.42      170,000.00
    CULVER CITY      CA   90230          1            07/16/96         00
    0410183149                           05           09/01/96          0
    410183149                            O            08/01/11
    0


    1515873          147/728             F           50,500.00         ZZ
                                         180         50,357.26          1
    2519 BLUE ROSE DRIVE               8.250            489.93         51
                                       8.000            489.93      100,000.00
    MISSOURI CITY    TX   77459          1            08/01/96         00
    0380504341                           03           09/01/96          0
    483976                               O            08/01/11
    0


    1515902          076/076             F          387,650.00         ZZ
                                         180        386,517.29          1
    203 HICKORY CREEK LANE             7.875          3,676.66         80
                                       7.625          3,676.66      484,587.00
    LITTLE ROCK      AR   72212          1            07/01/96         00
    UNKNOWN                              03           09/01/96          0
    UNKNOWN                              O            08/01/11
    0


    1515919          171/G01             F           70,000.00         ZZ
                                         180         69,806.51          1
    333 EAST DEER CREEK LANE           8.500            689.32         46
                                       8.250            689.32      153,000.00
    FRESNO           CA   93720          1            07/19/96         00
    0430002691                           03           09/01/96          0
    45083765                             O            08/01/11
    0


    1516117          661/661             F          185,000.00         ZZ
                                         180        182,233.67          1
    1150 PALOMAR DRIVE                 8.250          1,794.77         29
                                       8.000          1,794.77      650,000.00
    REDWOOD CITY     CA   94062          5            06/17/96         00
    2548030                              05           08/01/96          0
    2548030                              O            07/01/11
    0


    1516126          661/661             F           50,001.00         ZZ
                                         180         49,554.98          1
    RURAL ROUTE 1 BOX 429              7.750            470.64         48
                                       7.500            470.64      105,000.00
    MUNCY            PA   17756          5            05/15/96         00
    2470706                              05           07/01/96          0

1


    2470706                              O            06/01/11
    0


    1516130          661/661             F          119,000.00         ZZ
                                         180        117,625.72          1
    263 CIRQUE DRIVE                   8.125          1,145.83         50
                                       7.875          1,145.83      240,000.00
    BOZEMAN          MT   59715          2            04/18/96         00
    2457132                              05           06/01/96          0
    2457132                              O            05/01/11
    0


    1516369          975/728             F          310,000.00         ZZ
                                         180        309,133.52          1
    2450 MELVILLE DRIVE                8.375          3,030.02         51
                                       8.125          3,030.02      610,000.00
    SAN MARINO       CA   91108          1            07/22/96         00
    0380498288                           05           09/01/96          0
    961796                               O            08/01/11
    0


    1516389          637/G01             F          218,000.00         ZZ
                                         180        216,138.78          1
    416 ROWAYTON AVENUE                8.250          2,114.91         78
                                       8.000          2,114.91      280,000.00
    NORWALK          CT   06854          2            05/24/96         00
    0430013854                           05           07/01/96          0
    9034992                              O            06/01/11
    0


    1516392          637/G01             F          283,000.00         ZZ
                                         180        282,252.12          1
    2158 EAST 12TH STREET              9.000          2,870.38         95
                                       8.750          2,870.38      300,000.00
    BROOKLYN         NY   11229          1            07/08/96         11
    0430003376                           05           09/01/96         30
    9103144                              O            08/01/11
    0


    1516396          637/G01             F          190,000.00         ZZ
                                         180        188,957.60          2
    2428 64TH STREET                   8.625          1,884.96         48
                                       8.375          1,884.96      400,000.00
    BROOKLYN         NY   11204          2            06/20/96         00
    0430006577                           05           08/01/96          0
    4739231                              O            07/01/11
    0


1


    1516434          A13/728             F          220,000.00         ZZ
                                         180        218,478.45          1
    COUNTY ROAD 415                    7.750          2,070.81         80
                                       7.500          2,070.81      275,000.00
    GRNDVIEW         TX   76050          4            06/28/96         00
    0380505009                           05           08/01/96          0
    950034962                            O            07/01/11
    0


    1516443          429/429             F          216,500.00         ZZ
                                         180        213,802.35          1
    123 MILLWOOD ST                    7.250          1,976.35         62
                                       7.000          1,976.35      350,000.00
    FRAMINGHAM       MA   01701          2            04/01/96         00
    10297430                             03           06/01/96          0
    10297430                             O            05/01/11
    0


    1516456          429/429             F          270,000.00         ZZ
                                         180        258,715.16          1
    18 ACORN DRIVE                     7.750          2,541.45         38
                                       7.500          2,541.45      715,000.00
    ANDOVER          MA   01810          2            07/27/95         00
    21157938                             05           09/01/95          0
    21157938                             O            08/01/10
    0


    1516476          429/429             F          227,700.00         ZZ
                                         180        224,329.35          1
    51 ALISON LANE                     7.875          2,159.62         90
                                       7.625          2,159.62      253,000.00
    WHITE LAKE       MI   48386          1            03/19/96         14
    21352414                             05           05/01/96         12
    21352414                             O            04/01/11
    0


    1517240          731/G01             F          132,000.00         ZZ
                                         180        131,666.62          1
    3015 LA PAZ LANE, #B               9.500          1,378.38         73
                                       9.250          1,378.38      182,500.00
    DIAMOND BAR      CA   91765          1            07/22/96         00
    0430008441                           01           09/01/96          0
    412010001                            O            08/01/11
    0


    1517241          975/728             F          250,000.00         ZZ
                                         180        249,316.68          1
    21305 VIA DE LA ESPUELA            8.625          2,480.20         74
                                       8.375          2,480.20      340,000.00

1


    YORBA LINDA      CA   92686          5            07/17/96         00
    0380501552                           05           09/01/96          0
    961906                               O            08/01/11
    0


    1517578          696/G01             F          266,400.00         ZZ
                                         180        265,655.39          1
    8386 GOVERNORS RUN                 8.375          2,603.86         80
                                       8.125          2,603.86      333,000.00
    ELLICOTT CITY    MD   21043          1            07/31/96         00
    0430009191                           03           09/01/96          0
    3014505                              O            08/01/11
    0


    1517660          106/106             F          250,000.00         ZZ
                                         180        247,112.84          1
    53 COTTAGE PLACE DRIVE             8.125          2,407.21         80
                                       7.875          2,407.21      315,000.00
    WASHINGTON TOWN  NJ   08691          4            04/25/96         00
    3812740                              03           06/01/96          0
    3812740                              O            05/01/11
    0


    1517661          106/106             F          300,000.00         ZZ
                                         180        296,180.79          1
    145 SYCAMORE LANE                  7.000          2,696.49         69
                                       6.750          2,696.49      435,000.00
    FAIRFIELD        CT   06430          1            04/09/96         00
    3878345                              05           06/01/96          0
    3878345                              O            05/01/11
    0


    1517662          106/106             F          273,000.00         ZZ
                                         180        268,778.00        163
    111 EAST 85TH STREET #26A          8.375          2,668.38         65
                                       8.125          2,668.38      420,000.00
    NEW YORK         NY   10028          1            04/25/96         00
    5940192                              12           06/01/96          0
    5940192                              O            05/01/11
    0


    1517663          106/106             F          970,000.00         ZZ
                                         180        955,007.84          1
    1208 WINDROCK DRIVE                7.375          8,923.26         65
                                       7.125          8,923.26    1,500,000.00
    MCLEAN           VA   22102          2            03/29/96         00
    5942024                              03           05/01/96          0
    5942024                              O            04/01/11
    0
1




    1517664          106/106             F          300,000.00         ZZ
                                         180        298,354.11          1
    91 VALLEYWOOD ROAD                 8.625          2,976.25         79
                                       8.375          2,976.25      380,000.00
    COS COB          CT   06807          1            06/14/96         00
    5985353                              05           08/01/96          0
    5985353                              O            07/01/11
    0


    1517665          106/106             F          270,000.00         ZZ
                                         180        263,704.70          1
    20 ECHO DRIVE                      7.625          2,522.16         65
                                       7.375          2,522.16      420,000.00
    SPARTA           NJ   07871          2            04/18/96         00
    5948336                              05           06/01/96          0
    5948336                              O            05/01/11
    0


    1517666          106/106             F          975,000.00         ZZ
                                         180        963,862.83          1
    902 HELGA PLACE                    8.250          9,458.87         70
                                       8.000          9,458.87    1,400,000.00
    MCLEAN           VA   22102          2            04/30/96         00
    5956123                              03           06/01/96          0
    5956123                              O            05/01/11
    0


    1517667          106/106             F          285,900.00         ZZ
                                         180        283,404.81          1
    15 MARBELLA COURT                  8.000          2,732.21         80
                                       7.750          2,732.21      357,500.00
    PALM COAST       FL   32137          1            05/17/96         00
    5957774                              03           07/01/96          0
    5957774                              O            06/01/11
    0


    1517668          106/106             F          220,500.00         ZZ
                                         180        217,897.28          1
    220 SOUTH HOMEWOOD AVE             7.875          2,091.34         90
                                       7.625          2,091.34      245,000.00
    PITTSBURGH       PA   15208          1            04/26/96         14
    5958715                              05           06/01/96         25
    5958715                              O            05/01/11
    0


    1517669          106/106             F          275,000.00         ZZ
                                         180        273,457.32          1

1


    15 GRAY SQUIRREL DRIVE             8.375          2,687.93         59
                                       8.125          2,687.93      467,000.00
    NEW CANAAN       CT   06840          1            06/14/96         00
    5959259                              05           08/01/96          0
    5959259                              O            07/01/11
    0


    1517670          106/106             F          224,000.00         ZZ
                                         180        222,149.96        231
    1175 YORK AVENUE #12E              8.625          2,222.27         80
                                       8.375          2,222.27      280,000.00
    NEW YORK         NY   10001          1            05/14/96         00
    5960729                              11           07/01/96          0
    5960729                              O            06/01/11
    0


    1517671          106/106             F          276,000.00         ZZ
                                         180        272,881.74          1
    18 SHRUB HOLLOW ROAD               8.375          2,697.70         80
                                       8.125          2,697.70      345,000.00
    ROSLYN           NY   11576          1            04/25/96         00
    5960760                              05           06/01/96          0
    5960760                              O            05/01/11
    0


    1517672          106/106             F          280,000.00         ZZ
                                         120        275,313.96          1
    1131 MILLSTONE RUN                 7.750          3,360.30         71
                                       7.500          3,360.30      395,000.00
    BOGART           GA   30622          5            05/01/96         00
    5967583                              03           07/01/96          0
    5967583                              O            06/01/06
    0


    1517673          106/106             F          240,000.00         T
                                         180        237,167.15          1
    10258 EAST GOLD DUST AVE           7.875          2,276.28         80
                                       7.625          2,276.28      300,000.00
    SCOTTSDALE       AZ   85258          1            04/24/96         00
    5971080                              03           06/01/96          0
    5971080                              O            05/01/11
    0


    1517674          106/106             F          220,000.00         ZZ
                                         180        217,994.23          1
    161 WEST 61ST STREET #14/A-15A     7.500          2,039.43         76
                                       7.250          2,039.43      290,000.00
    NEW YORK         NY   10023          1            05/10/96         00
    5971759                              01           07/01/96          0
1


    5971759                              O            06/01/11
    0


    1517676          106/106             F          384,000.00         ZZ
                                         180        381,821.86          1
    6240 N. PALO CRISTI RD.            8.250          3,725.34         80
                                       8.000          3,725.34      480,000.00
    PARADISE VALLEY  AZ   85253          4            06/04/96         00
    5975578                              05           08/01/96          0
    5975578                              O            07/01/11
    0


    1517677          106/106             F          250,000.00         ZZ
                                         180        248,485.20          1
    2 BIRD SONG COURT                  7.500          2,317.54         45
                                       7.250          2,317.54      559,000.00
    CHESTER          NJ   07930          1            06/03/96         00
    5976568                              05           08/01/96          0
    5976568                              O            07/01/11
    0


    1517679          106/106             F          300,000.00         ZZ
                                         180        299,113.67          1
    330 EAST 33RD STREET 19H & 19J     7.750          2,823.83         58
                                       7.500          2,823.83      520,000.00
    NEW YORK         NY   10016          1            07/30/96         00
    7601354                              01           09/01/96          0
    7601354                              O            08/01/11
    0


    1517680          106/106             F          600,000.00         ZZ
                                         180        596,520.60          1
    811 HARVEY STREET                  8.000          5,733.92         78
                                       7.750          5,733.92      769,900.00
    RALEIGH          NC   27608          1            06/12/96         00
    7607823                              05           08/01/96          0
    7607823                              O            07/01/11
    0


    1517681          106/106             F          250,000.00         ZZ
                                         180        247,550.24          1
    330 EAST 33RD STREET UNIT 3C       8.000          2,389.14         76
                                       7.750          2,389.14      330,000.00
    NEW YORK         NY   10016          1            06/26/96         00
    7612690                              01           08/01/96          0
    7612690                              O            07/01/11
    0

1


    1517682          106/106             F          319,500.00         ZZ
                                         180        318,606.96          1
    3754 BEACH COURT                   8.375          3,122.88         90
                                       8.125          3,122.88      355,000.00
    SEABROOK ISLAND  SC   29455          1            07/29/96         14
    7625908                              05           09/01/96         25
    7625908                              O            08/01/11
    0


    1517689          E82/G01             F          125,000.00         ZZ
                                         180        124,622.48          1
    26 SUMMER STREET                   7.500          1,158.77         68
                                       7.250          1,158.77      184,400.00
    PORTSMOUTH       NH   03801          5            07/26/96         00
    0400020061                           05           09/01/96          0
    002006C1HCF                          O            08/01/11
    0


    1517794          F13/F13             F          265,000.00         ZZ
                                         180        265,000.00          1
    2 WOODSWORTH COURT                 7.875          2,513.39         64
                                       7.625          2,513.39      415,000.00
    WAYNE            PA   19087          1            08/01/96         00
    112246437                            05           10/01/96          0
    112246437                            O            09/01/11
    0


    1517823          106/106             F          300,000.00         ZZ
                                         180        295,212.02          1
    230 HALF MILE ROAD                 7.000          2,696.49         65
                                       6.750          2,696.49      465,000.00
    FAIRFIELD        CT   06490          1            03/29/96         00
    5946462                              05           05/01/96          0
    5946462                              O            04/01/11
    0


    1517846          405/405             F          260,000.00         ZZ
                                         180        255,005.97          1
    2706 BERWYN ROAD                   7.000          2,336.95         68
                                       6.750          2,336.95      385,000.00
    UPPER ARLINGTON  OH   43221          5            02/28/96         00
    577714612                            05           04/01/96          0
    577714612                            O            03/01/11
    0


    1517898          074/074             F          280,000.00         ZZ
                                         180        277,447.19          1
    19 GRIFFEN COURT                   7.500          2,595.64         57
                                       7.250          2,595.64      496,000.00
1


    MILLER PLACE     NY   11764          1            05/03/96         00
    1106000573                           05           07/01/96          0
    1106000573                           O            06/01/11
    0


    1517899          074/074             F          461,400.00         ZZ
                                         180        458,634.70          1
    8 SHEN COURT                       7.625          4,310.08         79
                                       7.375          4,310.08      585,000.00
    EAST SETAUKET    NY   11733          1            06/21/96         00
    1106008950                           05           08/01/96          0
    1106008950                           O            07/01/11
    0


    1517900          074/074             F          150,000.00         ZZ
                                         180        148,676.44          1
    NO # JENNA COURT                   7.875          1,422.68         60
                                       7.625          1,422.68      250,000.00
    HOLBROOK         NY   11741          1            05/31/96         00
    1111018658                           05           07/01/96          0
    1111018658                           O            06/01/11
    0


    1517901          074/074             F           30,000.00         ZZ
                                         180         29,749.44        432
    185 WEST END AVENUE, #17M          8.500            295.43         17
                                       8.250            295.43      180,000.00
    NEW YORK         NY   10023          1            05/08/96         00
    1111037812                           11           07/01/96          0
    1111037812                           O            06/01/11
    0


    1517903          074/074             F          268,000.00         ZZ
                                         180        264,972.11          1
    302 WEST 12TH STREET               8.375          2,619.51         80
    UNIT #15A                          8.125          2,619.51      335,000.00
    NEW YORK         NY   10014          1            04/29/96         00
    1111042834                           06           06/01/96          0
    1111042834                           O            05/01/11
    0


    1517904          074/074             F           51,750.00         ZZ
                                         180         51,308.17        102
    172 EAST 4TH STREET, APT. #3A      8.250            502.05         75
                                       8.000            502.05       69,000.00
    NEW YORK         NY   10009          1            05/20/96         00
    1111043780                           11           07/01/96          0
    1111043780                           O            06/01/11
    0

1




    1517906          074/074             F          600,000.00         ZZ
                                         180        596,404.05          1
    111 WHITEHALL BLVD.                7.625          5,604.78         72
                                       7.375          5,604.78      840,000.00
    GARDEN CITY      NY   11530          5            06/19/96         00
    1111051609                           05           08/01/96          0
    1111051609                           O            07/01/11
    0


    1517907          074/074             F          260,000.00         ZZ
                                         180        255,247.17          1
    53 CREST ROAD                      6.750          2,300.77         71
                                       6.500          2,300.77      370,000.00
    HILLSDALE        NJ   07642          1            03/04/96         00
    1112047560                           05           05/01/96          0
    1112047560                           O            04/01/11
    0


    1517910          074/074             F          280,000.00         ZZ
                                         180        275,718.61          1
    570 DEN ROAD                       7.500          2,595.64         75
                                       7.250          2,595.64      375,000.00
    STAMFORD         CT   06903          2            03/18/96         00
    1112060434                           05           05/01/96          0
    1112060434                           O            04/01/11
    0


    1517911          074/074             F          235,000.00         ZZ
                                         180        231,128.02          1
    18 GERIK ROAD                      6.625          2,063.29         78
                                       6.375          2,063.29      305,000.00
    STAMFORD         CT   06905          1            03/20/96         00
    1112061528                           05           05/01/96          0
    1112061528                           O            04/01/11
    0


    1517913          074/074             F          500,000.00         ZZ
                                         180        493,968.54          1
    27 TERRACE COURT                   7.625          4,670.65         39
                                       7.375          4,670.65    1,310,000.00
    OLD WESTBURY     NY   11568          5            03/29/96         00
    1112064468                           05           06/01/96          0
    1112064468                           O            05/01/11
    0


    1517914          074/074             F          657,500.00         ZZ
                                         180        649,395.21          1
1


    11 PITCH ROAD                      7.375          6,048.50         54
                                       7.125          6,048.50    1,225,000.00
    LITCHFIELD       CT   06759          2            04/12/96         00
    1112067069                           05           06/01/96          0
    1112067069                           O            05/01/11
    0


    1517916          074/074             F           78,000.00         ZZ
                                         180         77,542.66          1
    79 CHESTNUT STREET                 7.875            739.80         49
                                       7.625            739.80      160,000.00
    MOUNT SINAI      NY   11766          2            05/31/96         00
    1112072820                           05           08/01/96          0
    1112072820                           O            07/01/11
    0


    1517917          074/074             F          210,000.00         ZZ
                                         180        201,438.64          1
    5914 SKIMMER POINT BLVD S          7.500          1,946.73         68
                                       7.250          1,946.73      312,000.00
    GULFPORT         FL   33707          5            07/24/95         00
    1113001645                           03           09/01/95          0
    1113001645                           O            08/01/10
    0


    1517918          074/074             F          295,000.00         ZZ
                                         180        292,251.48          1
    4700 DICKINSON WY                  7.250          2,692.95         76
                                       7.000          2,692.95      389,705.00
    BUCKINGHAM       PA   18901          1            05/31/96         00
    1175031893                           05           07/01/96          0
    1175031893                           O            06/01/11
    0


    1517919          074/074             F          141,400.00         T
                                         180        138,125.72          1
    6863 BUCK SPRINGS RD               7.750          1,330.96         70
                                       7.500          1,330.96      202,000.00
    PINETOP          AZ   85935          1            05/21/96         00
    1221156241                           05           07/01/96          0
    1221156241                           O            06/01/11
    0


    1517920          074/074             F          277,850.00         ZZ
                                         180        276,308.56          1
    535 E AGAVE PL                     8.500          2,736.10         95
                                       8.250          2,736.10      292,492.00
    TUCSON           AZ   85704          1            06/05/96         11
    1221156456                           05           08/01/96         30

1


    1221156456                           O            07/01/11
    0


    1517922          074/074             F          262,400.00         ZZ
                                         180        257,672.79          1
    525 SW 16TH STREET                 7.750          2,469.91         75
                                       7.500          2,469.91      349,900.00
    BOCA RATON       FL   33432          1            02/29/96         00
    1301109896                           03           04/01/96          0
    1301109896                           O            03/01/11
    0


    1517923          074/074             F          288,000.00         ZZ
                                         180        285,615.81          1
    1213 TAGGARTWOOD ROAD              8.375          2,814.99         80
                                       8.125          2,814.99      360,000.00
    BRENTWOOD        TN   37027          1            06/21/96         00
    1341022374                           05           08/01/96          0
    1341022374                           O            07/01/11
    0


    1517924          074/074             F           50,000.00         T
                                         180         49,568.39          1
    136 N SEAPORT BLVD                 8.125            481.44         54
                                       7.875            481.44       93,000.00
    CAPE CANAVERAL   FL   32920          1            06/03/96         00
    1391033667                           01           07/01/96          0
    1391033667                           O            06/01/11
    0


    1517925          074/074             F          336,000.00         ZZ
                                         180        334,008.21          1
    31262 ISLAND DR                    7.750          3,162.69         80
                                       7.500          3,162.69      420,000.00
    EVERGREEN        CO   80439          1            06/07/96         00
    1461083996                           03           08/01/96          0
    1461083996                           O            07/01/11
    0


    1517926          074/074             F          515,750.00         ZZ
                                         180        512,888.78          1
    80 MESQUITE DR                     8.500          5,078.79         80
                                       8.250          5,078.79      644,700.00
    EDWARDS          CO   81632          1            06/18/96         00
    1461086917                           03           08/01/96          0
    1461086917                           O            07/01/11
    0


1


    1517929          074/074             F          250,000.00         T
                                         180        247,865.59          1
    6786 EAST WACO DRIVE               8.250          2,425.35         46
                                       8.000          2,425.35      550,000.00
    SYRACUSE         IN   46567          1            05/15/96         00
    1500197734                           05           07/01/96          0
    1500197734                           O            06/01/11
    0


    1517930          074/074             F          350,000.00         ZZ
                                         180        347,109.33          1
    1381 EAST 23RD STREET              8.625          3,472.29         75
                                       8.375          3,472.29      470,000.00
    BROOKLYN         NY   11210          5            05/02/96         00
    1500213160                           05           07/01/96          0
    1500213160                           O            06/01/11
    0


    1517931          074/074             F          200,000.00         T
                                         180        197,664.91          1
    1 DEERFIELD NORTH                  8.000          1,911.30         67
                                       7.750          1,911.30      300,000.00
    VILLAGE OF QUOG  NY   11959          1            05/24/96         00
    1500215290                           05           07/01/96          0
    1500215290                           O            06/01/11
    0


    1517934          074/074             F          396,000.00         ZZ
                                         180        389,679.89          1
    102 RONSARD LANE                   7.000          3,559.36         73
                                       6.750          3,559.36      545,000.00
    CARY             NC   27511          2            03/27/96         00
    1503079370                           03           05/01/96          0
    1503079370                           O            04/01/11
    0


    1517935          074/074             F          295,000.00         ZZ
                                         180        291,324.22          1
    206 DUCK COVE                      7.250          2,692.95         50
                                       7.000          2,692.95      600,000.00
    MADISON          MS   39110          2            04/01/96         00
    1503084600                           05           06/01/96          0
    1503084600                           O            05/01/11
    0


    1517937          074/074             F          208,000.00         ZZ
                                         180        197,969.20          1
    500 SAND BAR COURT                 8.875          2,094.24         95
                                       8.625          2,094.24      218,950.00

1


    EL PASO          TX   79922          1            03/15/95         10
    1505016189                           05           05/01/95         30
    1505016189                           O            04/01/10
    0


    1517939          074/074             F          318,000.00         ZZ
                                         180        311,366.17          1
    3821 DECLARATION AVENUE            7.875          3,016.07         80
                                       7.625          3,016.07      400,000.00
    CALABASAS        CA   91302          2            01/24/96         00
    1507095131                           05           03/01/96          0
    1507095131                           O            02/01/11
    0


    1517941          074/074             F          266,000.00         ZZ
                                         180        263,652.90          1
    1092 CAMINO PABLO                  7.875          2,522.88         70
                                       7.625          2,522.88      380,000.00
    SAN JOSE         CA   95125          1            05/24/96         00
    1507146200                           05           07/01/96          0
    1507146200                           O            06/01/11
    0


    1517942          074/074             F          328,050.00         ZZ
                                         180        325,186.94          1
    5802 ARCHBISHOP COURT              8.000          3,135.02         90
                                       7.750          3,135.02      364,500.00
    ARLINGTON        TX   76017          1            05/31/96         14
    1509941134                           05           07/01/96         12
    1509941134                           O            06/01/11
    0


    1517943          074/074             F          480,000.00         ZZ
                                         180        477,337.10          1
    2100 INWOOD DIRVE                  8.500          4,726.75         80
                                       8.250          4,726.75      600,000.00
    HOUSTON          TX   77019          1            06/07/96         00
    1509942986                           03           08/01/96          0
    1509942986                           O            07/01/11
    0


    1517945          074/074             F          150,000.00         ZZ
                                         180        147,681.60          1
    402 SHORE ROAD                     7.375          1,379.89         53
                                       7.125          1,379.89      285,000.00
    WESTERLY         RI   02891          2            03/18/96         00
    1510044682                           05           05/01/96          0
    1510044682                           O            04/01/11
    0
1




    1517946          074/074             F          283,000.00         ZZ
                                         180        280,475.46          1
    12115 OVERCUP DRIVE                7.750          2,663.81         69
                                       7.500          2,663.81      415,000.00
    HOUSTON          TX   77024          2            05/10/96         00
    1511001845                           03           07/01/96          0
    1511001845                           O            06/01/11
    0


    1517947          074/074             F          254,900.00         ZZ
                                         180        252,650.84          1
    61 OAK CIRCLE DRIVE                7.875          2,417.60         68
                                       7.625          2,417.60      375,000.00
    BLOUNT SPRINGS   AL   35079          2            05/22/96         00
    1511017007                           05           07/01/96          0
    1511017007                           O            06/01/11
    0


    1517948          074/074             F          330,000.00         ZZ
                                         180        328,107.34          1
    1115 WEST NANCY CREEK DRIVE        8.125          3,177.51         58
                                       7.875          3,177.51      570,000.00
    ATLANTA          GA   30319          5            06/07/96         00
    1511018021                           05           08/01/96          0
    1511018021                           O            07/01/11
    0


    1517949          074/074             F          375,000.00         ZZ
                                         180        372,988.13          1
    2315 WILSHIRE DRIVE                8.875          3,775.67         63
                                       8.625          3,775.67      600,000.00
    GRAYSON          GA   30221          5            06/14/96         00
    1511020340                           05           08/01/96          0
    1511020340                           O            07/01/11
    0


    1517950          074/074             F          382,000.00         ZZ
                                         180        377,491.05          1
    5921 VENTURE VALLEY ROAD           7.875          3,623.08         78
                                       7.625          3,623.08      490,000.00
    SHINGLE SPRINGS  CA   95682          2            04/26/96         00
    1512005070                           05           06/01/96          0
    1512005070                           O            05/01/11
    0


    1517952          074/074             F          542,400.00         ZZ
                                         180        539,219.82          1

1


    10208 TONI COURT                   7.875          5,144.39         80
                                       7.625          5,144.39      678,000.00
    CUPERTINO        CA   95014          1            06/05/96         00
    1512015685                           05           08/01/96          0
    1512015685                           O            07/01/11
    0


    1517953          074/074             F          300,000.00         ZZ
                                         180        295,184.77          1
    4214 ST ANDREWS DRIVE              7.875          2,845.35         59
                                       7.625          2,845.35      514,899.00
    PUEBLO           CO   81001          1            05/30/96         00
    1513009553                           09           07/01/96          0
    1513009553                           O            06/01/11
    0


    1517955          074/074             F          265,000.00         ZZ
                                         180        261,872.03          1
    CAMINO REAL 3RD SE, OF 7TH AVE     7.875          2,513.40         56
                                       7.625          2,513.40      475,000.00
    CARMEL           CA   93921          2            04/16/96         00
    1561322487                           05           06/01/96          0
    1561322487                           O            05/01/11
    0


    1517956          074/074             F          400,000.00         ZZ
                                         180        395,380.55          1
    333 MARION AVENUE                  8.125          3,851.53         74
                                       7.875          3,851.53      545,000.00
    MILL VALLEY      CA   94941          5            04/01/96         00
    1561322964                           05           06/01/96          0
    1561322964                           O            05/01/11
    0


    1517959          074/074             F          400,000.00         ZZ
                                         180        397,628.81          1
    159 LOMBARDY LANE                  7.750          3,765.11         60
                                       7.500          3,765.11      675,000.00
    ORINDA           CA   94563          2            06/25/96         00
    1561330678                           05           08/01/96          0
    1561330678                           O            07/01/11
    0


    1517961          074/074             F          511,600.00         ZZ
                                         180        498,932.47          1
    270 SOUTH MOHLER DRIVE             8.250          4,963.24         69
                                       8.000          4,963.24      745,000.00
    ANAHEIM          CA   92808          2            03/22/96         00
    1562150977                           03           05/01/96          0
1


    1562150977                           O            04/01/11
    0


    1517962          074/074             F          750,000.00         ZZ
                                         180        738,654.97          1
    10 EBONY GLADE                     7.625          7,005.98         54
                                       7.375          7,005.98    1,390,000.00
    LAGUNA NIGUEL    CA   92677          2            03/27/96         00
    1562151277                           03           05/01/96          0
    1562151277                           O            04/01/11
    0


    1517963          074/074             F          500,000.00         ZZ
                                         180        494,033.66          1
    618 NORTH SIERRA DRIVE             7.750          4,706.38         39
                                       7.500          4,706.38    1,315,000.00
    BEVERLY HILLS    CA   90210          1            04/11/96         00
    1562154810                           05           06/01/96          0
    1562154810                           O            05/01/11
    0


    1517964          074/074             F          240,000.00         ZZ
                                         180        236,849.71          1
    2630 PALMETTO                      7.125          2,174.00         55
                                       6.875          2,174.00      440,000.00
    TUSTIN           CA   92680          2            04/05/96         00
    1562155198                           03           06/01/96          0
    1562155198                           O            05/01/11
    0


    1517965          074/074             F          320,000.00         ZZ
                                         180        316,304.42          1
    29000 FRESHWATER DRIVE             8.125          3,081.23         70
                                       7.875          3,081.23      460,000.00
    AGOURA HILLS     CA   91301          5            04/03/96         00
    1562155744                           05           06/01/96          0
    1562155744                           O            05/01/11
    0


    1517966          074/074             F          731,250.00         ZZ
                                         180        722,805.07          1
    2833 DEEP CANYON DRIVE             8.125          7,041.08         75
    (BEVERLY HILLS AREA)               7.875          7,041.08      975,000.00
    LOS ANGELES      CA   90210          1            04/23/96         00
    1562155799                           03           06/01/96          0
    1562155799                           O            05/01/11
    0

1


    1517967          074/074             F          324,000.00         ZZ
                                         180        321,141.13          1
    1662 TUNA CANYON ROAD              7.875          3,072.98         70
                                       7.625          3,072.98      463,500.00
    TOPANGA          CA   90290          1            05/17/96         00
    1562159246                           05           07/01/96          0
    1562159246                           O            06/01/11
    0


    1517968          074/074             F          248,000.00         ZZ
                                         180        245,763.40          1
    3451 BUTTERMILK LANE               7.625          2,316.65         80
                                       7.375          2,316.65      310,000.00
    ARCATA           CA   95521          1            05/23/96         00
    1562159916                           05           07/01/96          0
    1562159916                           O            06/01/11
    0


    1517973          074/074             F          254,400.00         ZZ
                                         180        252,875.31          1
    10104 LAZY J TRAIL                 7.625          2,376.43         80
                                       7.375          2,376.43      318,000.00
    HELOTES          TX   78023          1            06/13/96         00
    1563123288                           05           08/01/96          0
    1563123288                           O            07/01/11
    0


    1517974          074/074             F          390,000.00         ZZ
                                         180        387,713.36          1
    4948 CAPE CORAL DRIVE              7.875          3,698.96         89
                                       7.625          3,698.96      440,000.00
    DALLAS           TX   75287          1            06/05/96         11
    1563123299                           05           08/01/96         12
    1563123299                           O            07/01/11
    0


    1517975          074/074             F          264,000.00         ZZ
                                         180        261,795.30          1
    7019 LAKE BALLINGER WAY            8.500          2,599.72         80
                                       8.250          2,599.72      330,000.00
    EDMONDS          WA   98026          5            05/14/96         00
    1565124747                           05           07/01/96          0
    1565124747                           O            06/01/11
    0


    1517976          074/074             F          360,000.00         ZZ
                                         180        355,562.38          1
    14715 SE 56TH ST                   7.375          3,311.73         80
                                       7.125          3,311.73      450,000.00
1


    BELLEVUE         WA   98006          2            04/05/96         00
    1565128555                           05           06/01/96          0
    1565128555                           O            05/01/11
    0


    1517977          074/074             F           56,000.00         ZZ
                                         180         55,451.43          1
    3275 POTTER STREET                 8.875            563.84         53
                                       8.625            563.84      106,000.00
    EUGENE           OR   97405          1            05/16/96         00
    1565128839                           05           07/01/96          0
    1565128839                           O            06/01/11
    0


    1517979          074/074             F          311,200.00         ZZ
                                         180        308,513.67          1
    4355 FERNBROOK DRIVE               8.125          2,996.49         78
                                       7.875          2,996.49      400,000.00
    MERCER ISLAND    WA   98040          2            05/02/96         00
    1565130455                           05           07/01/96          0
    1565130455                           O            06/01/11
    0


    1517980          074/074             F        1,000,000.00         ZZ
                                         180        994,327.75          1
    6669 NORTH NE WINDERMERE RD.       8.250          9,701.41         61
                                       8.000          9,701.41    1,650,000.00
    SEATTLE          WA   98115          1            06/10/96         00
    1565131221                           05           08/01/96          0
    1565131221                           O            07/01/11
    0


    1517982          074/074             F          120,000.00         ZZ
                                         180        118,282.17          1
    4531 107TH PLACE NE                7.750          1,129.54         78
                                       7.500          1,129.54      155,000.00
    MARYSVILLE       WA   98271          5            06/03/96         00
    1565132858                           05           08/01/96          0
    1565132858                           O            07/01/11
    0


    1517983          074/074             F          235,000.00         ZZ
                                         180        233,681.70          1
    1027 HILLSIDE PARK DRIVE           8.375          2,296.96         62
                                       8.125          2,296.96      380,000.00
    BEND             OR   97701          1            06/13/96         00
    1565133985                           03           08/01/96          0
    1565133985                           O            07/01/11
    0

1




    1517986          074/074             F          400,000.00         ZZ
                                         180        395,480.79          1
    1111 MAJESTAD LANE                 8.375          3,909.71         56
                                       8.125          3,909.71      715,000.00
    CHULA VISTA      CA   91910          5            05/02/96         00
    1567153236                           03           07/01/96          0
    1567153236                           O            06/01/11
    0


    1517987          074/074             F          291,000.00         ZZ
                                         180        286,290.40          1
    5364 BLOCH STREET                  8.000          2,780.95         80
                                       7.750          2,780.95      365,000.00
    SAN DIEGO        CA   92122          2            03/12/96         00
    1567153371                           05           05/01/96          0
    1567153371                           O            04/01/11
    0


    1517988          074/074             F          228,000.00         ZZ
                                         180        225,219.72          1
    4803 GATESHEAD ROAD                7.500          2,113.59         80
                                       7.250          2,113.59      285,000.00
    CARLSBAD         CA   92008          2            04/01/96         00
    1567153826                           03           06/01/96          0
    1567153826                           O            05/01/11
    0


    1517989          074/074             F          232,000.00         ZZ
                                         180        227,378.40          1
    15315 HIDDEN VALLEY DRIVE          7.625          2,167.19         80
                                       7.375          2,167.19      290,000.00
    POWAY            CA   92064          1            04/24/96         00
    1567155628                           05           06/01/96          0
    1567155628                           O            05/01/11
    0


    1517990          074/074             F          338,750.00         ZZ
                                         180        334,837.88          1
    7309 GOLDEN STAR LANE              8.125          3,261.77         80
                                       7.875          3,261.77      423,443.00
    CARLSBAD         CA   92009          1            04/11/96         00
    1567156165                           03           06/01/96          0
    1567156165                           O            05/01/11
    0


    1517991          074/074             F        1,000,000.00         ZZ
                                         180        991,462.34          1
1


    6120 HAVENHURST PLACE              8.250          9,701.41         61
                                       8.000          9,701.41    1,650,000.00
    SAN DIEGO        CA   92037          2            05/01/96         00
    1567157248                           05           07/01/96          0
    1567157248                           O            06/01/11
    0


    1517992          074/074             F          496,000.00         T
                                         180        490,145.41          1
    322 A STREET                       7.875          4,704.32         80
                                       7.625          4,704.32      620,000.00
    ENCINITAS        CA   92024          1            04/04/96         00
    1567158069                           05           06/01/96          0
    1567158069                           O            05/01/11
    0


    1517993          074/074             F          400,000.00         ZZ
                                         180        396,584.92          1
    5195 CHELTERHAM TERRACE            8.250          3,880.57         58
                                       8.000          3,880.57      692,224.00
    SAN DIEGO        CA   92130          1            05/13/96         00
    1567158852                           03           07/01/96          0
    1567158852                           O            06/01/11
    0


    1517994          074/074             F          271,200.00         ZZ
                                         180        268,807.01          1
    13173 POWAY HILLS DRIVE            7.875          2,572.20         80
                                       7.625          2,572.20      339,000.00
    POWAY            CA   92064          1            06/10/96         00
    1567162474                           05           08/01/96          0
    1567162474                           O            07/01/11
    0


    1517995          074/074             F          223,500.00         ZZ
                                         180        222,218.14          1
    13297 BENCHLEY ROAD                8.125          2,152.05         75
                                       7.875          2,152.05      300,000.00
    SAN DIEGO        CA   92130          5            06/19/96         00
    1567163874                           09           08/01/96          0
    1567163874                           O            07/01/11
    0


    1517996          074/074             F          400,000.00         ZZ
                                         180        393,949.32          1
    9032 NORTH MORNING GLORY ROAD      7.625          3,736.52         58
                                       7.375          3,736.52      692,500.00
    PARADISE VALLEY  AZ   85253          1            03/06/96         00
    1569135053                           05           05/01/96          0

1


    1569135053                           O            04/01/11
    0


    1517997          074/074             F          255,000.00         ZZ
                                         180        251,753.66          1
    647 BLUEBIRD PLACE                 7.000          2,292.02         75
                                       6.750          2,292.02      340,000.00
    DAVIS            CA   95616          1            04/02/96         00
    1573145968                           05           06/01/96          0
    1573145968                           O            05/01/11
    0


    1517999          074/074             F          420,000.00         ZZ
                                         180        412,523.65          1
    5550 LIONS CROSS CIRCLE            7.875          3,983.49         80
                                       7.625          3,983.49      525,000.00
    GRANITE BAY      CA   95746          1            04/04/96         00
    1573146508                           03           06/01/96          0
    1573146508                           O            05/01/11
    0


    1518000          074/074             F          127,050.00         ZZ
                                         180        123,954.76          1
    991 LEAH CIRCLE                    8.375          1,241.82         70
                                       8.125          1,241.82      181,500.00
    RENO             NV   89509          1            05/20/96         00
    1573151392                           05           07/01/96          0
    1573151392                           O            06/01/11
    0


    1518001          074/074             F          600,000.00         ZZ
                                         180        594,529.71          1
    411 STONECREST DRIVE               7.500          5,562.08         60
                                       7.250          5,562.08    1,000,000.00
    NAPA             CA   94558          2            05/30/96         00
    1573151891                           05           07/01/96          0
    1573151891                           O            06/01/11
    0


    1518002          074/074             F          325,600.00         ZZ
                                         180        301,583.60          1
    910 SHORE BREEZE DRIVE             8.125          3,135.15         80
                                       7.875          3,135.15      407,000.00
    SACRAMENTO       CA   95831          1            06/12/96         00
    1573153004                           03           08/01/96          0
    1573153004                           O            07/01/11
    0


1


    1518003          074/074             F          250,000.00         ZZ
                                         180        246,136.05          1
    17564 OAK MEADOW LANE              7.375          2,299.81         65
                                       7.125          2,299.81      390,000.00
    LAKE OSWEGO      OR   97034          5            03/27/96         00
    1575015147                           05           05/01/96          0
    1575015147                           O            04/01/11
    0


    1518004          074/074             F          230,000.00         ZZ
                                         180        228,079.23          1
    418 HOLLYHOCK LANE                 8.500          2,264.91         62
                                       8.250          2,264.91      375,000.00
    HOPKINS          MN   55343          2            05/08/96         00
    1576013090                           05           07/01/96          0
    1576013090                           O            06/01/11
    0


    1518006          074/074             F          225,000.00         T
                                         180        222,344.18          1
    97 GRAND PAVILION                  7.875          2,134.01         70
                                       7.625          2,134.01      325,000.00
    ISLE OF PALMS    SC   29451          1            04/15/96         00
    1577035906                           03           06/01/96          0
    1577035906                           O            05/01/11
    0


    1518007          074/074             F           86,000.00         ZZ
                                         180         85,273.81          1
    6025 WEDGEWOOD DRIVE               8.375            840.59         58
                                       8.125            840.59      150,000.00
    HANAHAN          SC   29406          5            05/10/96         00
    1577037581                           05           07/01/96          0
    1577037581                           O            06/01/11
    0


    1518008          074/074             F          800,000.00         ZZ
                                         180        795,411.74          1
    2125 HIGHWAY 14, EAST              8.125          7,703.06         51
                                       7.875          7,703.06    1,584,000.00
    LANDRUM          SC   29356          2            06/12/96         00
    1577038347                           05           08/01/96          0
    1577038347                           O            07/01/11
    0


    1518009          074/074             F          200,000.00         ZZ
                                         180        198,902.73          1
    3103 LODGE DRIVE                   8.625          1,984.17         74
                                       8.375          1,984.17      271,575.00

1


    JAMESTOWN        NC   27282          1            06/18/96         00
    1577043303                           03           08/01/96          0
    1577043303                           O            07/01/11
    0


    1518010          074/074             F          312,000.00         ZZ
                                         180        308,276.97          1
    5500 SOUTH FRANKLIN STREET         7.750          2,936.79         80
                                       7.500          2,936.79      390,000.00
    LITTLETON        CO   80121          5            04/24/96         00
    1579019933                           05           06/01/96          0
    1579019933                           O            05/01/11
    0


    1518011          074/074             F          297,000.00         ZZ
                                         180        294,321.51          1
    2365 EAST WYNTERBROOK DR           7.625          2,774.37         90
                                       7.375          2,774.37      330,000.00
    HIGHLANDS RANCH  CO   80126          1            05/10/96         12
    1579019999                           05           07/01/96         25
    1579019999                           O            06/01/11
    0


    1518012          074/074             F          213,000.00         ZZ
                                         180        210,619.86          1
    8859 OAK HOLLOW CIRCLE             8.500          2,097.50         60
                                       8.250          2,097.50      355,000.00
    SANDY            UT   84093          5            04/29/96         00
    1579020820                           05           06/01/96          0
    1579020820                           O            05/01/11
    0


    1518014          074/074             F          650,000.00         ZZ
                                         180        646,393.99          1
    5501 SOUTH UNIVERSITY              8.500          6,400.81         65
                                       8.250          6,400.81    1,000,000.00
    ENGLEWOOD        CO   80111          5            06/04/96         00
    1579025288                           05           08/01/96          0
    1579025288                           O            07/01/11
    0


    1518015          074/074             F          225,000.00         ZZ
                                         180        223,079.02          1
    515 WESTRIDGE ROAD                 8.250          2,182.82         75
                                       8.000          2,182.82      302,000.00
    JOLIET           IL   60431          1            05/22/96         00
    1583022750                           05           07/01/96          0
    1583022750                           O            06/01/11
    0
1




    1518016          074/074             F          176,500.00         ZZ
                                         180        175,026.02          1
    3885 CHARLEMAGNE DRIVE             8.500          1,738.07         75
                                       8.250          1,738.07      236,500.00
    HOFFMAN ESTATES  IL   60195          2            05/15/96         00
    1583022862                           05           07/01/96          0
    1583022862                           O            06/01/11
    0


    1518017          074/074             F          224,000.00         ZZ
                                         180        221,327.07          1
    5033 VILLA CREST DRIVE             7.750          2,108.46         80
                                       7.500          2,108.46      280,000.00
    NASHVILLE        TN   37220          5            04/12/96         00
    1585025908                           05           06/01/96          0
    1585025908                           O            05/01/11
    0


    1518018          074/074             F           68,800.00         ZZ
                                         180         68,199.55          1
    402 YADKIN STREET                  8.000            657.49         80
                                       7.750            657.49       86,000.00
    CHURCH HILL      TN   37642          5            05/24/96         00
    1585029341                           05           07/01/96          0
    1585029341                           O            06/01/11
    0


    1518020          074/074             F           32,000.00         ZZ
                                         180         31,826.37          1
    4619 RISING SUN AVENUE             8.750            319.83         80
                                       8.500            319.83       40,000.00
    PHILADELPHIA     PA   19140          2            06/04/96         00
    1587030884                           07           08/01/96          0
    1587030884                           O            07/01/11
    0


    1518023          074/074             F          144,300.00         ZZ
                                         180        141,615.41          1
    420 PORT ROYAL BLVD                7.375          1,327.45         76
                                       7.125          1,327.45      189,900.00
    SATELLITE BEACH  FL   32937          1            02/20/96         00
    1589030502                           05           04/01/96          0
    1589030502                           O            03/01/11
    0


    1518025          074/074             F           65,600.00         ZZ
                                         180         64,817.21          1

1


    725 14 PLACE #6                    7.750            617.48         90
                                       7.500            617.48       72,900.00
    MIAMI            FL   33139          1            04/24/96         14
    1589041622                           01           06/01/96         12
    1589041622                           O            05/01/11
    0


    1518026          074/074             F           71,000.00         ZZ
                                         180         70,171.01          1
    5810 18TH AVENUE SOUTHWEST         8.000            678.52         51
                                       7.750            678.52      140,000.00
    NAPLES           FL   33999          2            04/16/96         00
    1589044245                           05           06/01/96          0
    1589044245                           O            05/01/11
    0


    1518027          074/074             F           72,000.00         ZZ
                                         180         71,186.54          1
    2881 NE 33RD COURT 5B              8.375            703.75         68
                                       8.125            703.75      107,000.00
    FORT LAUDERDALE  FL   33306          1            04/25/96         00
    1589045168                           06           06/01/96          0
    1589045168                           O            05/01/11
    0


    1518028          074/074             F          120,000.00         ZZ
                                         180        119,348.96          1
    145 EL CAPITAN DRIVE               8.750          1,199.34         51
                                       8.500          1,199.34      239,000.00
    ISLAMORADA       FL   33036          1            06/24/96         00
    1589052232                           05           08/01/96          0
    1589052232                           O            07/01/11
    0


    1518029          074/074             F           97,500.00         T
                                         180         96,177.65          1
    2555 S. ATLANTIC AVE #1604         8.875            981.68         65
                                       8.625            981.68      150,000.00
    DAYTONA BEACH    FL   32118          1            04/25/96         00
    1590010965                           01           06/01/96          0
    1590010965                           O            05/01/11
    0


    1518030          074/074             F           66,000.00         ZZ
                                         180         65,657.65          1
    1960 W HYDE DRIVE                  9.250            679.27         65
                                       9.000            679.27      103,000.00
    DELTONA          FL   32725          5            06/21/96         00
    1590016440                           05           08/01/96          0
1


    1590016440                           O            07/01/11
    0


    1518031          074/074             F          845,000.00         ZZ
                                         180        835,025.96          1
    2520 DEL LAGO DRIVE                7.875          8,014.41         65
                                       7.625          8,014.41    1,300,000.00
    FORT LAUDERDALE  FL   33316          2            04/18/96         00
    1592025861                           05           06/01/96          0
    1592025861                           O            05/01/11
    0


    1518032          074/074             F          360,000.00         ZZ
                                         180        356,926.43          1
    9072 JOSHUA LANE                   8.250          3,492.51         80
                                       8.000          3,492.51      450,000.00
    YUCCA VALLEY     CA   92284          5            05/01/96         00
    1595000459                           05           07/01/96          0
    1595000459                           O            06/01/11
    0


    1518033          074/074             F          485,000.00         ZZ
                                         180        480,767.14          1
    514 DOHENY ROAD                    8.000          4,634.92         25
                                       7.750          4,634.92    2,000,000.00
    BEVERLY HILLS    CA   90210          2            05/09/96         00
    1595002079                           05           07/01/96          0
    1595002079                           O            06/01/11
    0


    1518034          074/074             F          400,000.00         ZZ
                                         180        396,470.54          1
    27711 CHAPALA                      7.875          3,793.80         63
                                       7.625          3,793.80      635,000.00
    MISSION VIEJO    CA   92692          1            05/22/96         00
    1595002272                           03           07/01/96          0
    1595002272                           O            06/01/11
    0


    1518035          074/074             F          629,600.00         ZZ
                                         180        624,105.15          1
    18822 ROCKINGHORSE LANE            8.000          6,016.79         80
                                       7.750          6,016.79      787,000.00
    HUNTINGTON BEAC  CA   92648          1            05/28/96         00
    1595002556                           03           07/01/96          0
    1595002556                           O            06/01/11
    0

1


    1518036          074/074             F          500,000.00         ZZ
                                         180        495,636.22          1
    918 WEST 25TH STREET               8.000          4,778.27         63
                                       7.750          4,778.27      800,000.00
    UPLAND           CA   91784          5            05/24/96         00
    1595003129                           05           07/01/96          0
    1595003129                           O            06/01/11
    0


    1518037          074/074             F          600,000.00         ZZ
                                         180        594,877.39          1
    15 RUE VERTE                       8.250          5,820.85         65
                                       8.000          5,820.85      925,000.00
    NEWPORT BEACH    CA   92660          1            05/17/96         00
    1595003220                           09           07/01/96          0
    1595003220                           O            06/01/11
    0


    1518039          074/074             F          449,200.00         ZZ
                                         180        445,104.59          1
    1205 CORTEZ DRIVE                  7.500          4,164.14         80
                                       7.250          4,164.14      561,500.00
    GLENDALE         CA   91207          1            05/29/96         00
    1596003678                           05           07/01/96          0
    1596003678                           O            06/01/11
    0


    1518040          074/074             F          310,000.00         ZZ
                                         180        306,458.93          1
    60 RIDGE RD                        8.250          3,007.44         48
                                       8.000          3,007.44      650,000.00
    BARRINGTON HILL  IL   60010          2            04/09/96         00
    1613015387                           05           06/01/96          0
    1613015387                           O            05/01/11
    0


    1518041          074/074             F          250,000.00         T
                                         180        247,841.95          1
    HC 77 FIRE #3474                   8.125          2,407.21         63
                                       7.875          2,407.21      400,000.00
    PINE RIVER       MN   56747          1            05/31/96         00
    1684000346                           05           07/01/96          0
    1684000346                           O            06/01/11
    0


    1518042          074/074             F          288,000.00         ZZ
                                         180        285,594.89          1
    24 VALLEYWOOD ROAD                 8.500          2,836.05         66
                                       8.250          2,836.05      440,000.00
1


    GREENWICH        CT   06807          5            05/20/96         00
    1817095665                           05           07/01/96          0
    1817095665                           O            06/01/11
    0


    1518045          074/074             F          250,000.00         ZZ
                                         180        243,760.21        360
    303 EAST 57TH STREET, APT. 29B     7.375          2,299.81         45
                                       7.125          2,299.81      560,000.00
    NEW YORK         NY   10022          1            12/06/95         00
    1112046706                           11           02/01/96          0
    1112046706                           O            01/01/11
    0


    1518048          074/074             F          300,000.00         ZZ
                                         180        292,591.14          1
    55 STRATFORD ROAD                  7.500          2,781.04         24
                                       7.250          2,781.04    1,300,000.00
    HARRISON         NY   10528          5            12/22/95         00
    1500146052                           05           02/01/96          0
    1500146052                           O            01/01/11
    0


    1518049          074/074             F          431,900.00         ZZ
                                         180        426,633.30          1
    7838 LAFAYETTE COURT               7.500          4,003.77         80
                                       7.250          4,003.77      539,908.00
    PLEASANTON       CA   94588          1            04/08/96         00
    1561322385                           05           06/01/96          0
    1561322385                           O            05/01/11
    0


    1518051          074/074             F          248,000.00         ZZ
                                         180        242,433.74          1
    23280 SOUTH WOODLAND               7.375          2,281.41         80
                                       7.125          2,281.41      310,000.00
    SHAKER HEIGHTS   OH   44122          5            02/26/96         00
    1581035488                           05           04/01/96          0
    1581035488                           O            03/01/11
    0


    1518052          074/074             F          616,000.00         ZZ
                                         180        608,886.04          1
    9415 SAPPINGTON ESTATES DRIVE      8.125          5,931.36         80
                                       7.875          5,931.36      770,000.00
    SAINT LOUIS      MO   63127          5            04/12/96         00
    1583020903                           03           06/01/96          0
    1583020903                           O            05/01/11
    0

1




    1518053          074/074             F          310,000.00         ZZ
                                         180        307,173.69          1
    8741 MARBURG MANOR DR              7.500          2,873.74         70
                                       7.250          2,873.74      449,146.00
    LUTHERVILLE      MD   21093          1            05/02/96         00
    1741153085                           03           07/01/96          0
    1741153085                           O            06/01/11
    0


    1518132          601/G01             F          421,800.00         ZZ
                                         180        420,607.82          1
    3090 BRANHAM PLACE                 8.250          4,092.06         68
                                       8.000          4,092.06      625,000.00
    CHARLOTTESVILLE  VA   22903          2            07/12/96         00
    0430015156                           03           09/01/96          0
    1080957                              O            08/01/11
    0


    1518133          387/387             F          288,750.00         ZZ
                                         180        287,112.15          1
    3255 SOUTH TENAYA WAY              8.250          2,801.28         75
                                       8.000          2,801.28      385,000.00
    LAS VEGAS        NV   89117          5            06/03/96         00
    769232                               05           08/01/96          0
    769232                               O            07/01/11
    0


    1518134          387/387             F          274,500.00         ZZ
                                         180        272,960.13          1
    3804 AMHERST AVENUE                8.375          2,683.04         90
                                       8.125          2,683.04      305,000.00
    UNIVERSITY PARK  TX   75225          1            06/26/96         04
    791608                               05           08/01/96         25
    791608                               O            07/01/11
    0


    1518170          976/G01             F          309,100.00         ZZ
                                         180        308,245.62          1
    2159 EAGLEPATH CIRCLE              8.500          3,043.84         80
                                       8.250          3,043.84      386,985.00
    HENDERSON        NV   89014          1            07/09/96         00
    0430010611                           03           09/01/96          0
    240659                               O            08/01/11
    0


    1518173          664/728             F          360,000.00         ZZ
                                         180        359,037.86          1
1


    16031 JEANNE LANE                  8.875          3,624.64         67
                                       8.625          3,624.64      540,000.00
    ENCINO AREA      CA   91436          1            07/02/96         00
    0380501982                           05           09/01/96          0
    2178515                              O            08/01/11
    0


    1518191          074/074             F          373,200.00         ZZ
                                         180        369,722.90          1
    7 LAUDERHILL                       7.250          3,406.81         56
                                       7.000          3,406.81      670,000.00
    TUSCALOOSA       AL   35406          5            05/24/96         00
    63622                                05           07/01/96          0
    63622                                O            06/01/11
    0


    1518192          074/074             F          347,000.00         ZZ
                                         180        344,852.04          1
    22 WESTMINSTER DRIVE               8.375          3,391.67         69
                                       8.125          3,391.67      510,000.00
    COLTS NECK       NJ   07722          2            06/07/96         00
    12687766                             05           08/01/96          0
    12687766                             O            07/01/11
    0


    1518193          074/074             F          244,500.00         ZZ
                                         180        242,342.61          1
    8 APPLEWOOD LANE                   7.875          2,318.96         90
                                       7.625          2,318.96      272,000.00
    MORRISTOWN       NJ   07960          1            05/31/96         14
    12691313                             05           07/01/96         25
    12691313                             O            06/01/11
    0


    1518194          074/074             F          144,750.00         ZZ
                                         180        143,022.72          1
    419 QUENTIN ROAD                   7.750          1,362.50         75
                                       7.500          1,362.50      193,000.00
    BROOKLYN         NY   11223          1            04/24/96         00
    13198360                             05           06/01/96          0
    13198360                             O            05/01/11
    0


    1518195          074/074             F          650,000.00         T
                                         180        646,272.02          1
    113 PIONEER MOUNTAIN DR            8.125          6,258.74         54
                                       7.875          6,258.74    1,225,000.00
    BLAINE COUNTY    ID   83340          5            06/12/96         00
    34331956                             09           08/01/96          0

1


    34331956                             O            07/01/11
    0


    1518196          074/074             F          420,000.00         T
                                         180        417,617.66          1
    1600 EUCALYPTUS HILL ROAD          8.250          4,074.59         80
                                       8.000          4,074.59      525,000.00
    SANTA BARBARA    CA   93103          1            06/20/96         00
    34334564                             05           08/01/96          0
    34334564                             O            07/01/11
    0


    1518206          025/025             F          275,000.00         ZZ
                                         180        271,461.42          1
    409 LONDONBERRY ROAD NW            6.875          2,452.60         55
                                       6.625          2,452.60      505,000.00
    ATLANTA          GA   30327          4            04/05/96         00
    412930                               05           06/01/96          0
    412930                               O            05/01/11
    0


    1518226          765/G01             F          150,500.00         ZZ
                                         180        150,079.33          1
    768 BANGOR STREET                  8.375          1,471.03         94
                                       8.125          1,471.03      161,000.00
    POMONA           CA   91767          2            07/19/96         11
    0430012740                           03           09/01/96         30
    103639                               O            08/01/11
    0


    1518228          731/G01             F          105,000.00         ZZ
                                         180        104,709.77          1
    1006 LEGACY WALK                   8.500          1,033.98         68
                                       8.250          1,033.98      155,000.00
    WOODSTOCK        GA   30189          1            07/31/96         00
    0430011247                           03           09/01/96          0
    3140662471                           O            08/01/11
    0


    1518230          975/728             F          288,750.00         ZZ
                                         180        287,969.56          1
    2711 FRANKLIN STREET               8.750          2,885.91         75
                                       8.500          2,885.91      385,000.00
    LA CRESCENTA AR  CA   91214          1            07/29/96         00
    0380501875                           05           09/01/96          0
    962025                               O            08/01/11
    0


1


    1518275          076/076             F          247,000.00         ZZ
                                         180        244,844.32          1
    3009 TREASURE HILLS BOULEVARD      8.000          2,360.46         85
                                       7.750          2,360.46      294,000.00
    HARLINGEN        TX   78550          2            05/24/96         10
    5656482                              05           07/01/96         12
    5656482                              O            06/01/11
    0


    1518281          076/076             F          412,500.00         ZZ
                                         180        410,134.18          1
    823 25 ROAD                        8.125          3,971.89         75
                                       7.875          3,971.89      550,000.00
    GRAND JUNCTION   CO   81505          1            06/20/96         00
    5918952                              05           08/01/96          0
    5918952                              O            07/01/11
    0


    1518293          076/076             F          264,000.00         ZZ
                                         180        262,502.53          1
    1375 ELM CIRCLE NORTHEAST          8.250          2,561.17         80
                                       8.000          2,561.17      330,000.00
    FARGO            ND   58102          1            06/19/96         00
    5927382                              05           08/01/96          0
    5927382                              O            07/01/11
    0


    1518304          076/076             F          302,400.00         ZZ
                                         180        300,626.98          1
    132 VIA BONITA                     7.875          2,868.11         80
                                       7.625          2,868.11      378,000.00
    ALAMO            CA   94507          1            06/11/96         00
    5928562                              05           08/01/96          0
    5928562                              O            07/01/11
    0


    1518312          076/076             F          303,750.00         ZZ
                                         180        298,882.62          1
    7025 BURNSIDE DRIVE                8.000          2,902.79         75
                                       7.750          2,902.79      405,000.00
    SAN JOSE         CA   95120          5            05/29/96         00
    5582002                              05           07/01/96          0
    5582002                              O            06/01/11
    0


    1518317          076/076             F          292,400.00         ZZ
                                         180        290,813.62          1
    3208 WHIPPOORWILL                  8.750          2,922.39         80
                                       8.500          2,922.39      365,500.00

1


    OKLAHOMA CITY    OK   73120          1            06/21/96         00
    32420                                05           08/01/96          0
    32420                                O            07/01/11
    0


    1518319          076/076             F          237,500.00         ZZ
                                         180        236,182.41          1
    3800 W. MAPLE ROAD                 8.500          2,338.76         95
                                       8.250          2,338.76      250,000.00
    BLOOMFIELD TOWN  MI   48301          1            06/07/96         04
    UNKNOWN                              05           08/01/96         25
    UNKNOWN                              O            07/01/11
    0


    1518320          076/076             F          340,000.00         ZZ
                                         180        338,092.70          1
    348 ROYAL RIDGE DRIVE              8.375          3,323.25         63
                                       8.125          3,323.25      545,000.00
    ANAHEIM          CA   92807          1            06/06/96         00
    17041918                             03           08/01/96          0
    17041918                             O            07/01/11
    0


    1518321          076/076             F          388,750.00         ZZ
                                         180        385,282.10          1
    4913 FAIRWAY HILL LANE             7.750          3,659.21         90
                                       7.500          3,659.21      431,979.00
    MCKINNEY         TX   75070          1            05/30/96         12
    5633172                              03           07/01/96         25
    5633172                              O            06/01/11
    0


    1518323          076/076             F          305,000.00         ZZ
                                         180        302,367.16          1
    2950 BLACK CANYON ROAD             8.125          2,936.80         68
                                       7.875          2,936.80      450,000.00
    COLORADO SPRING  CO   80904          1            05/29/96         00
    17039814                             03           07/01/96          0
    17039814                             O            06/01/11
    0


    1518324          076/076             F          386,800.00         ZZ
                                         180        384,481.80          1
    9959 EAST BAYVIEW DRIVE            7.625          3,613.22         80
                                       7.375          3,613.22      483,500.00
    SCOTTSDALE       AZ   85258          2            06/04/96         00
    5300952                              05           08/01/96          0
    5300952                              O            07/01/11
    0
1




    1518326          076/076             F          282,000.00         ZZ
                                         180        280,400.42          1
    94 LINSLEY LAKE ROAD               8.250          2,735.80         75
                                       8.000          2,735.80      377,500.00
    NORTH BRANFORD   CT   06471          5            06/14/96         00
    4646892                              05           08/01/96          0
    4646892                              O            07/01/11
    0


    1518327          076/076             F          225,000.00         ZZ
                                         180        223,680.77          1
    160 CENTRAL STREET                 7.875          2,134.02         60
                                       7.625          2,134.02      376,000.00
    HINGHAM          MA   02043          5            05/31/96         00
    5278092                              05           08/01/96          0
    5278092                              O            07/01/11
    0


    1518329          076/076             F          342,400.00         T
                                         180        340,521.51          1
    800 CLAUGHTON ISLAND DR #3103      8.625          3,396.88         80
                                       8.375          3,396.88      428,800.00
    MIAMI            FL   33131          1            06/14/96         00
    UNKNOWN                              06           08/01/96          0
    UNKNOWN                              O            07/01/11
    0


    1518333          686/G01             F          132,400.00         ZZ
                                         180        132,030.75          1
    1914 WALTHALL DRIVE                8.400          1,296.05         56
                                       8.150          1,296.05      237,489.00
    ATLANTA          GA   30318          1            07/16/96         00
    0430011700                           05           09/01/96          0
    817127210                            O            08/01/11
    0


    1518334          686/G01             F          167,000.00         ZZ
                                         180        166,527.99          1
    64-65 CLOVERDALE BLVD              8.250          1,620.14         74
                                       8.000          1,620.14      227,000.00
    BAYSIDE          NY   11364          1            07/17/96         00
    0430011890                           05           09/01/96          0
    817394190                            O            08/01/11
    0


    1518337          076/076             F          290,000.00         ZZ
                                         180        288,336.75          1

1


    11300 SW 68 COURT                  8.125          2,792.36         58
                                       7.875          2,792.36      500,000.00
    MIAMI            FL   33156          5            06/13/96         00
    935628                               05           08/01/96          0
    935628                               O            07/01/11
    0


    1518338          686/G01             F           34,500.00         ZZ
                                         180         34,404.63          1
    400 S HOLLYBROOK DR #210           8.500            339.74         75
                                       8.250            339.74       46,000.00
    PEMBROKE PINES   FL   33025          1            07/17/96         00
    0430011734                           01           09/01/96          0
    817584337                            O            08/01/11
    0


    1518340          686/G01             F           34,000.00         T
                                         180         33,905.60          1
    223 AZALEA LANE                    8.450            333.82         80
                                       8.200            333.82       42,500.00
    DUNCANVILLE      TX   75137          1            07/22/96         00
    0430011759                           05           09/01/96          0
    817022783                            O            08/01/11
    0


    1518341          686/G01             F          229,900.00         ZZ
                                         180        229,241.49          2
    235 94TH STREET                    8.100          2,210.34         69
                                       7.850          2,210.34      335,000.00
    BROOKLYN         NY   11209          2            07/17/96         00
    0430011767                           05           09/01/96          0
    817394315                            O            08/01/11
    0


    1518342          686/G01             F          244,000.00         ZZ
                                         180        243,325.56          1
    23414 THORNEWOOD DRIVE             8.500          2,402.77         80
                                       8.250          2,402.77      305,000.00
    NEWHALL          CA   91321          2            07/12/96         00
    0430011775                           03           09/01/96          0
    817621402                            O            08/01/11
    0


    1518343          076/076             F          216,000.00         ZZ
                                         180        214,135.44          1
    1 ENGLEWOOD AVENUE                 8.125          2,079.83         80
                                       7.875          2,079.83      270,000.00
    NANUET           NY   10954          1            05/30/96         00
    11017214                             05           07/01/96          0
1


    11017214                             O            06/01/11
    0


    1518347          686/G01             F           63,750.00         ZZ
                                         180         63,575.74          1
    16825 BENEDICT DRIVE               8.625            632.46         75
                                       8.375            632.46       85,000.00
    MIDDLEBURG HTS   OH   44130          1            07/24/96         00
    0430011817                           05           09/01/96          0
    817701808                            O            08/01/11
    0


    1518354          076/076             F          285,000.00         ZZ
                                         180        283,365.43          1
    100 PALM DRIVE                     8.125          2,744.21         61
                                       7.875          2,744.21      470,000.00
    PIEDMONT         CA   94610          1            05/29/96         00
    6051022                              05           08/01/96          0
    6051022                              O            07/01/11
    0


    1518436          893/728             F          380,000.00         ZZ
                                         180        380,000.00          1
    1055 LOMA VERDE AVENUE             8.125          3,658.95         69
                                       7.875          3,658.95      556,500.00
    PALO ALTO        CA   94303          1            08/19/96         00
    0380504754                           05           10/01/96          0
    1518436                              O            09/01/11
    0


    1518468          439/G01             F           50,000.00         ZZ
                                         180         49,866.06          1
    1300 ALTERNATE A1A, UNIT #619      8.850            502.69         47
                                       8.600            502.69      108,000.00
    JUPITER          FL   33477          1            07/15/96         00
    0430011601                           08           09/01/96          0
    18643510                             O            08/01/11
    0


    1518542          575/G01             F          264,000.00         ZZ
                                         180        263,185.04          1
    8513 ROSEWOOD DRIVE                7.250          2,409.96         80
                                       7.000          2,409.96      330,000.00
    BETHESDA         MD   20814          2            07/16/96         00
    0430010017                           05           09/01/96          0
    421014496                            O            08/01/11
    0

1


    1518547          575/G01             F          229,500.00         ZZ
                                         180        228,851.34          1
    4470 S QUAIL CREEK                 8.250          2,226.47         90
                                       8.000          2,226.47      255,000.00
    SPRINGFIELD      MO   65810          1            07/09/96         10
    0430009993                           05           09/01/96         25
    435000081                            O            08/01/11
    0


    1518554          575/G01             F          240,000.00         ZZ
                                         180        239,336.63          1
    917 BOBOLINK DRIVE                 8.500          2,363.37         80
                                       8.250          2,363.37      300,000.00
    VIRGINIA BEACH   VA   23451          1            07/15/96         00
    0430009969                           05           09/01/96          0
    415011256                            O            08/01/11
    0


    1518665          E19/G01             F          257,000.00         T
                                         180        256,249.04          1
    18203 COASTLINE DRIVE #6           7.875          2,437.52         76
                                       7.625          2,437.52      340,000.00
    MALIBU           CA   90265          2            07/03/96         00
    0430017467                           01           09/01/96          0
    9003                                 O            08/01/11
    0


    1518763          624/G01             F          335,000.00         ZZ
                                         180        334,053.16          1
    19282 SW SUNCREST LANE             8.250          3,249.97         47
                                       8.000          3,249.97      720,000.00
    ALOHA            OR   97007          5            07/18/96         00
    0430018259                           03           09/01/96          0
    84029660336                          O            08/01/11
    0


    1518876          369/G01             F          228,500.00         ZZ
                                         180        227,832.32          1
    5391 PEMBURY DRIVE                 7.875          2,167.21         89
                                       7.625          2,167.21      259,000.00
    LA PALMA         CA   90623          2            07/22/96         10
    0430011866                           05           09/01/96         25
    49546955                             O            08/01/11
    0


    1518954          450/G01             F          175,000.00         ZZ
                                         180        174,482.98          1
    4419 VINEYARDS BOULEVARD           7.750          1,647.23         64
                                       7.500          1,647.23      276,000.00
1


    STERLING HEIGHT  MI   48314          1            07/29/96         00
    0430010892                           05           09/01/96          0
    4172524                              O            08/01/11
    0


    1519050          976/G01             F          256,000.00         ZZ
                                         180        255,284.45          1
    376 BRISTON PLACE                  8.375          2,502.22         80
                                       8.125          2,502.22      320,000.00
    LOS ALAMOS       NM   87544          1            07/26/96         00
    0430011965                           05           09/01/96          0
    154264                               O            08/01/11
    0


    1519057          356/728             F          450,000.00         ZZ
                                         180        448,742.21          1
    44435 VIEW POINT CIRCLE            8.375          4,398.42         70
                                       8.125          4,398.42      650,000.00
    FREMONT          CA   94539          1            07/16/96         00
    0380502758                           05           09/01/96          0
    2370468                              O            08/01/11
    0


    1519062          171/G01             F          282,900.00         ZZ
                                         180        282,064.19          1
    41074 ROAD 32                      7.750          2,662.87         69
                                       7.500          2,662.87      410,000.00
    KINGSBURG        CA   93631          2            07/23/96         00
    0430013995                           05           09/01/96          0
    45083641                             O            08/01/11
    0


    1519275          E19/G01             F          300,000.00         ZZ
                                         180        299,161.47          1
    6620 EAST OCEAN BOULEVARD          8.375          2,932.28         64
                                       8.125          2,932.28      475,000.00
    LONG BEACH       CA   90803          2            07/31/96         00
    0430015792                           05           09/01/96          0
    10741                                O            08/01/11
    0


    1519319          069/G01             F          174,800.00         ZZ
                                         180        171,283.59          1
    3106 MARWICK AVENUE                6.500          1,522.70         95
                                       6.250          1,522.70      184,000.00
    LONG BEACH       CA   90808          2            02/28/96         04
    0430014142                           05           04/01/96         30
    2102087773                           O            03/01/11
    0

1




    1519781          439/G01             F          250,000.00         ZZ
                                         180        249,312.06          1
    267 MAPLE VALLEY ROAD              8.550          2,469.19         76
                                       8.300          2,469.19      330,000.00
    HOUSTON          TX   77056          1            07/31/96         00
    0430014936                           03           09/01/96          0
    1868492                              O            08/01/11
    0


    1519834          074/074             F          285,200.00         ZZ
                                         180        281,607.91          1
    22 GREGORY COURT                   7.125          2,583.44         80
                                       6.875          2,583.44      356,500.00
    EAST NORTHPORT   NY   11731          1            04/30/96         00
    1106000380                           05           06/01/96          0
    1106000380                           O            05/01/11
    0


    1519873          721/G01             F          280,000.00         ZZ
                                         180        279,234.67          1
    AV 1749 BUCKHORN ROAD              8.625          2,777.83         67
                                       8.375          2,777.83      422,000.00
    ARBOR VITAE      WI   54568          2            07/25/96         00
    0430016253                           05           09/01/96          0
    7810006351                           O            08/01/11
    0


    1520054          356/G01             F          329,000.00         ZZ
                                         180        328,080.41          1
    548 MERRIEWOOD DRIVE               8.375          3,215.74         77
                                       8.125          3,215.74      429,000.00
    LAFAYETTE        CA   94549          1            07/22/96         00
    0430014035                           05           09/01/96          0
    2371441                              O            08/01/11
    0


    1520078          439/G01             F           31,500.00         ZZ
                                         180         31,500.00          1
    210 172 STREET #323                8.100            302.86         75
                                       7.850            302.86       42,000.00
    MIAMI            FL   33160          1            08/07/96         00
    0430011627                           08           10/01/96          0
    18668038                             O            09/01/11
    0


    1520185          439/G01             F           32,000.00         ZZ
                                         180         32,000.00          1
1


    1100 LEHTO LANE                    8.650            317.94         52
                                       8.400            317.94       62,500.00
    LAKE WORTH       FL   33461          1            08/12/96         00
    0430011585                           05           10/01/96          0
    18682070                             O            09/01/11
    0


    1520189          A46/G01             F          211,200.00         ZZ
                                         180        211,200.00          1
    234 LAKESHORE DRIVE                8.000          2,018.34         68
                                       7.750          2,018.34      315,000.00
    SEABROOK         TX   77586          2            08/27/96         00
    0430023150                           03           10/01/96          0
    2872712                              O            09/01/11
    0


    1520238          696/728             F          288,000.00         ZZ
                                         180        288,000.00          1
    1569 MCLEAN COMMONS COURT          7.875          2,731.54         80
                                       7.625          2,731.54      360,000.00
    MCLEAN           VA   22101          1            08/02/96         00
    0380503376                           09           10/01/96          0
    2328050                              O            09/01/11
    0


    1520328          480/G01             F          123,745.00         ZZ
                                         180        123,406.77          1
    17630 SW 29 COURT                  8.625          1,227.65         72
                                       8.375          1,227.65      173,745.00
    MIRAMAR          FL   33029          1            07/30/96         00
    0430013870                           03           09/01/96          0
    1572429                              O            08/01/11
    0


    1520346          B74/G01             F          550,000.00         ZZ
                                         180        550,000.00          1
    726 ADELAIDE PLACE                 7.750          5,177.02         58
                                       7.500          5,177.02      950,000.00
    SANTA MONICA     CA   90402          2            08/07/96         00
    0430018358                           05           10/01/96          0
    962247                               O            09/01/11
    0


    1520347          570/570             F          325,000.00         ZZ
                                         180        325,000.00          1
    108 DOCKSIDE CIRCLE                8.750          3,248.21         52
                                       8.500          3,248.21      625,000.00
    FT. LAUDERDALE   FL   33327          1            08/08/96         00
    5849914                              03           10/01/96          0

1


    5849914                              O            09/01/11
    0


    1520594          626/G01             F          280,000.00         ZZ
                                         180        280,000.00          1
    12551 PLUM LANE                    8.000          2,675.83         80
                                       7.750          2,675.83      350,000.00
    WILTON           CA   95693          1            08/07/96         00
    0430014167                           05           10/01/96          0
    6646707                              O            09/01/11
    0


    1520951          E91/G01             F          163,800.00         ZZ
                                         180        163,800.00          1
    29238 CHUTNEY ROAD                 7.500          1,518.45         65
                                       7.250          1,518.45      252,070.00
    HAYWARD          CA   94544          1            08/08/96         00
    0430017160                           05           10/01/96          0
    486683                               O            09/01/11
    0


    1520963          470/G01             F          400,000.00         ZZ
                                         180        400,000.00          1
    7623 OVERLAKE DRIVE NORTHWEST      7.625          3,736.52         46
                                       7.375          3,736.52      888,000.00
    BELLEVUE         WA   98004          2            08/08/96         00
    0430016642                           05           10/01/96          0
    62020735                             O            09/01/11
    0


    1521120          964/G01             F          364,000.00         ZZ
                                         180        364,000.00          1
    450 FAIRWAY DRIVE                  7.875          3,452.36         80
                                       7.625          3,452.36      455,000.00
    NOVATO           CA   94949          1            08/07/96         00
    0430013821                           05           10/01/96          0
    19600                                O            09/01/11
    0


    1521522          971/G01             F          298,950.00         ZZ
                                         180        298,950.00          1
    19240 INKWOOD COURT                8.625          2,965.82         87
                                       8.375          2,965.82      346,000.00
    BOCA RATON       FL   33498          2            08/16/96         10
    0430015651                           03           10/01/96         25
    UNKNOWN                              O            09/01/11
    0


1


    1521589          575/G01             F          250,000.00         ZZ
                                         180        250,000.00          1
    5600 WISCONSIN AVENUE              8.625          2,480.20         47
    #107                               8.375          2,480.20      535,000.00
    CHEVY CHASE      MD   20815          1            08/06/96         00
    0430017343                           06           10/01/96          0
    421014674                            O            09/01/11
    0


    1521595          575/G01             F          292,000.00         ZZ
                                         180        291,127.76          1
    138 PINNACLE ROAD                  7.625          2,727.66         65
                                       7.375          2,727.66      450,000.00
    ROCHESTER        NY   14620          2            07/23/96         00
    0430017442                           05           09/01/96          0
    467006135                            O            08/01/11
    0


    1521720          686/G01             F          172,000.00         ZZ
                                         180        171,522.45          1
    2395 ROYAL OAK DRIVE               8.450          1,688.72         69
                                       8.200          1,688.72      250,000.00
    ESCONDIDO        CA   92025          2            07/23/96         00
    0430016048                           05           09/01/96          0
    817727431                            O            08/01/11
    0


    1521725          686/G01             F          246,250.00         ZZ
                                         180        245,569.34          1
    132 WESTMINSTER DRIVE              8.500          2,424.93         75
                                       8.250          2,424.93      328,370.00
    NORTH WALES      PA   19454          1            07/30/96         00
    0430016014                           05           09/01/96          0
    817082944                            O            08/01/11
    0


    1521726          686/G01             F           85,125.00         ZZ
                                         180         84,895.33          1
    34 CARDINAL DRIVE                  8.770            851.79         75
                                       8.520            851.79      113,500.00
    EAST HARTFORD    CT   06118          1            07/30/96         00
    0430016055                           05           09/01/96          0
    817674740                            O            08/01/11
    0


    1521727          686/G01             F          137,000.00         ZZ
                                         180        136,636.97          1
    1204 DARWIN DRIVE                  8.970          1,387.11         74
                                       8.720          1,387.11      187,000.00

1


    OCEANSIDE        CA   92056          1            07/19/96         00
    0430016139                           05           09/01/96          0
    817727803                            O            08/01/11
    0


    1521819          686/G01             F          198,150.00         ZZ
                                         180        197,620.41          1
    5027 SW ELK RIVER COURT            8.875          1,995.07         75
                                       8.625          1,995.07      264,215.00
    PALM CITY        FL   34990          1            07/30/96         00
    0430016147                           03           09/01/96          0
    817462963                            O            08/01/11
    0


    1521820          686/G01             F          185,000.00         ZZ
                                         180        184,481.75          1
    4709 FOREST TRAIL DRIVE            8.350          1,805.54         51
                                       8.100          1,805.54      369,900.00
    COLLIERVILLE     TN   38017          1            07/30/96         00
    0430016238                           05           09/01/96          0
    817557614                            O            08/01/11
    0


    1521821          686/G01             F          320,900.00         ZZ
                                         180        319,993.00          1
    4020 CHARRWOOD TRACE               8.250          3,113.19         75
                                       8.000          3,113.19      427,900.00
    MARIETTA         GA   30062          1            07/30/96         00
    0430018242                           03           09/01/96          0
    817569064                            O            08/01/11
    0


    1521822          686/G01             F          120,000.00         ZZ
                                         180        119,663.83          1
    10 BAY PATH LANE                   8.350          1,171.17         75
                                       8.100          1,171.17      160,000.00
    ROCKLAND         MA   02370          1            07/31/96         00
    0430016246                           03           09/01/96          0
    817589492                            O            08/01/11
    0


    1521823          686/G01             F           70,000.00         ZZ
                                         180         69,806.51          1
    6029 DICKEY SPRINGS ROAD           8.500            689.32         57
                                       8.250            689.32      123,000.00
    BESSEMER         AL   35023          1            07/31/96         00
    0430015701                           05           09/01/96          0
    817766231                            O            08/01/11
    0
1




    1521830          686/G01             F           98,625.00         ZZ
                                         180         98,625.00          1
    5200 S. LAKESHORE DRIVE            8.375            963.99         75
    UNIT #119                          8.125            963.99      131,500.00
    TEMPE            AZ   85283          1            08/01/96         00
    0430015529                           01           10/01/96          0
    817677016                            O            09/01/11
    0


    1521831          686/G01             F          113,900.00         ZZ
                                         180        113,581.64          1
    155 ARTHUR                         8.375          1,113.29         71
                                       8.125          1,113.29      162,050.00
    TROY             MI   48083          1            08/05/96         00
    0430016360                           05           09/01/96          0
    817701188                            O            08/01/11
    0


    1521832          686/G01             F          110,000.00         ZZ
                                         180        109,706.01          1
    430 BEACH ST                       8.875          1,107.53         46
                                       8.625          1,107.53      240,000.00
    LA GRANGE PARK   IL   60526          5            07/31/96         00
    0430015578                           05           09/01/96          0
    817702962                            O            08/01/11
    0


    1521845          686/G01             F           27,000.00         ZZ
                                         180         27,000.00          1
    2843 LOGANDALE DRIVE               8.450            265.09         29
                                       8.200            265.09       95,000.00
    ORLANDO          FL   32817          5            08/05/96         00
    0430016444                           05           10/01/96          0
    817588643                            O            09/01/11
    0


    1521855          686/G01             F          375,000.00         ZZ
                                         180        375,000.00          1
    15 SUNLIGHT                        8.200          3,627.13         80
                                       7.950          3,627.13      470,000.00
    IRVINE           CA   92712          2            08/09/96         00
    0430016824                           03           10/01/96          0
    817658768                            O            09/01/11
    0


    1521856          686/G01             F           68,000.00         ZZ
                                         180         68,000.00          1

1


    2909 WEST DAILEY STREET            8.525            670.62         65
                                       8.275            670.62      105,000.00
    PHOENIX          AZ   85023          1            08/05/96         00
    0430016386                           05           10/01/96          0
    817213697                            O            09/01/11
    0


    1521857          686/G01             F           60,000.00         ZZ
                                         180         60,000.00          1
    4356 WATERMILL AVENUE              8.355            585.76         49
                                       8.105            585.76      124,000.00
    ORLANDO          FL   32817          1            08/15/96         00
    0430017129                           05           10/01/96          0
    817588650                            O            09/01/11
    0


    1521858          686/G01             F           35,000.00         ZZ
                                         180         35,000.00          1
    29010   VARELA LANE                8.350            341.59         29
                                       8.100            341.59      121,000.00
    ROMOLAND         CA   92585          2            08/01/96         00
    0430016733                           05           10/01/96          0
    817659113                            O            09/01/11
    0


    1521859          686/G01             F           44,100.00         ZZ
                                         180         44,100.00          1
    1417 ROBERTS AVENUE                9.000            447.30         70
                                       8.750            447.30       63,000.00
    NASHVILLE        TN   37206          5            08/14/96         00
    0430017087                           05           10/01/96          0
    817767056                            O            09/01/11
    0


    1522515          575/G01             F          225,000.00         ZZ
                                         180        224,349.78          1
    207 FARNHAM DRIVE                  8.000          2,150.22         75
                                       7.750          2,150.22      300,000.00
    RICHMOND         VA   23236          2            07/25/96         00
    0430021220                           05           09/01/96          0
    411007513                            O            08/01/11
    0


    1522789          375/G01             F          125,000.00         ZZ
                                         180        124,665.92          1
    LOT #1 980 WATERFORD DRIVE         8.875          1,258.56         55
                                       8.625          1,258.56      231,250.00
    SOUDERTON        PA   18964          1            07/19/96         00
    0430021964                           05           09/01/96          0
1


    328441                               O            08/01/11
    0


    1522803          640/640             F          395,000.00         ZZ
                                         180        395,000.00          1
    188 EAST GALLOWAY DRIVE            8.625          3,918.72         80
                                       8.375          3,918.72      493,750.00
    MEMPHIS          TN   38111          1            08/09/96         00
    UNKNOWN                              05           10/01/96          0
    UNKNOWN                              O            09/01/11
    0


    1522887          A39/A39             F          366,550.00         ZZ
                                         180        366,550.00          1
    7463 RUTHERFORD HILL DRIVE         8.000          3,502.94         80
                                       7.750          3,502.94      458,249.00
    WEST HILLS       CA   91304          1            08/16/96         00
    9600508RFC                           03           10/01/96          0
    9600508RFC                           O            09/01/11
    0


    1522918          975/G01             F          397,500.00         ZZ
                                         180        397,500.00          1
    17441 PAMELA COURT                 8.125          3,827.46         75
                                       7.875          3,827.46      530,000.00
    ROWLAND HEIGHTS  CA   91748          1            08/13/96         00
    0430023671                           05           10/01/96          0
    962121                               O            09/01/11
    0


    1522927          420/728             F          364,000.00         ZZ
                                         180        364,000.00          1
    1315 MIDDLETON COURT               8.250          3,531.32         80
                                       8.000          3,531.32      455,000.00
    LOS ALTOS        CA   94024          1            08/07/96         00
    0380505488                           05           10/01/96          0
    335331                               O            09/01/11
    0


    1523422          976/G01             F          270,000.00         ZZ
                                         180        270,000.00          1
    1259 CREEK POINTE DRIVE            8.375          2,639.06         75
                                       8.125          2,639.06      360,000.00
    ROCHESTER        MI   48307          1            08/20/96         00
    0430023564                           05           10/01/96          0
    267290                               O            09/01/11
    0

1


    1523587          964/G01             F          540,000.00         ZZ
                                         180        540,000.00          1
    22725 HIDDEN HILLS ROAD            8.375          5,278.11         70
                                       8.125          5,278.11      775,000.00
    YORBA LINDA      CA   92687          2            08/23/96         00
    0430022251                           05           10/01/96          0
    19657                                O            09/01/11
    0


    1523836          686/G01             F           52,000.00         ZZ
                                         180         52,000.00          1
    186 BLACKSTONE DRIVE               8.050            498.45         15
                                       7.800            498.45      350,000.00
    DANVILLE         CA   94506          2            08/19/96         00
    0430023101                           03           10/01/96          0
    17529472                             O            09/01/11
    0

   TOTAL NUMBER OF LOANS   :        389

   TOTAL ORIGINAL BALANCE  :   105,671,133.96

   TOTAL PRINCIPAL BALANCE :   104,820,608.52

   TOTAL ORIGINAL P+I      :     1,015,983.86

   TOTAL CURRENT P+I       :     1,015,983.86


                             ***************************
                             *      END OF REPORT      *
                             ***************************

  RUN ON     : 09/27/96           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 14.08.15           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RFMSI I 1996-S19                               CUTOFF : 09/01/96
  POOL       : 0004219
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST SPREAD RATE                     STRIP
  ------------------------------------------------------------------------------

      1448125                              .2500
       99,741.64                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         1.4700
            7.5000                         .0000

      1474497                              .2500
      507,755.46                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0000
            7.0450                         .0000

      1475327                              .2500
      454,100.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .2200
            7.5000                         .0000

      1477970                              .2500
      133,897.98                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                          .0000
            7.0950                         .0000

      1491532                              .2500
       58,785.80                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1495518                              .2500
      110,989.92                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000

1



      1496832                              .2500
      225,311.80                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         1.3450
            7.5000                         .0000

      1498571                              .2500
      259,240.28                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .0950
            7.5000                         .0000

      1499882                              .2500
       59,836.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                          .8450
            7.5000                         .0000

      1499889                              .2500
      267,173.62                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .3450
            7.5000                         .0000

      1500256                              .2500
      164,029.85                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1500640                              .2500
      293,040.72                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .2200
            7.5000                         .0000

      1501584                              .2500
      266,575.51                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1501668                              .2500
       94,449.09                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

1



      1501924                              .2500
      376,639.66                           .0300
            7.8500                         .0000
            7.6000                         .0000
            7.5700                          .0700
            7.5000                         .0000

      1502419                              .2500
      287,413.01                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1502426                              .2500
      262,714.97                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000

      1503278                              .2500
       57,335.66                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .3450
            7.5000                         .0000

      1503573                              .2500
      412,671.97                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .5450
            7.5000                         .0000

      1503920                              .2500
       89,742.77                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .3450
            7.5000                         .0000

      1504184                              .2500
      259,583.97                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                          .9700
            7.5000                         .0000

      1505870                              .2500
      272,132.13                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         1.0950
            7.5000                         .0000

1



      1506567                              .2500
      429,629.93                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                          .8450
            7.5000                         .0000

      1506775                              .2500
      169,530.11                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .6700
            7.5000                         .0000

      1506778                              .2500
      263,609.84                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         1.3450
            7.5000                         .0000

      1506893                              .2500
    1,000,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .0950
            7.5000                         .0000

      1506936                              .2500
      374,837.55                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .4700
            7.5000                         .0000

      1507247                              .2500
      274,738.50                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1508244                              .2500
      389,799.66                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                          .8450
            7.5000                         .0000

      1508355                              .2500
       99,407.20                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .0000
            7.4700                         .0000

1



      1508529                              .2500
      323,247.28                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                          .5950
            7.5000                         .0000

      1508635                              .2500
      248,941.95                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0000
            7.0450                         .0000

      1509202                              .2500
       64,885.04                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1509203                              .2500
      182,840.05                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

      1509654                              .2500
      395,117.68                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .0000
            7.3450                         .0000

      1511387                              .2500
      248,451.85                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                          .0000
            6.9700                         .0000

      1511513                              .2500
    1,096,821.16                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

      1511598                              .2500
      301,242.90                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .2200
            7.5000                         .0000

1



      1511599                              .2500
      520,265.31                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .0000
            7.3450                         .0000

      1511649                              .2500
       92,467.79                           .0300
            8.1500                         .0000
            7.9000                         .0000
            7.8700                          .3700
            7.5000                         .0000

      1511650                              .2500
      198,885.49                           .0300
            8.4500                         .0000
            8.2000                         .0000
            8.1700                          .6700
            7.5000                         .0000

      1511652                              .2500
       34,802.60                           .0300
            8.3150                         .0000
            8.0650                         .0000
            8.0350                          .5350
            7.5000                         .0000

      1511662                              .2500
      149,692.55                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         1.0950
            7.5000                         .0000

      1511663                              .2500
       79,565.97                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                          .9700
            7.5000                         .0000

      1511667                              .2500
      286,351.86                           .0300
            8.1500                         .0000
            7.9000                         .0000
            7.8700                          .3700
            7.5000                         .0000

      1511668                              .2500
       74,602.09                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         1.2200
            7.5000                         .0000

1



      1511669                              .2500
      350,708.61                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .0000
            7.4700                         .0000

      1511671                              .2500
       82,052.40                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                          .9700
            7.5000                         .0000

      1511677                              .2500
       79,561.09                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                          .8450
            7.5000                         .0000

      1511678                              .2500
      101,950.08                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         1.0950
            7.5000                         .0000

      1511687                              .2500
       27,969.29                           .0300
            8.5250                         .0000
            8.2750                         .0000
            8.2450                          .7450
            7.5000                         .0000

      1511693                              .2500
       24,861.29                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1511694                              .2500
       50,729.43                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         1.2200
            7.5000                         .0000

      1511695                              .2500
      208,860.66                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                          .9700
            7.5000                         .0000

1



      1511913                              .2500
      165,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

      1512090                              .2500
      247,450.40                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .0000
            7.2200                         .0000

      1512434                              .2500
      374,737.04                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .3450
            7.5000                         .0000

      1512506                              .2500
      159,516.78                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .0000
            7.2200                         .0000

      1512727                              .2500
      572,448.58                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                          .9700
            7.5000                         .0000

      1512790                              .2500
      266,376.16                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .0000
            7.2200                         .0000

      1512900                              .2500
       46,870.09                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1512904                              .2500
      154,021.37                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .4700
            7.5000                         .0000

1



      1512909                              .2500
       59,667.13                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1512963                              .2500
      198,393.22                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1513079                              .2500
      139,101.10                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1513136                              .2500
      217,390.67                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                          .5950
            7.5000                         .0000

      1513182                              .2500
      342,118.89                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .6700
            7.5000                         .0000

      1513184                              .2500
      198,254.51                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

      1513187                              .2500
      558,363.68                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .0950
            7.5000                         .0000

      1513467                              .2500
      222,661.20                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .0950
            7.5000                         .0000

1



      1513471                              .2500
      643,254.75                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .0950
            7.5000                         .0000

      1513696                              .2500
      282,776.18                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .0000
            7.2200                         .0000

      1513699                              .2500
      321,109.70                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .0000
            7.4700                         .0000

      1513778                              .2500
      234,007.21                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                          .5950
            7.5000                         .0000

      1513781                              .2500
      242,352.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .3450
            7.5000                         .0000

      1513783                              .2500
      282,316.48                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .0000
            7.4700                         .0000

      1513788                              .2500
      281,891.91                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .4700
            7.5000                         .0000

      1513830                              .2500
      268,468.49                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .4700
            7.5000                         .0000

1



      1513874                              .2500
      306,601.49                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .0950
            7.5000                         .0000

      1513875                              .2500
      243,325.57                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1513878                              .2500
      247,818.10                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .2200
            7.5000                         .0000

      1513901                              .2500
      638,290.08                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1513979                              .2500
      235,625.67                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         1.2200
            7.5000                         .0000

      1514018                              .2500
      282,804.61                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                          .5950
            7.5000                         .0000

      1514020                              .2500
      228,666.23                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .2200
            7.5000                         .0000

      1514110                              .2500
      254,295.16                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

1



      1514294                              .2500
      377,796.38                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

      1514297                              .2500
      268,518.71                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .7950
            7.5000                         .0000

      1514374                              .2500
       61,786.29                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         1.2200
            7.5000                         .0000

      1514400                              .2500
       81,142.25                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                          .5950
            7.5000                         .0000

      1514709                              .2500
      186,436.44                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .4700
            7.5000                         .0000

      1514804                              .2500
      397,700.79                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                          .3200
            7.5000                         .0000

      1514805                              .2500
       79,546.21                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .4700
            7.5000                         .0000

      1514806                              .2500
       63,170.38                           .0300
            8.5500                         .0000
            8.3000                         .0000
            8.2700                          .7700
            7.5000                         .0000

1



      1514807                              .2500
       29,752.77                           .0300
            8.6500                         .0000
            8.4000                         .0000
            8.3700                          .8700
            7.5000                         .0000

      1514808                              .2500
       59,457.76                           .0300
            8.1500                         .0000
            7.9000                         .0000
            7.8700                          .3700
            7.5000                         .0000

      1514809                              .2500
      292,547.32                           .0300
            8.5500                         .0000
            8.3000                         .0000
            8.2700                          .7700
            7.5000                         .0000

      1514811                              .2500
      291,422.68                           .0300
            8.1500                         .0000
            7.9000                         .0000
            7.8700                          .3700
            7.5000                         .0000

      1514813                              .2500
       24,862.27                           .0300
            8.9000                         .0000
            8.6500                         .0000
            8.6200                         1.1200
            7.5000                         .0000

      1514814                              .2500
       34,808.39                           .0300
            8.6500                         .0000
            8.4000                         .0000
            8.3700                          .8700
            7.5000                         .0000

      1514815                              .2500
       24,867.95                           .0300
            9.0500                         .0000
            8.8000                         .0000
            8.7700                         1.2700
            7.5000                         .0000

      1514816                              .2500
       27,347.42                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

1



      1514817                              .2500
      298,386.89                           .0300
            8.8500                         .0000
            8.6000                         .0000
            8.5700                         1.0700
            7.5000                         .0000

      1514821                              .2500
       52,212.61                           .0300
            8.6500                         .0000
            8.4000                         .0000
            8.3700                          .8700
            7.5000                         .0000

      1514822                              .2500
      335,016.33                           .0300
            9.0500                         .0000
            8.8000                         .0000
            8.7700                         1.2700
            7.5000                         .0000

      1514836                              .2500
       66,813.97                           .0300
            8.4500                         .0000
            8.2000                         .0000
            8.1700                          .6700
            7.5000                         .0000

      1514840                              .2500
      221,393.21                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                          .8450
            7.5000                         .0000

      1514858                              .2500
       59,187.78                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                          .8450
            7.5000                         .0000

      1514862                              .2500
       81,481.64                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         1.0950
            7.5000                         .0000

      1514863                              .2500
      143,216.21                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         1.0950
            7.5000                         .0000

1



      1514869                              .2500
       49,864.85                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                          .9700
            7.5000                         .0000

      1514870                              .2500
      278,390.55                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                          .3200
            7.5000                         .0000

      1514873                              .2500
       31,911.55                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1514874                              .2500
      450,679.25                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .0950
            7.5000                         .0000

      1514875                              .2500
       72,548.91                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1514897                              .2500
      298,317.09                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                          .5950
            7.5000                         .0000

      1515061                              .2500
      213,658.06                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1515082                              .2500
      314,246.92                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

1



      1515129                              .2500
      285,402.23                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

      1515130                              .2500
      298,279.39                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1515131                              .2500
      334,156.60                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .7950
            7.5000                         .0000

      1515136                              .2500
      222,087.55                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

      1515138                              .2500
      341,097.13                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .6700
            7.5000                         .0000

      1515141                              .2500
      269,678.65                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .5450
            7.5000                         .0000

      1515237                              .2500
      421,554.11                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .0000
            7.2200                         .0000

      1515250                              .2500
      229,342.66                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .3450
            7.5000                         .0000

1



      1515251                              .2500
      234,364.83                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                          .9700
            7.5000                         .0000

      1515269                              .2500
      279,208.60                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .4700
            7.5000                         .0000

      1515578                              .2500
      237,356.73                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                          .9700
            7.5000                         .0000

      1515693                              .2500
      577,961.82                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .4700
            7.5000                         .0000

      1515781                              .2500
      220,395.94                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                          .8450
            7.5000                         .0000

      1515788                              .2500
       31,313.21                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1515791                              .2500
      313,540.65                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .7950
            7.5000                         .0000

      1515830                              .2500
      104,716.21                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                          .9700
            7.5000                         .0000

1



      1515873                              .2500
       50,357.26                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .4700
            7.5000                         .0000

      1515902                              .2500
      386,517.29                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1515919                              .2500
       69,806.51                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1516117                              .2500
      182,233.67                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

      1516126                              .2500
       49,554.98                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1516130                              .2500
      117,625.72                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1516369                              .2500
      309,133.52                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                          .5950
            7.5000                         .0000

      1516389                              .2500
      216,138.78                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .4700
            7.5000                         .0000

1



      1516392                              .2500
      282,252.12                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         1.2200
            7.5000                         .0000

      1516396                              .2500
      188,957.60                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                          .8450
            7.5000                         .0000

      1516434                              .2500
      218,478.45                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .0000
            7.4700                         .0000

      1516443                              .2500
      213,802.35                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1516456                              .2500
      258,715.16                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1516476                              .2500
      224,329.35                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1517240                              .2500
      131,666.62                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         1.7200
            7.5000                         .0000

      1517241                              .2500
      249,316.68                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                          .8450
            7.5000                         .0000

1



      1517578                              .2500
      265,655.39                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                          .5950
            7.5000                         .0000

      1517660                              .2500
      247,112.84                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1517661                              .2500
      296,180.79                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1517662                              .2500
      268,778.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .5450
            7.5000                         .0000

      1517663                              .2500
      955,007.84                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0000
            7.0450                         .0000

      1517664                              .2500
      298,354.11                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .7950
            7.5000                         .0000

      1517665                              .2500
      263,704.70                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000

      1517666                              .2500
      963,862.83                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

1



      1517667                              .2500
      283,404.81                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

      1517668                              .2500
      217,897.28                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1517669                              .2500
      273,457.32                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .5450
            7.5000                         .0000

      1517670                              .2500
      222,149.96                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .7950
            7.5000                         .0000

      1517671                              .2500
      272,881.74                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .5450
            7.5000                         .0000

      1517672                              .2500
      275,313.96                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1517673                              .2500
      237,167.15                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1517674                              .2500
      217,994.23                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .0000
            7.1700                         .0000

1



      1517676                              .2500
      381,821.86                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

      1517677                              .2500
      248,485.20                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .0000
            7.1700                         .0000

      1517679                              .2500
      299,113.67                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1517680                              .2500
      596,520.60                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

      1517681                              .2500
      247,550.24                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

      1517682                              .2500
      318,606.96                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .5450
            7.5000                         .0000

      1517689                              .2500
      124,622.48                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .0000
            7.2200                         .0000

      1517794                              .2500
      265,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

1



      1517823                              .2500
      295,212.02                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1517846                              .2500
      255,005.97                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1517898                              .2500
      277,447.19                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .0000
            7.1700                         .0000

      1517899                              .2500
      458,634.70                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000

      1517900                              .2500
      148,676.44                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1517901                              .2500
       29,749.44                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .6700
            7.5000                         .0000

      1517903                              .2500
      264,972.11                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .5450
            7.5000                         .0000

      1517904                              .2500
       51,308.17                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

1



      1517906                              .2500
      596,404.05                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000

      1517907                              .2500
      255,247.17                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1517910                              .2500
      275,718.61                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .0000
            7.1700                         .0000

      1517911                              .2500
      231,128.02                           .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                          .0000
            6.2950                         .0000

      1517913                              .2500
      493,968.54                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000

      1517914                              .2500
      649,395.21                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0000
            7.0450                         .0000

      1517916                              .2500
       77,542.66                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1517917                              .2500
      201,438.64                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .0000
            7.1700                         .0000

1



      1517918                              .2500
      292,251.48                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1517919                              .2500
      138,125.72                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1517920                              .2500
      276,308.56                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .6700
            7.5000                         .0000

      1517922                              .2500
      257,672.79                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1517923                              .2500
      285,615.81                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .5450
            7.5000                         .0000

      1517924                              .2500
       49,568.39                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1517925                              .2500
      334,008.21                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1517926                              .2500
      512,888.78                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .6700
            7.5000                         .0000

1



      1517929                              .2500
      247,865.59                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

      1517930                              .2500
      347,109.33                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .7950
            7.5000                         .0000

      1517931                              .2500
      197,664.91                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

      1517934                              .2500
      389,679.89                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1517935                              .2500
      291,324.22                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1517937                              .2500
      197,969.20                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         1.0450
            7.5000                         .0000

      1517939                              .2500
      311,366.17                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1517941                              .2500
      263,652.90                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

1



      1517942                              .2500
      325,186.94                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

      1517943                              .2500
      477,337.10                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .6700
            7.5000                         .0000

      1517945                              .2500
      147,681.60                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0000
            7.0450                         .0000

      1517946                              .2500
      280,475.46                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1517947                              .2500
      252,650.84                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1517948                              .2500
      328,107.34                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1517949                              .2500
      372,988.13                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         1.0450
            7.5000                         .0000

      1517950                              .2500
      377,491.05                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

1



      1517952                              .2500
      539,219.82                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1517953                              .2500
      295,184.77                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1517955                              .2500
      261,872.03                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1517956                              .2500
      395,380.55                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1517959                              .2500
      397,628.81                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1517961                              .2500
      498,932.47                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

      1517962                              .2500
      738,654.97                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000

      1517963                              .2500
      494,033.66                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

1



      1517964                              .2500
      236,849.71                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1517965                              .2500
      316,304.42                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1517966                              .2500
      722,805.07                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1517967                              .2500
      321,141.13                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1517968                              .2500
      245,763.40                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000

      1517973                              .2500
      252,875.31                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000

      1517974                              .2500
      387,713.36                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1517975                              .2500
      261,795.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .6700
            7.5000                         .0000

1



      1517976                              .2500
      355,562.38                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0000
            7.0450                         .0000

      1517977                              .2500
       55,451.43                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         1.0450
            7.5000                         .0000

      1517979                              .2500
      308,513.67                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1517980                              .2500
      994,327.75                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

      1517982                              .2500
      118,282.17                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1517983                              .2500
      233,681.70                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .5450
            7.5000                         .0000

      1517986                              .2500
      395,480.79                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .5450
            7.5000                         .0000

      1517987                              .2500
      286,290.40                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

1



      1517988                              .2500
      225,219.72                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .0000
            7.1700                         .0000

      1517989                              .2500
      227,378.40                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000

      1517990                              .2500
      334,837.88                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1517991                              .2500
      991,462.34                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

      1517992                              .2500
      490,145.41                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1517993                              .2500
      396,584.92                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

      1517994                              .2500
      268,807.01                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1517995                              .2500
      222,218.14                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

1



      1517996                              .2500
      393,949.32                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000

      1517997                              .2500
      251,753.66                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1517999                              .2500
      412,523.65                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1518000                              .2500
      123,954.76                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .5450
            7.5000                         .0000

      1518001                              .2500
      594,529.71                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .0000
            7.1700                         .0000

      1518002                              .2500
      301,583.60                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1518003                              .2500
      246,136.05                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0000
            7.0450                         .0000

      1518004                              .2500
      228,079.23                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .6700
            7.5000                         .0000

1



      1518006                              .2500
      222,344.18                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1518007                              .2500
       85,273.81                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .5450
            7.5000                         .0000

      1518008                              .2500
      795,411.74                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1518009                              .2500
      198,902.73                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .7950
            7.5000                         .0000

      1518010                              .2500
      308,276.97                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1518011                              .2500
      294,321.51                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000

      1518012                              .2500
      210,619.86                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .6700
            7.5000                         .0000

      1518014                              .2500
      646,393.99                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .6700
            7.5000                         .0000

1



      1518015                              .2500
      223,079.02                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

      1518016                              .2500
      175,026.02                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .6700
            7.5000                         .0000

      1518017                              .2500
      221,327.07                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1518018                              .2500
       68,199.55                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

      1518020                              .2500
       31,826.37                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .9200
            7.5000                         .0000

      1518023                              .2500
      141,615.41                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0000
            7.0450                         .0000

      1518025                              .2500
       64,817.21                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1518026                              .2500
       70,171.01                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

1



      1518027                              .2500
       71,186.54                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .5450
            7.5000                         .0000

      1518028                              .2500
      119,348.96                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .9200
            7.5000                         .0000

      1518029                              .2500
       96,177.65                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         1.0450
            7.5000                         .0000

      1518030                              .2500
       65,657.65                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         1.4200
            7.5000                         .0000

      1518031                              .2500
      835,025.96                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1518032                              .2500
      356,926.43                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

      1518033                              .2500
      480,767.14                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

      1518034                              .2500
      396,470.54                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

1



      1518035                              .2500
      624,105.15                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

      1518036                              .2500
      495,636.22                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

      1518037                              .2500
      594,877.39                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

      1518039                              .2500
      445,104.59                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .0000
            7.1700                         .0000

      1518040                              .2500
      306,458.93                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

      1518041                              .2500
      247,841.95                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1518042                              .2500
      285,594.89                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .6700
            7.5000                         .0000

      1518045                              .2500
      243,760.21                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0000
            7.0450                         .0000

1



      1518048                              .2500
      292,591.14                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .0000
            7.1700                         .0000

      1518049                              .2500
      426,633.30                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .0000
            7.1700                         .0000

      1518051                              .2500
      242,433.74                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0000
            7.0450                         .0000

      1518052                              .2500
      608,886.04                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1518053                              .2500
      307,173.69                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .0000
            7.1700                         .0000

      1518132                              .2500
      420,607.82                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .4700
            7.5000                         .0000

      1518133                              .2500
      287,112.15                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

      1518134                              .2500
      272,960.13                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .5450
            7.5000                         .0000

1



      1518170                              .2500
      308,245.62                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1518173                              .2500
      359,037.86                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         1.0950
            7.5000                         .0000

      1518191                              .2500
      369,722.90                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1518192                              .2500
      344,852.04                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .5450
            7.5000                         .0000

      1518193                              .2500
      242,342.61                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1518194                              .2500
      143,022.72                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1518195                              .2500
      646,272.02                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1518196                              .2500
      417,617.66                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

1



      1518206                              .2500
      271,461.42                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1518226                              .2500
      150,079.33                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                          .5950
            7.5000                         .0000

      1518228                              .2500
      104,709.77                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1518230                              .2500
      287,969.56                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                          .9700
            7.5000                         .0000

      1518275                              .2500
      244,844.32                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

      1518281                              .2500
      410,134.18                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1518293                              .2500
      262,502.53                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

      1518304                              .2500
      300,626.98                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

1



      1518312                              .2500
      298,882.62                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

      1518317                              .2500
      290,813.62                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .9200
            7.5000                         .0000

      1518319                              .2500
      236,182.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .6700
            7.5000                         .0000

      1518320                              .2500
      338,092.70                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .5450
            7.5000                         .0000

      1518321                              .2500
      385,282.10                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1518323                              .2500
      302,367.16                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1518324                              .2500
      384,481.80                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000

      1518326                              .2500
      280,400.42                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .4200
            7.5000                         .0000

1



      1518327                              .2500
      223,680.77                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0450
            7.5000                         .0000

      1518329                              .2500
      340,521.51                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .7950
            7.5000                         .0000

      1518333                              .2500
      132,030.75                           .0300
            8.4000                         .0000
            8.1500                         .0000
            8.1200                          .6200
            7.5000                         .0000

      1518334                              .2500
      166,527.99                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .4700
            7.5000                         .0000

      1518337                              .2500
      288,336.75                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1518338                              .2500
       34,404.63                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1518340                              .2500
       33,905.60                           .0300
            8.4500                         .0000
            8.2000                         .0000
            8.1700                          .6700
            7.5000                         .0000

      1518341                              .2500
      229,241.49                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                          .3200
            7.5000                         .0000

1



      1518342                              .2500
      243,325.56                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1518343                              .2500
      214,135.44                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1518347                              .2500
       63,575.74                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                          .8450
            7.5000                         .0000

      1518354                              .2500
      283,365.43                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .2950
            7.5000                         .0000

      1518436                              .2500
      380,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .3450
            7.5000                         .0000

      1518468                              .2500
       49,866.06                           .0300
            8.8500                         .0000
            8.6000                         .0000
            8.5700                         1.0700
            7.5000                         .0000

      1518542                              .2500
      263,185.04                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                          .0000
            6.9700                         .0000

      1518547                              .2500
      228,851.34                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .4700
            7.5000                         .0000

1



      1518554                              .2500
      239,336.63                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1518665                              .2500
      256,249.04                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .0950
            7.5000                         .0000

      1518763                              .2500
      334,053.16                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .4700
            7.5000                         .0000

      1518876                              .2500
      227,832.32                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .0950
            7.5000                         .0000

      1518954                              .2500
      174,482.98                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .0000
            7.4700                         .0000

      1519050                              .2500
      255,284.45                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                          .5950
            7.5000                         .0000

      1519057                              .2500
      448,742.21                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                          .5950
            7.5000                         .0000

      1519062                              .2500
      282,064.19                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .0000
            7.4700                         .0000

1



      1519275                              .2500
      299,161.47                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                          .5950
            7.5000                         .0000

      1519319                              .2500
      171,283.59                           .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                          .0000
            6.2200                         .0000

      1519781                              .2500
      249,312.06                           .0300
            8.5500                         .0000
            8.3000                         .0000
            8.2700                          .7700
            7.5000                         .0000

      1519834                              .2500
      281,607.91                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1519873                              .2500
      279,234.67                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                          .8450
            7.5000                         .0000

      1520054                              .2500
      328,080.41                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                          .5950
            7.5000                         .0000

      1520078                              .2500
       31,500.00                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                          .3200
            7.5000                         .0000

      1520185                              .2500
       32,000.00                           .0300
            8.6500                         .0000
            8.4000                         .0000
            8.3700                          .8700
            7.5000                         .0000

1



      1520189                              .2500
      211,200.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .2200
            7.5000                         .0000

      1520238                              .2500
      288,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .0950
            7.5000                         .0000

      1520328                              .2500
      123,406.77                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                          .8450
            7.5000                         .0000

      1520346                              .2500
      550,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .0000
            7.4700                         .0000

      1520347                              .2500
      325,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .9200
            7.5000                         .0000

      1520594                              .2500
      280,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .2200
            7.5000                         .0000

      1520951                              .2500
      163,800.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .0000
            7.2200                         .0000

      1520963                              .2500
      400,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .0000
            7.3450                         .0000

1



      1521120                              .2500
      364,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .0950
            7.5000                         .0000

      1521522                              .2500
      298,950.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                          .8450
            7.5000                         .0000

      1521589                              .2500
      250,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                          .8450
            7.5000                         .0000

      1521595                              .2500
      291,127.76                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .0000
            7.3450                         .0000

      1521720                              .2500
      171,522.45                           .0300
            8.4500                         .0000
            8.2000                         .0000
            8.1700                          .6700
            7.5000                         .0000

      1521725                              .2500
      245,569.34                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1521726                              .2500
       84,895.33                           .0300
            8.7700                         .0000
            8.5200                         .0000
            8.4900                          .9900
            7.5000                         .0000

      1521727                              .2500
      136,636.97                           .0300
            8.9700                         .0000
            8.7200                         .0000
            8.6900                         1.1900
            7.5000                         .0000

1



      1521819                              .2500
      197,620.41                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         1.0950
            7.5000                         .0000

      1521820                              .2500
      184,481.75                           .0300
            8.3500                         .0000
            8.1000                         .0000
            8.0700                          .5700
            7.5000                         .0000

      1521821                              .2500
      319,993.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .4700
            7.5000                         .0000

      1521822                              .2500
      119,663.83                           .0300
            8.3500                         .0000
            8.1000                         .0000
            8.0700                          .5700
            7.5000                         .0000

      1521823                              .2500
       69,806.51                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                          .7200
            7.5000                         .0000

      1521830                              .2500
       98,625.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                          .5950
            7.5000                         .0000

      1521831                              .2500
      113,581.64                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                          .5950
            7.5000                         .0000

      1521832                              .2500
      109,706.01                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         1.0950
            7.5000                         .0000

1



      1521845                              .2500
       27,000.00                           .0300
            8.4500                         .0000
            8.2000                         .0000
            8.1700                          .6700
            7.5000                         .0000

      1521855                              .2500
      375,000.00                           .0300
            8.2000                         .0000
            7.9500                         .0000
            7.9200                          .4200
            7.5000                         .0000

      1521856                              .2500
       68,000.00                           .0300
            8.5250                         .0000
            8.2750                         .0000
            8.2450                          .7450
            7.5000                         .0000

      1521857                              .2500
       60,000.00                           .0300
            8.3550                         .0000
            8.1050                         .0000
            8.0750                          .5750
            7.5000                         .0000

      1521858                              .2500
       35,000.00                           .0300
            8.3500                         .0000
            8.1000                         .0000
            8.0700                          .5700
            7.5000                         .0000

      1521859                              .2500
       44,100.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         1.2200
            7.5000                         .0000

      1522515                              .2500
      224,349.78                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .2200
            7.5000                         .0000

      1522789                              .2500
      124,665.92                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         1.0950
            7.5000                         .0000

1



      1522803                              .2500
      395,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .7950
            7.5000                         .0000

      1522887                              .2500
      366,550.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .1700
            7.5000                         .0000

      1522918                              .2500
      397,500.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .3450
            7.5000                         .0000

      1522927                              .2500
      364,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .4700
            7.5000                         .0000

      1523422                              .2500
      270,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                          .5950
            7.5000                         .0000

      1523587                              .2500
      540,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                          .5950
            7.5000                         .0000

      1523836                              .2500
       52,000.00                           .0300
            8.0500                         .0000
            7.8000                         .0000
            7.7700                          .2700
            7.5000                         .0000

  TOTAL NUMBER OF LOANS:      389
  TOTAL BALANCE........:        104,820,608.52


  RUN ON     : 09/27/96            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 14.08.15            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RFMSI I 1996-S19     FIXED SUMMARY REPORT      CUTOFF : 09/01/96
  POOL       : 0004219
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ------------------------------------------------------------------------------
  CURR NOTE RATE                        8.0729            6.5000      9.5000
  RFC NET RATE                          7.8229            6.2500      9.2500
  NET MTG RATE(INVSTR RATE)             7.7624            6.2200      9.2200
  POST SPREAD RATE                      7.4172            6.2200      7.5000
  SUB SERV FEE                           .2500             .2500       .2500
  MSTR SERV FEE                          .0605             .0300       .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .3452             .0000      1.7200
  STRIP                                  .0000             .0000       .0000







  TOTAL NUMBER OF LOANS:   389
  TOTAL BALANCE........:     104,820,608.52


                             ***************************
                             *      END OF REPORT      *
                             ***************************

                                    EXHIBIT G

                        FORM OF SELLER/SERVICER CONTRACT

        This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _________ day of _______, 19____, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

        WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

        NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.      INCORPORATION OF GUIDES BY REFERENCE.

        The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.      AMENDMENTS.

        This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this

Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.      REPRESENTATIONS AND WARRANTIES.

        a.     Reciprocal Representations and Warranties.

               The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

               (1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

               (2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

               (3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

               (4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

        b.     Seller/Servicer's Representations, Warranties and
Covenants.

               In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.      REMEDIES OF RESIDENTIAL FUNDING.

        If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.      SELLER/SERVICER'S STATUS AS INDEPENDENT CONTRACTOR.

        At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.      PRIOR AGREEMENTS SUPERSEDED.

        This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.      ASSIGNMENT.

        This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.      NOTICES.

        All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:


         ____________________________________

         ____________________________________

         ____________________________________

        Attention:___________________________

        Telefacsimile Number:  (___) ___-____

9.      JURISDICTION AND VENUE.

        Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.     MISCELLANEOUS.

        This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

        IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                     SELLER/SERVICER

[Corporate Seal]

                                            ____________________________________
                                                       (Name of Seller/Servicer)

By:____________________                     By:_________________________________
       (Signature)                                       (Signature)

_______________________                     By:_________________________________
       (Typed Name)                                      (Typed Name)

Title:_________________                     Title:______________________________


================================================================================

ATTEST:                                     RESIDENTIAL FUNDING CORPORATION

By:____________________                     By:_________________________________
       (Signature)                                       (Signature)

_______________________                     By:_________________________________
       (Typed Name)                                      (Typed Name)

Title:_________________                     Title:______________________________

                                    EXHIBIT H
                          FORMS OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)                        Mortgage Loan
Prepaid in Full

                                                       Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


_______________________________
Residential Funding Corporation
Authorized Signature

********************************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

               Enclosed Documents:          [ ] Promissory Note
                                            [ ] Primary Insurance Policy
                                            [ ] Mortgage or Deed of Trust
                                            [ ] Assignment(s) of Mortgage or
Deed of Trust

                                            [ ] Title Insurance Policy
                                            [ ] Other:__________________________
___________________________
Name
___________________________

Title
____________________________
Date

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF              )
                      : ss.:
COUNTY OF             )

               [NAME OF OFFICER], being first duly sworn, deposes and says:

               1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Pass-Through Certificates, Series 1996-S19, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he makes this affidavit and agreement.

               2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

               3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

               4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

               [5. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.]

               6. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

               7. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner




                                     I-1-2
holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

               8. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

               9.  The Owner's Taxpayer Identification Number is_______________.

               10. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

               11. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

               12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

               13. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

               14. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless




                                     I-1-3
of its connection with the conduct of a trade or business within the United States.



                                     I-1-4

               IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                 [NAME OF OWNER]

                                 By:___________________________________
                                    [Name of Officer]
                                    [Title of Officer]

[Corporate Seal]

ATTEST:


____________________________
[Assistant] Secretary

               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

               Subscribed and sworn before me this ____ day of ________________, 199__.


                                  _________________________________
                                  NOTARY PUBLIC

                                  COUNTY OF_________________________
                                  STATE OF__________________________
                                  My Commission expires the ____ day
                                  of _______________, 19__.


                                     I-1-5

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE

                                               __________________, 19__

Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series 1996-S19

               Re:    Mortgage Pass-Through Certificates,
                      Series 1996-S19, Class R
                      ------------------------------------
Ladies and Gentlemen:

               This letter is delivered to you in connection with the transfer by _______________________________ (the "Seller") to _______________________
(the "Purchaser") of $_____________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1996-S19, Class R (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1996 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

               2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and

Servicing Agreement as Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.

               3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

               4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                               Very truly yours,


                                               _________________________________
                                              (Seller)



                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

                                     I-2-2

                                    EXHIBIT J

                     FORM OF INVESTOR REPRESENTATION LETTER

                                   ______________, 19__

Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series 1996-S19

               RE:    Mortgage Pass-Through Certificates,
                      Series 1996-S19, Class B-
                      --------------------------------------

Ladies and Gentlemen:

               _________________________ (the "Purchaser") intends to purchase from ___________________________ (the "Seller") $_____________ Initial
Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1996-S19, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1996 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                      1. The Purchaser understands that (a) the Certificates
               have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and

               Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                      2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                      3. The Purchaser is (a) a substantial, sophisticated
               institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                      4. The Purchaser has been furnished with, and has had an
               opportunity to review (a) [a copy of the Private Placement Memorandum, dated ___________________, 19__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                      5. The Purchaser has not and will not nor has it
               authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                      [6.       The Purchaser

                                (a) is not an employee benefit or other plan
               subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
               Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

                                (b) is an insurance company, the source of funds
               to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.]

                                               Very truly yours,

                                               _________________________________

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

                                    EXHIBIT K

                    FORM OF TRANSFEROR REPRESENTATION LETTER




                                ___________, 19__



Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention: Residential Funding Corporation Series 1996-S19

               Re:    Mortgage Pass-Through Certificates,
                      Series 1996-S19, Class B-
                      ------------------------------------

Ladies and Gentlemen:

               In connection with the sale by _____ (the "Seller") to _____ (the
"Purchaser") of $    Initial Certificate Principal Balance of Mortgage
Pass-Through Certificates, Series 1996-S19, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1996 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                               Very truly yours,

                                               _________________________________

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

                                    EXHIBIT L

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

             Description of Rule 144A Securities, including numbers:
             ________________________________________________________
             ________________________________________________________
             ________________________________________________________
             ________________________________________________________


               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

               1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

               2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of September 1, 1996 among Residential Funding Corporation as Master Servicer, Residential Funding Mortgage Securities I, Inc. as depositor pursuant to Section 5.02 of the Agreement and Bankers Trust Company, as trustee, as follows:

                      a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                      b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                      c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                      d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                      e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               [3.    The Buyer

                      a. is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

                      b. is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.]

               4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


___________________________                       ______________________________
Print Name of Seller                              Print Name of Buyer

By:________________________                       By:___________________________
    Name:                                             Name:
    Title:                                            Title:

Taxpayer Identification:                              Taxpayer Identification:

No.________________________                        No.__________________________

Date:______________________                        Date:________________________

                                                            ANNEX 1 TO EXHIBIT L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

           The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

           1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

           2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

    ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

    ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

    ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

    ___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

    ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

    ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

    ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

    ___    Investment Adviser.   The Buyer is an investment adviser
           registered under the Investment Advisers Act of 1940.

    ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

    ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

    ___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or
           (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

           3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

           4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

           5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___       ___              Will the Buyer be purchasing the Rule 144A
  Yes       No               Securities only for the Buyer's own account?

           6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

           7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.



                                    ____________________________________________
                                    Print Name of Buyer

                                    By:_________________________________________
                                       Name:
                                       Title:

                                    Date:_______________________________________

                                                            ANNEX 2 TO EXHIBIT L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

               2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

               4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

               5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

               6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                               _________________________________________________
                               Print Name of Buyer

                               By:______________________________________________
                                  Name:
                                  Title:

                               IF AN ADVISER:

                               _________________________________________________
                               Print Name of Buyer

                               Date:____________________________________________

                                    EXHIBIT M

                   [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A

                                LIMITED GUARANTY]

                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

               Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

               (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

               (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X)______________________ minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and
(ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

               (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

               (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

               (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

               Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with
Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                    EXHIBIT N

                           [FORM OF LIMITED GUARANTY]

                                LIMITED GUARANTY

                 RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                       Mortgage Pass-Through Certificates
                                 Series 1996-S19

                                                            _____________, 199__

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series 1996-S19

Ladies and Gentlemen:

               WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of September 1, 1996 (the "Servicing Agreement"), among Residential Funding Mortgage Securities I, Inc. (the "Company"), Residential Funding and Bankers Trust Company (the "Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Mortgage Pass-Through Certificates, Series 1996-S19 (the "Certificates"); and

               WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

               WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

               NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

               1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with
Section 12.01 of the Servicing Agreement.

               (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

               2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

               3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

               4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

               5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

               6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

               7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

               8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                                            GENERAL MOTORS ACCEPTANCE
                                            CORPORATION



                                            By:___________________________
                                            Name:_________________________
                                            Title:________________________

Acknowledged by:

BANKERS TRUST COMPANY,
  as Trustee

By:_____________________________
Name:___________________________
Title:__________________________


RESIDENTIAL FUNDING MORTGAGE
  SECURITIES I, INC.

By:_____________________________
Name:___________________________
Title:__________________________

                                    EXHIBIT O

          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                            __________________, 19____

Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series 1996-S19

               Re:    Mortgage Pass-Through Certificates, Series
                      1996-S19 Assignment of Mortgage Loan

Ladies and Gentlemen:

               This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the "Lender")
of _______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1996 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

          (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

         (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

        (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

         (iv) such assignment is at the request of the borrower under the related Mortgage Loan.



                                Very truly yours,


                                ___________________________________________
                                (Lender)


                                 By:________________________________________
                                 Name:______________________________________
                                 Title:_____________________________________

                       EXHIBIT P

             SCHEDULE OF DISCOUNT FRACTIONS

        PRINCIPAL       NET MORTGAGE    DISCOUNT       PO
LOAN # BALANCE RATE     FRACTION        BALANCE

1519319 171,283.59      6.22    17.0666666667%  29,232.40
1517911 231,128.02      6.295   16.0666666667%  37,134.57
1517907 255,247.17      6.42    14.4000000000%  36,755.59
1518206 271,461.42      6.545   12.7333333333%  34,566.09
1517661 296,180.79      6.67    11.0666666667%  32,777.34
1517823 295,212.02      6.67    11.0666666667%  32,670.13
1517846 255,005.97      6.67    11.0666666667%  28,220.66
1517934 389,679.89      6.67    11.0666666667%  43,124.57
1517997 251,753.66      6.67    11.0666666667%  27,860.74
1517964 236,849.71      6.795   9.4000000000%   22,263.87
1519834 281,607.91      6.795   9.4000000000%   26,471.14
1491532 58,785.80       6.92    7.7333333333%   4,546.10
1516443 213,802.35      6.92    7.7333333333%   16,534.05
1517918 292,251.48      6.92    7.7333333333%   22,600.78
1517935 291,324.22      6.92    7.7333333333%   22,529.07
1518191 369,722.90      6.92    7.7333333333%   28,591.90
1511387 248,451.85      6.97    7.0666666667%   17,557.26
1518542 263,185.04      6.97    7.0666666667%   18,598.41
1474497 507,755.46      7.045   6.0666666667%   30,803.83
1508635 248,941.95      7.045   6.0666666667%   15,102.48
1517663 955,007.84      7.045   6.0666666667%   57,937.14
1517914 649,395.21      7.045   6.0666666667%   39,396.64
1517945 147,681.60      7.045   6.0666666667%   8,959.35
1517976 355,562.38      7.045   6.0666666667%   21,570.78
1518003 246,136.05      7.045   6.0666666667%   14,932.25
1518023 141,615.41      7.045   6.0666666667%   8,591.33
1518045 243,760.21      7.045   6.0666666667%   14,788.12
1518051 242,433.74      7.045   6.0666666667%   14,707.65
1477970 133,897.98      7.095   5.4000000000%   7,230.49
1517674 217,994.23      7.17    4.4000000000%   9,591.75
1517677 248,485.20      7.17    4.4000000000%   10,933.35
1517898 277,447.19      7.17    4.4000000000%   12,207.68
1517910 275,718.61      7.17    4.4000000000%   12,131.62
1517917 201,438.64      7.17    4.4000000000%   8,863.30
1517988 225,219.72      7.17    4.4000000000%   9,909.67
1518001 594,529.71      7.17    4.4000000000%   26,159.31
1518039 445,104.59      7.17    4.4000000000%   19,584.60
1518048 292,591.14      7.17    4.4000000000%   12,874.01
1518049 426,633.30      7.17    4.4000000000%   18,771.87
1518053 307,173.69      7.17    4.4000000000%   13,515.64
1512090 247,450.40      7.22    3.7333333333%   9,238.15
1512506 159,516.78      7.22    3.7333333333%   5,955.29
1512790 266,376.16      7.22    3.7333333333%   9,944.71
1513696 282,776.18      7.22    3.7333333333%   10,556.98
1515237 421,554.11      7.22    3.7333333333%   15,738.02
1517689 124,622.48      7.22    3.7333333333%   4,652.57
1520951 163,800.00      7.22    3.7333333333%   6,115.20
1495518 110,989.92      7.295   2.7333333333%   3,033.72
1502426 262,714.97      7.295   2.7333333333%   7,180.88
1517665 263,704.70      7.295   2.7333333333%   7,207.93
1517899 458,634.70      7.295   2.7333333333%   12,536.02
1517906 596,404.05      7.295   2.7333333333%   16,301.71
1517913 493,968.54      7.295   2.7333333333%   13,501.81
1517962 738,654.97      7.295   2.7333333333%   20,189.90
1517968 245,763.40      7.295   2.7333333333%   6,717.53
1517973 252,875.31      7.295   2.7333333333%   6,911.93
1517989 227,378.40      7.295   2.7333333333%   6,215.01
1517996 393,949.32      7.295   2.7333333333%   10,767.95
1518011 294,321.51      7.295   2.7333333333%   8,044.79
1518324 384,481.80      7.295   2.7333333333%   10,509.17
1509654 395,117.68      7.345   2.0666666667%   8,165.77
1511599 520,265.31      7.345   2.0666666667%   10,752.15
1520963 400,000.00      7.345   2.0666666667%   8,266.67
1521595 291,127.76      7.345   2.0666666667%   6,016.64
1502419 287,413.01      7.42    1.0666666667%   3,065.74
1513901 638,290.08      7.42    1.0666666667%   6,808.43
1516126 49,554.98      .42      1.0666666667%   528.59
1516456 258,715.16      7.42    1.0666666667%   2,759.63
1517672 275,313.96      7.42    1.0666666667%   2,936.68
1517679 299,113.67      7.42    1.0666666667%   3,190.55
1517919 138,125.72      7.42    1.0666666667%   1,473.34
1517922 257,672.79      7.42    1.0666666667%   2,748.51
1517925 334,008.21      7.42    1.0666666667%   3,562.75
1517946 280,475.46      7.42    1.0666666667%   2,991.74
1517959 397,628.81      7.42    1.0666666667%   4,241.37
1517963 494,033.66      7.42    1.0666666667%   5,269.69
1517982 118,282.17      7.42    1.0666666667%   1,261.68
1518010 308,276.97      7.42    1.0666666667%   3,288.29
1518017 221,327.07      7.42    1.0666666667%   2,360.82
1518025 64,817.21       7.42    1.0666666667%   691.38
1518194 143,022.72      7.42    1.0666666667%   1,525.58
1518321 385,282.10      7.42    1.0666666667%   4,109.68
1508355 99,407.20       7.47    0.4000000000%   397.63
1511669 350,708.61      7.47    0.4000000000%   1,402.83
1513699 321,109.70      7.47    0.4000000000%   1,284.44
1513783 282,316.48      7.47    0.4000000000%   1,129.27
1516434 218,478.45      7.47    0.4000000000%   873.91
1518954 174,482.98      7.47    0.4000000000%   697.93
1519062 282,064.19      7.47    0.4000000000%   1,128.26
1520346 550,000.00      7.47    0.4000000000%   2,200.00

        $27,283,827.45          4.2407786953%   $1,157,046.74